EXHIBIT 10.1

Confidential

Executed Version

Certain identified information has been excluded from this exhibit because such information both (i) is not material and (ii) is customarily and actually treated as private or confidential. Excluded information is indicated with brackets and asterisks.

COLLABORATION AND LICENSE AGREEMENT BETWEEN

REGENXBIO INC. AND

NIPPON SHINYAKU CO., LTD.

DATED AS OF JANUARY 14, 2025

TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS 1

ARTICLE 2 EFFECTIVENESS OF THIS AGREEMENT 1

2.1.
Effective Date 1
2.2.
Antitrust Cooperation 2
2.3.
Delay in Effective Date 4

ARTICLE 3 DEVELOPMENT AND REGULATORY ACTIVITIES 4

3.1.
Development Activities 4
3.2.
Development Plans 4
3.3.
121 Licensed Product Development Expenses 5
3.4.
111 Licensed Product Development Expenses 6
3.5.
Records and Expenses 7
3.6.
Development Subcontracting 7
3.7.
Regulatory Approvals and Communications 7
3.8.
Recalls, Suspensions or Withdrawals 9
3.9.
Pharmacovigilance Agreement 10
3.10.
Global Safety Database 10
3.11.
Call Center 10
3.12.
Development Reports 10

ARTICLE 4 COMMERCIALIZATION 11

4.1.
Commercialization Activities 11
4.2.
Diligence 11
4.3.
Commercialization Plans 11
4.4.
Commercialization Records, Materials and Updates 11

4.5.
Commercialization Costs; Booking of Sales; Distribution; Trademarks 12
4.6.
Early Access Programs 13
4.7.
Compliance with Applicable Law 13
4.8.
Markings 13
4.9.
Governmental Markings 13

ARTICLE 5 MANUFACTURING AND SUPPLY 14

5.1.
Clinical Supply 14
5.2.
Commercial Supply 14
5.3.
Manufacturing Subcontracting 18

ARTICLE 6 EXCLUSIVITY AND RIGHT OF FIRST NEGOTIATION 18

6.1.
Exclusivity 18
6.2.
[****] 19
6.3.
[****] 19

ARTICLE 7 GOVERNANCE 20

7.1.
Joint Steering Committee 20
7.2.
Meetings and Minutes 21
7.3.
Procedural Rules 22
7.4.
Dispute Resolution 22
7.5.
Limitations on Authority 23
7.6.
Alliance Managers 23
7.7.
Discontinuation; Disbandment; Annual Reports 23

ARTICLE 8 PAYMENTS AND RECORDS 23

8.1.
Upfront Payment 24
8.2.
Development and Regulatory Milestones 24
8.3.
Royalties 26

8.4.
Priority Review Vouchers 27
8.5.
Calculation of Allowable Development Expenses 28
8.6.
Mode of Payment 28
8.7.
Reimbursement 28
8.8.
Taxes 29
8.9.
Interest on Late Payments 30
8.10.
Financial Records 31
8.11.
Audit 31
8.12.
Audit Dispute 32

ARTICLE 9 INTELLECTUAL PROPERTY 32

9.1.
License Grants to Nippon Shinyaku 32
9.2.
[****] 32
9.3.
Government Rights 34
9.4.
Sublicensing 34
9.5.
License Grants and Right of Reference to REGENX 35
9.6.
Obligations Under REGENX Licensor Agreements 36
9.7.
Ownership and Disclosure of Intellectual Property 36
9.8.
Prosecution 40
9.9.
Infringement Actions Against Third Parties 42
9.10.
Defense of Infringement Claims 46
9.11.
Invalidity or Unenforceability Defenses or Actions 47
9.12.
Third Party Patent Rights 48
9.13.
Trademarks 49
9.14.
[****] 50

ARTICLE 10 CONFIDENTIALITY AND NON-DISCLOSURE 50

10.1.
Confidentiality Obligations 50
10.2.
Permitted Disclosures 52
10.3.
Use of Name 53
10.4.
Public Announcements 54
10.5.
Publications 54
10.6.
Return of Confidential Information 55

ARTICLE 11 REPRESENTATIONS AND WARRANTIES 55

11.1.
Mutual Representations and Warranties 55
11.2.
Additional Representations and Warranties of REGENX 56
11.3.
Additional Representations and Warranties of Nippon Shinyaku 57
11.4.
DISCLAIMER OF WARRANTIES 58
11.5.
Anti-Bribery and Anti-Corruption Compliance 58

ARTICLE 12 INDEMNITY 59

12.1.
Indemnification of REGENX 59
12.2.
Indemnification of Nippon Shinyaku 59
12.3.
Indemnification Procedures 60
12.4.
Special, Indirect and Other Losses; Limitations of Liability 60
12.5.
Insurance 61
12.6.
[****] 61

ARTICLE 13 TERM AND TERMINATION 62

13.1.
Term and Expiration 62
13.2.
Termination 62
13.3.
Rights in Bankruptcy 63
13.4.
Remedy in Lieu of Termination for REGENX’s Material Breach 64
13.5.
Consequences of Termination 65

13.6.
Remedies 67
13.7.
Accrued Rights; Surviving Obligations 67

ARTICLE 14 MISCELLANEOUS 68

14.1.
Force Majeure 68
14.2.
Compliance with Law and Export Control; Transparency Reporting Requirements 68
14.3.
Assignment 69
14.4.
Severability 69
14.5.
Dispute Resolution 69
14.6.
Governing Law 70
14.7.
Notices 70
14.8.
Entire Agreement; Amendments 71
14.9.
English Language 72
14.10.
Equitable Relief 72
14.11.
Waiver and Non-Exclusion of Remedies 72
14.12.
No Benefit to Third Parties 72
14.13.
Further Assurances 73
14.14.
Relationship of the Parties 73
14.15.
Non-Solicitation of Employees 73
14.16.
References 73
14.17.
Data Practices Act 73
14.18.
Construction 73
14.19.
Counterparts 74

SCHEDULES

Schedule 1 (Definitions) Schedule 1.44 (Corporate Names) Schedule 1.75 (GSK Patents)

Schedule 1.104 (NAV Platform Patents) Schedule 1.124 (Penn Patents)

Schedule 1.135 (Product Trademarks) Schedule 1.146 (REGENX Existing Patents) Schedule 1.187 (UM Patents)

Schedule 3.2 (REGENX Development Plans) Schedule 3.3(b) (121 Study Cap)

Schedule 3.4(b) (111 Study Cap)

Schedule 4.3 (121 Licensed Product Initial Summary Commercialization Strategy) Schedule 5.2.2(a) (Commercial Supply Terms)

Schedule 5.2.2(b) (Price Triggers for Tech Transfer) Schedule 10.4 (Press Releases)

Schedule 11.2(e) (Licensed and Other Rights Granted to Third Parties) Schedule 11.2(g) (REGENX Licensor Agreements)

vi

COLLABORATION AND LICENSE AGREEMENT

This Collaboration and License Agreement (the “Agreement”) is made and entered into effective as of January 14, 2025 (the “Execution Date”) by and between REGENXBIO Inc., a corporation organized under the laws of the State of Delaware, with an address at 9804 Medical Center Drive, Rockville, Maryland 20850 (“REGENX”) and Nippon Shinyaku Co., Ltd., a limited liability company organized under the laws of Japan, with an address at 14, Nishinosho-monguchi- cho, Kisshoin, Minami-ku, Kyoto 601-8550 (“Nippon Shinyaku”). REGENX and Nippon Shinyaku are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

Recitals

WHEREAS, REGENX has developed RGX-111 and RGX-121 (each, as defined herein);

WHEREAS, REGENX owns and controls certain REGENX Patents (as defined herein) and REGENX Know-How (as defined herein) and other intellectual property rights with respect to RGX-111 and RGX-121 in the Territory (as defined herein), as well as methods for its administration, manufacture and therapeutic uses; and

WHEREAS, REGENX and Nippon Shinyaku wish to collaborate with respect to the Exploitation (as defined herein) of the Licensed Products (as defined herein) in the Licensed Field (as defined herein) in the Territory in accordance with and subject to the terms and conditions set forth below; and;

WHEREAS, Nippon Shinyaku desires to obtain from REGENX, and REGENX desires to grant to Nippon Shinyaku, an exclusive license under the REGENX Patents and REGENX Know- How under the terms set forth herein to Exploit the Licensed Products in the Licensed Field in the Territory.

NOW, THEREFORE, in consideration of the premises and the mutual promises and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

ARTICLE 1 DEFINITIONS

Unless otherwise specifically provided herein, capitalized terms used in this Agreement shall have the meanings attributed to them in Schedule 1 (Definitions).

ARTICLE 2 EFFECTIVENESS OF THIS AGREEMENT

2.1.
Effective Date. Notwithstanding anything to the contrary in this Agreement, except for the provisions of Article 1, this Article 2, Article 10, Article 11, and Article 14, which shall take effect as of the Execution Date, this Agreement shall not be binding on the Parties or otherwise take effect until the Effective Date. As used herein, “Effective Date” means the first

Business Day following such time as all of the following express conditions precedent to the effectiveness of this Agreement have been satisfied, including any and all of the following conditions that relate to the HSR Act and any other applicable Competition Laws:

(a)
the Parties shall have complied with all applicable requirements of the HSR Act and any applicable Competition Laws in connection with this Agreement;
(b)
any applicable waiting or suspension period under the HSR Act and any applicable Competition Laws shall have expired or been terminated early, and any necessary authorizations, consents or approvals under any applicable Competition Laws shall have been obtained; and
(c)
no injunction (whether temporary, preliminary or permanent) prohibiting consummation of the transactions contemplated by this Agreement or any material portion hereof is in effect.
2.2.
Antitrust Cooperation.
2.2.1.
Obligations. Both Parties shall (a) promptly file, if applicable, following the Execution Date (and in any event, within a reasonable period after the Execution Date [****]), their respective notification and report forms with the FTC and DOJ pursuant to the HSR Act and (b) make all mandatory filings (if any) required of it or any of its Affiliates under any other applicable Competition Laws in connection with this Agreement and the transactions contemplated hereby as soon as practicable, but in any event no later than [****] following the Effective Date, it being understood that such filing(s) may be made in draft where the submission of a draft filing is customary. With regard to all filings made pursuant to any applicable Competition Law or any other inquiries from a Governmental Authority related to the transactions contemplated by this Agreement, [****]. Each Party shall promptly inform the other Party of any communication (whether oral or written) made to, or received by, such Party from any Governmental Authority regarding any of the transactions contemplated hereby, and promptly provide a copy of any such written communication, or a summary of any such oral communication, to the other Party.
2.2.2.
Best Efforts.
(a)
Each of the Parties agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including preparing and filing as promptly as practicable documentation to effect all necessary notifications, consents, waivers, approvals and authorizations with or from Governmental Authorities. Without limiting the generality of the Parties undertakings pursuant to Section 2.2.1, neither Party shall have any obligation to agree to any behavioral or structural remedy or to litigate. The Parties further represent and covenant that, as of the date hereof and for the Term of this Agreement, neither has any pre- clinical or clinical program in development indicated for MPS I or MPS II other than, in the case of REGENX, the Licensed Products.
(b)
All analyses, appearances, meetings, discussions,

presentations, memoranda, briefs, filings, arguments, and proposals made by or on behalf of either Party before any Governmental Authority or the staff or regulators of any Governmental Authority in connection with the transactions contemplated hereby shall be disclosed to the other Party in advance of any filing, submission or attendance, it being the intent that the Parties will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any such analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals. Each Party shall not participate in any non-ministerial communication, meeting, discussion, appearance or contact with any Governmental Authority or the staff or regulators of any Governmental Authority in connection with the transactions contemplated hereby unless it consults with the other Party in advance and, to the extent not prohibited by such Governmental Authority, gives the other Party the opportunity to attend and participate. Nothing in this Section 2.2.2(b) shall require (i) either Party to furnish copies of its respective filing under the HSR Act to the other Party, (ii) either Party to provide any Confidential Information contained in any other filing under applicable Competition Laws, or (iii) REGENX to provide access to, or disclose any information to, Nippon Shinyaku or any of its Affiliates if such access or disclosure, in the good faith reasonable belief of REGENX, (x) would cause significant competitive harm to REGENX if the activities contemplated hereby are not consummated, (y) would result in the waiver of any legal privilege, or (z) would be in violation of Applicable Laws or the provisions of any agreement to which REGENX is a party; provided further, however, and for avoidance of doubt, each Party shall be mutually responsible for all substantive communications and strategic and timing decisions relating to any applicable engagement with any Governmental Authority or private party with respect to any applicable Competition Laws.
2.2.3.
Costs. [****]

2.3.
Delay in Effective Date. In the event that each of the conditions precedent to the Effective Date specified in Section 2.1 are not satisfied within [****] after the Execution Date, then either Party may terminate this Agreement and rescind its obligation to enter into the transactions contemplated by this Agreement upon written notice to the other Party, and all provisions of this Agreement shall be of no force or effect.

ARTICLE 3

DEVELOPMENT AND REGULATORY ACTIVITIES

3.1.
Development Activities.
3.1.1.
Development Rights. As between the Parties, (a) REGENX shall have the sole right and obligation to Develop Licensed Compounds and Licensed Products in the Licensed Field in the United States, including with respect to any Confirmatory Study required by the FDA for Full Approval of a Licensed Product and (b) Nippon Shinyaku shall have the sole right and obligation to Develop Licensed Compounds and Licensed Products in the Licensed Field in the Asia Territory, including with respect to any Confirmatory Evidence Activities required by a Regulatory Authority of such respective countries for Full Approval of a Licensed Product.
3.1.2.
Development Diligence Obligations.
(a)
Subject to the terms and conditions of this Agreement, commencing on the Effective Date, REGENX shall use Commercially Reasonable Efforts to Develop, with the goal of receiving Regulatory Approval, one (1) 121 Licensed Product and one

(1) 111 Licensed Product in the Licensed Field in the United States.

(b)
Subject to the terms and conditions of this Agreement,
(c)
commencing on the Effective Date, Nippon Shinyaku shall use Commercially Reasonable Efforts to Develop, with the goal of receiving Regulatory Approval, one (1) 121 Licensed Product and one

(1) 111 Licensed Product in the Licensed Field in Japan. For the avoidance of doubt, Nippon Shinyaku has the full discretion to decide whether to proceed with the Development of 121 Licensed Product or 111 Licensed Product in the Licensed Field in each country in the Asia Territory other than Japan.

3.1.3.
Development Plan Activities. Each Party shall use Commercially Reasonable Efforts to perform its Development activities as set forth in each Development Plan, in accordance with the timelines set forth in such Development Plan. In addition, each Party shall perform or cause to be performed its Development activities under the Development Plans in a good scientific manner and in compliance with Applicable Law. For clarity, no material Development activities relating to any Licensed Product for use in the Licensed Field in the Territory shall be conducted by or on behalf of either Party except as set forth in the Development Plans.
3.2.
Development Plans.
(a)
The Development Plans for each of the 111 Licensed Product and 121 Licensed Product in the United States are attached hereto as Schedule 3.2 and describe the activities for the initial Development of such Licensed Products for use in the Licensed Field in the United States. REGENX shall have the right, without seeking Nippon Shinyaku’s approval, to amend or otherwise make operational decisions that implement the Development Plans.
(b)
Nippon Shinyaku shall, (i) with respect to Japan, by the [****] of the Effective Date and (ii) with respect to all other countries in the Asia Territory, at such time [****].
3.3.
121 Licensed Product Development Expenses.
(a)
Beginning on the Effective Date and subject to Section 3.3(b), REGENX shall be solely responsible for all Allowable Development Expenses incurred with respect to the Development of the 121 Licensed Product for use in the Licensed Field in the United States (including, by way of example and not limitation, submission of and related filings to the BLA for Accelerated Approval and related regulatory activities, as well as conducting any non-clinical study or Confirmatory Study, or creating necessary CMC Data, required by the FDA for Full Approval of the 121 Licensed Product), as set forth in the Development Plan. Notwithstanding the foregoing, beginning on the Effective Date, Nippon Shinyaku shall be solely responsible for all Allowable Development Expenses under Section 1.12(f) incurred with respect to 121 Licensed Products in the United States.
(b)
In no event shall Allowable Development Expenses incurred with respect to Confirmatory Evidence Activities for the 121 Licensed Product in the United States, including all Allowable Development Expenses under Section 1.12(d) incurred in connection therewith, exceed the amount set forth on Schedule 3.3(b) in the aggregate (the “121 Study Cap”) during the Term. The Parties understand and agree that the 121 Study Cap excludes Allowable

Development Expenses under Section 1.12(f) incurred with respect to 121 Licensed Products for use in the United States. [****].
(c)
Nippon Shinyaku shall be solely responsible for all costs and expenses incurred by Nippon Shinyaku in connection with the Development of the 121 Licensed Product for use in the Licensed Field in the Asia Territory, including with respect to the filing of INDs and related regulatory activities. During the Development of the 121 Licensed Product for use in the Licensed Field in the Asia Territory, REGENX agrees to provide reasonable assistance and cooperation to Nippon Shinyaku and its Affiliates (or their designees) as reasonably requested by Nippon Shinyaku without any charge to Nippon Shinyaku for up to [****] and, thereafter, at Nippon Shinyaku’s [****].
3.4.
111 Licensed Product Development Expenses.
(a)
Beginning on the Effective Date and subject to Section 3.4(b), REGENX shall be solely responsible for all Allowable Development Expenses incurred with respect to the Development of the 111 Licensed Product for use in the Licensed Field in the United States (including, by way of example and not limitation, any Pivotal Clinical Trial, submission of the BLA for Accelerated Approval and related regulatory activities, as well as conducting any Confirmatory Study, or creating necessary CMC Data, required by the FDA for Full Approval of the 111 Licensed Product), as set forth in the Development Plan. Notwithstanding the foregoing, beginning on the Effective Date, Nippon Shinyaku shall be solely responsible for all Allowable Development Expenses under Section 1.12(f) incurred with respect to 111 Licensed Products in the United States.
(b)
In no event shall Allowable Development Expenses incurred with respect to Development of the 111 Licensed Product in the United States exceed the amount set forth on Schedule 3.4(b) in the aggregate (the “111 Study Cap”) during the Term. The Parties understand and agree that the 111 Study Cap excludes Allowable Development Expenses under Section 1.12(f) incurred with respect to 111 Licensed Products for use in the United States. [****].
(c)
Nippon Shinyaku shall be solely responsible for all costs and expenses incurred by Nippon Shinyaku in connection with the Development of the 111 Licensed Product for use in the Licensed Field in the Asia Territory, including with respect to the filing of INDs and related regulatory activities. During the Development of the 111 Licensed Product for use in the Licensed Field in the Asia Territory, REGENX agrees to provide reasonable assistance and cooperation to Nippon Shinyaku and its Affiliates (or their designees) as reasonably requested by Nippon Shinyaku without any charge to Nippon Shinyaku for up [****]and, thereafter, at Nippon Shinyaku’s [****].

3.5.
Records and Expenses.
3.5.1.
Development Records. Each Party shall, and shall cause its Affiliates and its and their sublicensees and Third Party subcontractors to, maintain, in good scientific manner, complete and accurate books and records pertaining to Development of Licensed Products for use in the Licensed Field in the Territory (“Development Records”), in sufficient detail to verify compliance with such Party’s obligations under this Agreement, including, with respect to REGENX, its obligation use Commercially Reasonable Efforts to keep Allowable Development Expenses within the applicable Budget and 121 Study Cap and 111 Study Cap. The other Party shall have the right, during normal business hours and upon reasonable notice, to inspect and copy all Development Records maintained pursuant to this Section 3.5.1; provided that the other Party shall maintain such records and information disclosed therein in confidence in accordance with Article 10. If, during such inspection, the other Party discovers any discrepancy with the first Party’s obligations under this Agreement or any other issue that needs to be resolved between the Parties, the other Party shall inform the first Party thereof and the Parties shall mutually discuss the same at the JSC.
3.5.2.
Development Expenses. REGENX shall record and account for its FTE Costs and Out-of-Pocket Costs for the Development activities, in each case, in a manner that allocates costs to the extent possible to a specific activity in the Development Plan. Out-of- Pocket Costs allocable to Allowable Development Expenses, but otherwise included within FTE Costs, shall not be charged separately as Allowable Development Expenses.
3.6.
Development Subcontracting. Each Party shall have the right to subcontract its Development activities to a Third Party; provided that (a) no such permitted subcontracting shall relieve such Party of any obligation (except to the extent satisfactorily performed by such subcontractor) or any liability hereunder and such Party shall be and remain fully responsible and liable therefor and (b) the agreement pursuant to which such Party engages any Third Party subcontractor shall (i) be consistent in all material respects with the applicable terms and conditions of this Agreement, (ii) contain terms obligating such subcontractor to comply with the confidentiality, intellectual property and all other relevant provisions of this Agreement, and (iii) contain terms obligating such subcontractor to permit the other Party rights of inspection, access and audit substantially similar to those provided to such other Party in this Agreement and (iv) within [****] after entering into a material subcontract or an amendment thereof, such Party shall provide a complete, unredacted copy of the subcontract or amendment, as applicable, written in the English language (or local languages with machine English translations in case of the Asia Territory) for the other Party’s records; provided further that such Party may provide a copy of the subcontract or amendment, as applicable, to the other Party with commercially sensitive or confidential information redacted that is neither reasonably necessary to confirm such Party’s compliance with this Agreement nor specific to the Licensed Products or, in the case of REGENX, the REGENX Technology.
3.7.
Regulatory Approvals and Communications.
3.7.1.
Responsibility for Regulatory Approvals in the U.S. [****]
3.7.2.
Responsibility for Regulatory Approvals in the Asia Territory. [****]
3.7.3.
Communications with Regulatory Authorities. [****]
3.7.4.
Regulatory Filings. [****]
3.7.5.
Regulatory Costs. For clarity, (a) any Allowable Development Expenses that exceed the 121 Study Cap or 111 Study Cap, as applicable, incurred by REGENX to conduct the regulatory activities contemplated under this Section 3.7 shall be borne in accordance with Section 3.3(b) or Section 3.4(b), as applicable and (b) any costs and expenses incurred by Nippon Shinyaku in the Asia Territory to conduct the regulatory activities contemplated under this Section 3.7 shall be borne by Nippon Shinyaku in accordance with Section 3.3(c) or Section 3.4(c), as applicable.
3.8.
Recalls, Suspensions or Withdrawals. Each Party shall notify the other Party promptly (but in no event later than [****] following its determination that any event, incident or circumstance has occurred that may result in the need for a recall, market suspension or market withdrawal of a Licensed Product for use in the Licensed Field in the Territory and shall include in such notice the reasoning behind such determination and any supporting facts. As between the Parties, (a) REGENX shall have the right to make the final determination of whether to voluntarily implement any such recall, market suspension or market withdrawal of a Licensed Product for use in the Licensed Field in the United States, and (b) Nippon Shinyaku shall have the right to make the final determination of whether to voluntarily implement any such recall, market suspension or market withdrawal of a Licensed Product for use in the Licensed Field in the Asia Territory (such implementing Party, as applicable, the “Recalling Party”); provided that prior to any implementation of such a recall, market suspension or market withdrawal, the Recalling Party shall consult with the other Party and shall consider the other Party’s comments in good faith. If a recall, market suspension or market withdrawal is mandated by a Regulatory Authority in the Territory, as between the Parties, the Recalling Party shall initiate such recall, market suspension or market withdrawal in compliance with Applicable Law. For all recalls, market suspensions or market withdrawals undertaken pursuant to this Section 3.8, as between the Parties, the Recalling Party shall be solely responsible for the execution thereof. Subject to Sections 12.1 and 12.2, in the event that a recall, market suspension, or market withdrawal resulted solely and directly from an event, incident or circumstance related to REGENX’s Manufacture of a Licensed Product and not from Nippon Shinyaku’s or its Affiliate’s breach of an obligation under this Agreement or the Commercial Supply Agreement or related quality agreement, REGENX shall bear all documented, reasonable and customary Out-of-Pocket Costs directly incurred by the Recalling Party in connection with conducting such recall, market suspension, or market withdrawal. All documented, reasonable and customary Out-of-Pocket Costs incurred by the Parties in connection with conducting a recall, market suspension or market withdrawal of a Licensed Product solely and directly resulting from Commercialization in the Licensed Field in the Territory will be borne solely by Nippon Shinyaku. In the event the cause of a recall, market suspension, or market withdrawal is not solely and directly due to either an event, incident or circumstance related to REGENX’s Manufacture of a Licensed Product or Nippon Shinyaku’s Commercialization in the Licensed Field in the Territory, then the documented, reasonable and customary Out-of-Pocket Costs incurred by the Parties in connection with conducting such recall, market suspension, or market withdrawal shall be equally shared between the Parties; provided that, any disputes with respect to the foregoing shall be resolved in accordance with Section 14.5.

3.9.
Pharmacovigilance Agreement. REGENX shall conduct pharmacovigilance for the Licensed Products in the Territory at its sole responsibility and expense (which shall be an Allowable Development Expense). [****], the Parties will execute a pharmacovigilance agreement on [****] that will provide, among other things, [****] guidelines and procedures for the receipt, investigation, recordation, communication, and exchange (as between the Parties) of adverse event reports and any other information as determined by the Parties. Such guidelines and procedures shall be in accordance with, and enable the Parties to comply with and fulfill, Applicable Law and local and national regulatory reporting obligations to Regulatory Authorities and other Governmental Authorities in the Territory.
3.10.
Global Safety Database. REGENX shall establish, hold and maintain the global safety database for each Licensed Product for use in the Licensed Field. Costs associated with maintaining the global safety databases shall be considered Allowable Development Expenses, except for those costs and expenses incurred in connection with conducting long-term follow-up of patients dosed with Commercial Supply of Licensed Products in connection with a Commercial Sale, which costs and expenses shall be the sole responsibility of Nippon Shinyaku. Nippon Shinyaku shall provide REGENX with information in the Control of Nippon Shinyaku as necessary for REGENX to comply with its pharmacovigilance responsibilities in the Territory in the form reasonably requested by REGENX. [****].
3.11.
Call Center. REGENX shall be responsible for setting up and operating a call center to receive any inquiry or information related to the Licensed Products, and for post- marketing surveillance, within the Territory and in accordance with Applicable Law at Nippon Shinyaku’s sole expense.
3.12.
Development Reports. The status, progress and results of Development activities pursuant to this Agreement shall be discussed at meetings of the JSC. At least [****] before regularly scheduled JSC meetings in the [****], each Party shall provide the JSC with a high-level written report detailing its Development activities hereunder and the results thereof, as well as an update on Development activities to be conducted in the near future, covering subject matter at a level of detail reasonably requested by the other Party and sufficient to enable the other Party to determine the Developing Party’s compliance with its obligations pursuant to this Article 3. Specifically, such report shall include information on whether REGENX is keeping Development costs within the applicable Budget and 121 Study Cap and 111 Study Cap, as applicable, and, if it seems as if such limits may be exceeded, measures that REGENX is considering to reduce costs. In addition, each Party shall make available to the other Party such additional information about its Development activities hereunder as may be reasonably requested by the other Party from time to time.

ARTICLE 4 COMMERCIALIZATION

4.1.
Commercialization Activities. Subject to the remainder of this Article 4, as between the Parties, Nippon Shinyaku shall have the sole right to Commercialize Licensed Products in the Licensed Field throughout the Territory. For the avoidance of doubt, REGENX shall, subject to its obligations under Section 6.2, have the sole right to Commercialize Licensed Products in the Licensed Field outside of the Territory.
4.2.
Diligence. Following receipt of Regulatory Approval for a Licensed Product in the United States, Japan [****], Nippon Shinyaku shall use Commercially Reasonable Efforts to (a) Commercialize such Licensed Product in the Licensed Field in such country so as to maximize Net Sales throughout such country, and (b) Commercialize each such Licensed Product in accordance with the Commercialization Plan for such Licensed Product. [****].
4.3.
Commercialization Plans. The initial brief summary for the Commercialization strategy for 121 Licensed Products in the United States is attached hereto as Schedule 4.3, the high level plan and Budget for Commercialization of 121 Licensed Products in the United States shall be provided to REGENX by Nippon Shinyaku within [****] (each such plan, a “Commercialization Plan”). The initial Commercialization Plans shall cover [****] of Commercialization activities after the First Commercial Sale of each such Licensed Product in such country in the Territory and shall include: [****]. The JSC shall review each Commercialization Plan at [****] and shall discuss and approve any amendments to such Commercialization Plans.
4.4.
Commercialization Records, Materials and Updates.
4.4.1.
Commercialization Records. Without limiting Section 8.10, Nippon Shinyaku shall maintain complete and accurate books and records pertaining to its Commercialization of Licensed Products hereunder, in sufficient detail to verify compliance with
4.4.2.
its obligations under this Agreement, which books and records shall be in compliance with Applicable Law and properly reflect all work done and results achieved in the performance of its Commercialization activities. Such records shall be retained by Nippon Shinyaku for at least [****] after the expiration or termination of this Agreement in its entirety and, if applicable, Post- Termination Period, or for such longer period as may be required by Applicable Law. REGENX shall have the right, during normal business hours and upon reasonable notice, to inspect and copy all such books and records maintained by Nippon Shinyaku pursuant to this Section 4.4.1; provided that REGENX shall maintain such records and information disclosed therein in confidence in accordance with Article 10.
4.4.3.
Commercialization Materials. Upon REGENX’s reasonable written request, Nippon Shinyaku shall promptly provide to REGENX copies of any materials, including Promotional Materials, used by Nippon Shinyaku to Commercialize Licensed Products in the Licensed Field in the Territory and necessary or reasonably useful for REGENX, its Affiliates, sublicensees or designees to support Early Access Programs or Commercialize Licensed Products in the Licensed Field outside of the Territory, and Nippon Shinyaku hereby grants REGENX an exclusive, sublicensable, royalty-free right and license to use such materials to enable Early Access Programs and Commercialize Licensed Products in the Licensed Field outside of the Territory. Upon Nippon Shinyaku’s reasonable written request, REGENX shall promptly provide to Nippon Shinyaku copies of any materials, including Promotional Materials, used to Commercialize Licensed Products in the Licensed Field outside of the Territory and necessary or reasonably useful for Nippon Shinyaku to Commercialize Licensed Products in the Licensed Field in the Territory, and REGENX hereby grants Nippon Shinyaku an exclusive, sublicensable, royalty- free right and license to use such materials to enable Early Access Programs and Commercialize Licensed Products in the Licensed Field in the Territory.
4.4.4.
Commercialization Updates. Without limiting Section 4.4.1, for the time period during which Nippon Shinyaku is conducting Commercialization activities hereunder, Nippon Shinyaku shall update the JSC at each regularly scheduled meeting of the JSC regarding its Commercialization activities with respect to the Licensed Products in the Licensed Field in the Territory. Each such update will summarize Nippon Shinyaku’s significant Commercialization activities with respect to Licensed Products in the Licensed Field in the Territory to the extent that Nippon Shinyaku has the right to disclose such information to REGENX without violating any confidentiality or other obligations to any Third Party. In addition, on [****]., Nippon Shinyaku shall deliver to REGENX a written report of Nippon Shinyaku’s efforts and plans to Commercialize Licensed Products in the Licensed Field in the Territory.
4.5.
Commercialization Costs; Booking of Sales; Distribution; Trademarks.
4.5.1.
Commercialization Costs. As between the Parties, Nippon Shinyaku shall be responsible for all costs and expenses (a) incurred by Nippon Shinyaku in connection with the Commercialization of Licensed Products in the Licensed Field in the Territory [****].
4.5.2.
Booking of Sales; Distribution. Nippon Shinyaku shall, in accordance with the Commercialization Plans, invoice and book Net Sales, establish all terms of sale (including pricing and discounts) and distribute Licensed Products for use in the Licensed Field in the Territory and perform or cause to be performed all related services. Subject to Section 3.8, Nippon Shinyaku shall be responsible for conducting and managing all returns, recalls, suspensions or withdrawals, order processing, invoicing, collection, distribution and inventory management with respect to Licensed Products for use in the Licensed Field in the Territory. In no event shall Nippon Shinyaku, its Affiliates or Sublicensees Commercialize any Licensed Products as part of a bundle or multiple product offering, discount or price.
4.5.3.
Trademarks. Notwithstanding anything to the contrary in this Agreement, including Section 7.4, Nippon Shinyaku shall only use the Product Trademarks, and no other Trademarks, to Commercialize Licensed Products in the Licensed Field in the Territory, to the extent the Product Trademarks have not been rejected by a Regulatory Authority in a country in the Territory; provided that, if a Product Trademark for a Licensed Product is rejected by a Regulatory Authority in a country in the Territory, Nippon Shinyaku may select, in its sole discretion, the Nippon Shinyaku Product Trademark to Commercialize such Licensed Product in the Licensed Field in such country.
4.6.
Early Access Programs. Nippon Shinyaku shall be permitted to undertake Early Access Programs for the Licensed Products in the Licensed Field in the Territory and REGENX shall be permitted to undertake Early Access Programs for the Licensed Products in the Licensed Field outside of the Territory.
4.7.
Compliance with Applicable Law. Nippon Shinyaku shall, and shall cause its Affiliates and Sublicensees to, comply with Applicable Law with respect to the Exploitation of Licensed Products for use in the Licensed Field in the Territory. Nippon Shinyaku shall avoid and shall use diligent efforts to cause its Affiliates and its and their Sublicensees and their respective employees, representatives, agents, and distributors to avoid, taking or failing to take, any actions that such Party knows or reasonably should know would jeopardize the goodwill or reputation of REGENX or any Licensed Product. Without limiting the foregoing, Nippon Shinyaku shall in all material respects conform its practices and procedures relating to the Commercialization of Licensed Products hereunder and educating the medical community in the Territory with respect to Licensed Products for use in the Licensed Field to any Applicable Law.
4.8.
Markings. To the extent requested by REGENX in writing or otherwise required by Applicable Law, the Promotional Materials (including web and social media content), packaging and Product Labeling for a Licensed Product used by Nippon Shinyaku, its Affiliates and its and their Sublicensees in connection with the Commercialization of Licensed Products in the Territory shall contain (a) the Corporate Name (and logo), the NAV mark, the NAVXPRESS mark, the NAVXCELL mark, or the CAMPSIITE mark, as designated by REGENX with equal prominence to the Trademarks of Nippon Shinyaku or its Affiliates and (b) the logo and corporate name of the manufacturer (if other than a Party, an Affiliate thereof or a Sublicensee) (each of (a) and (b), the “Markings”), in each case ((a) and (b)), in a manner approved in writing by the Parties; provided that, REGENX shall only be entitled to request Markings on Product Labeling for a Licensed Product if REGENX Manufactures such Licensed Product.

4.9.
Governmental Markings. Nippon Shinyaku shall mark all Licensed Products, where feasible, with patent notice appropriate under Title 35, United States Code. Other than with respect to Regulatory Approvals for Licensed Products in the United States, Nippon Shinyaku is responsible for obtaining all necessary government approvals for the distribution, sales and use of any Licensed Product, at Nippon Shinyaku’s expense. Nippon Shinyaku is responsible for including with each Licensed Product any warning labels, packaging and instructions as to the use and the quality control for any Licensed Product.

ARTICLE 5 MANUFACTURING AND SUPPLY

5.1.
Clinical Supply.
5.1.1.
In General. REGENX shall use Commercially Reasonable Efforts to Manufacture all of its requirements of Licensed Compounds and Licensed Products necessary to conduct its Development activities pursuant to Section 3.1 (“Clinical Supply”). REGENX will use Commercially Reasonable Efforts to deliver, or caused to be delivered, the Clinical Supply to sites conducting Clinical Trials under the Development Plans.
5.1.2.
Clinical Manufacturing Costs. Any Allowable Development Expenses incurred by REGENX to Manufacture Clinical Supply under this Section 5.1, including [****] will be handled in accordance with Section 3.3 and Section 3.4, as applicable; [****].
5.2.
Commercial Supply.
5.2.1.
In General.
(a)
Within (i) with respect to 121 Licensed Products, [****]

and (ii) with respect to 111 Licensed Products, [****], the Parties, through their representatives on the JSC, shall discuss the timing for commencing (x) Process Development activities for commercial supply of such Licensed Product (and Licensed Compound therein) in the Territory (the “Commercial Supply”), and (y) Manufacture and supply of such Commercial Supply in the Territory, taking into account anticipated sales of such Licensed Product and such other factors as may be determined by the JSC.

(b)
Subject to the remainder of this Section 5.2, with respect to all Licensed Products for use in the Licensed Field in the Territory, [****], and shall use Commercially Reasonable Efforts, to Manufacture (or have Manufactured) and supply all requirements of the Commercial Supply in the Territory and to perform Process Development with respect thereto, in accordance with Applicable Law, the terms and conditions of this Section 5.2, the provisions of the Commercial Supply Agreement, the quality assurance agreement entered into in accordance with Section 5.2.2(a), GMP and GDP. [****].
(c)
Within (i) with respect to 121 Licensed Products, [****] and (ii) with respect to 111 Licensed Products, [****].
(d)
The Parties shall, [****]; provided that such period shall provide REGENX with sufficient time to prepare for and supply Licensed Products in such country based on Nippon Shinyaku’s anticipated unit demand in such country.

(e)
For the avoidance of doubt, (a) Nippon Shinyaku, its Affiliates and Sublicensees shall have the right to use Commercial Supply solely to treat patients in the Territory, including for Early Access Programs in the Territory and (b) REGENX, its Affiliates, sublicensees and designees shall have the right to use U.S. labeled Commercial Supply to treat patients outside of the Territory, including for Early Access Programs outside of the Territory.
5.2.2.
Commercial Supply Agreement.
(a)
In accordance with the timelines set forth in Section 5.2.1(a), [****] to (i) enter into two (2) or more commercial supply agreements (each, a “Commercial Supply Agreement”) setting forth the terms and conditions under which REGENX would Manufacture and supply the Commercial Supply of the 121 Licensed Product and 111 Licensed Product (and the Licensed Compounds therein), as applicable, and (ii) enter into a [****] quality assurance agreement setting forth the terms and conditions under which the Parties would conduct their quality activities in connection with each Commercial Supply Agreement. [****]. Without limiting the foregoing, the Commercial Supply Agreement shall include terms and conditions that conform in all material respects with Section 5.2.4 and to the terms and conditions set forth on Schedule 5.2.2(a).
(b)
[****]

5.2.3.
[****]

5.2.4.
Commercial Manufacturing Costs.
(a)
In consideration for all costs and expenses relating to the Manufacture of the Commercial Supply regardless of which Party incurs such costs and expenses, Nippon Shinyaku shall pay the Supply Price to REGENX pursuant to the Commercial Supply Agreement for the Territory.
(b)
[****]
(c)
[****]
5.3.
Manufacturing Subcontracting. REGENX shall have the right to engage one (1) or more Third Party subcontractors to perform any or all of REGENX’s Manufacturing obligations hereunder; provided that, (a) no such permitted subcontracting shall relieve REGENX of any obligation (except to the extent satisfactorily performed by such subcontractor) of any liability hereunder and REGENX shall be and remain fully responsible and liable therefor, and (b) the agreement pursuant to which REGENX engages any Third Party subcontractor shall (i) be consistent in all material respects with this Agreement, (ii) contain terms obligating such subcontractor to comply with the confidentiality, intellectual property and all other relevant provisions of this Agreement, (iii) contain terms obligating such subcontractor to permit Nippon Shinyaku rights of inspection, access and audit substantially similar to those provided to Nippon Shinyaku in this Agreement and (iv) [****], REGENX shall provide a complete, unredacted copy of the sublicense or amendment, as applicable, written in the English language for Nippon Shinyaku’s records; provided that REGENX may provide a copy of the sublicense to Nippon Shinyaku with commercially sensitive or confidential information redacted that is neither reasonably necessary to confirm REGENX’s compliance with this Agreement nor specific to the Licensed Products or REGENX Technology. REGENX shall ensure that each subcontractor accepts and complies with all of the applicable terms and conditions of this Agreement as if such permitted subcontractor were a party to this Agreement. REGENX hereby waives any requirement that Nippon Shinyaku exhaust any right, power or remedy, or proceed against any subcontractor for any obligation or performance under this Agreement prior to proceeding directly against REGENX. For clarity, Third Party Suppliers, as subcontractors, shall also be required to comply with the provisions of Section 5.2.3.

ARTICLE 6

EXCLUSIVITY [****]

6.1.
Exclusivity. Except as expressly permitted under this Agreement, neither Party will, and each Party will cause its Affiliates to not, for a [****], (a) directly or indirectly, Develop, Manufacture, Commercialize or otherwise Exploit or (b) license, authorize, appoint or otherwise enable any Third Party to directly or indirectly, Develop, Manufacture, Commercialize or otherwise Exploit, in either case of (a) or (b), any product or service in the field of Mucopolysaccharidosis Type I (MPS I) or Mucopolysaccharidosis Type II (MPS II) in any country in the Territory; provided that, notwithstanding the foregoing, each Party and its Affiliates may use the Licensed Compounds solely for non-commercial research purposes (excluding, for clarity, the conduct of any Clinical Trial) worldwide.

ARTICLE 7 GOVERNANCE

7.1.
Joint Steering Committee. Within thirty (30) days after the Effective Date, the Parties shall establish a joint steering committee (the “Joint Steering Committee” or “JSC”), which shall consist of [****] representatives from each Party, each with the requisite experience and seniority for the then-current activities to be undertaken by the Parties under this Agreement to enable such person to make decisions on behalf of the Parties with respect to the issues falling within the jurisdiction of the JSC. From time to time, each Party may substitute one [****] of its representatives to the JSC on written notice to the other Party; provided that, following Regulatory Approval of a Licensed Product, each Party shall substitute at least one (1) of its representatives with expertise in Development for a representative with expertise in Commercialization. [****] shall appoint [****] of its representatives to serve as a co- chairperson of the JSC, and a [****] may change its appointed co-chairperson from time to time upon written notice [****]. The JSC shall:
7.1.1.
serve as a forum for discussing and coordinating Development of Licensed Products for use in the Licensed Field in the Territory, including by overseeing the conduct of the Development activities as set forth in Section 3.1 and reviewing Development reports as set forth in Section 3.12;
7.1.2.
[****];

7.1.3.
[****];
7.1.4.
[****];
7.1.5.
serve as a forum for discussing and coordinating the Commercialization of Licensed Products in the Licensed Field in the Territory;
7.1.6.
[****];

7.1.7.
[****];
7.1.8.
[****];
7.1.9.
coordinate the conduct of the Manufacturing activities under this

Agreement;

7.1.10.
[****];
7.1.11.
[****];
7.1.12.
[****];
7.1.13.
[****];
7.1.14.
establish, but not delegate decision making authority to, any subcommittees as it deems necessary to achieve the objective and intent of this Agreement;
7.1.15.
attempt to resolve, in a timely manner, issues presented to it by, and disputes within Other Committees or subcommittees; and
7.1.16.
perform such other functions as are set forth herein or as the Parties may mutually agree in writing, except where in conflict with any provision of this Agreement.
7.2.
Meetings and Minutes. The JSC shall hold meetings at such times as the Parties shall determine, but in no event less frequently than [****] during the Term, commencing from and after the time the JSC is established as provided herein. Meetings of the JSC may be conducted by telephone, video-conference, or in-person as determined by the JSC. In-person meetings, unless otherwise agreed by the Parties, shall alternate between REGENX’s offices and Nippon Shinyaku’s offices in the State of New Jersey. The co-chairpersons of the JSC shall be responsible for calling meetings on no less [****] notice unless exigent circumstances require shorter notice. Each Party shall make all proposals for agenda items at least [****] in advance of the applicable meeting and shall provide all appropriate information with respect to such proposed items at least [****] in advance of the applicable meeting; provided that under exigent circumstances requiring input by the JSC, a Party may provide its agenda items to the other Party within a shorter period of time in advance of the meeting or may propose that there not be a specific agenda for a particular meeting, so long as the other Party consents to such later addition of such agenda items or the absence of a specific agenda for such meeting (which consent shall not be unreasonably withheld, conditioned or delayed). The co-chairpersons of the JSC shall prepare and circulate for review and approval the Parties’ minutes of each meeting within [****] after the meeting. The Parties shall agree on the minutes of each meeting promptly [****].

7.3.
Procedural Rules. The JSC shall have the right to adopt such standing rules as shall be necessary for its work, to the extent that such rules are not inconsistent with this Agreement. A quorum of the JSC shall exist whenever there is present at a meeting at [****] representatives appointed by each Party. Subject to a Party having final decision-making authority with respect to a matter, each Party shall have [****] with respect to any matters properly before the JSC. Representation by proxy shall not be allowed. Subject to Section 7.4, the JSC shall take action by consensus of the representatives present at a meeting at which a quorum exists, with [****] or by a written resolution signed by at [****] appointed by each Party. Alliance Managers or other employees or consultants of a Party who are not representatives of the Parties on the JSC may attend meetings of the JSC; provided, however, that such attendees (a) shall not vote in the JSC and (b) are bound by obligations of confidentiality and non-disclosure at least as protective of the other Party as those set forth in Article 10. For clarity, each Party shall have the right to make operational, day-to-day decisions with respect to the performance of its activities under this Agreement.
7.4.
Dispute Resolution. If the JSC, after a period of [****], cannot, or does not, reach consensus on a matter that is expressly within its jurisdiction under this Article 7 (such consensus shall consist of [****] in mutual agreement), either Party may require that the dispute be submitted to the Senior Officers for resolution by providing written notice to the other Party formally requesting that the dispute be resolved by the Senior Officers and specifying the nature of the dispute. If a dispute is referred to the Senior Officers, then the Senior Officers shall diligently and in good faith attempt to resolve the referred dispute within [****] after receiving written notification of such dispute or such longer period of time as the Senior Officers may agree in writing. Any final decision mutually agreed to by the Senior Officers with respect to a dispute and set forth in writing shall be conclusive and binding on the Parties. If the Senior Officers cannot resolve such dispute within such [****] or such other period as agreed by the Senior Officers, then such dispute will be resolved as follows:
7.4.1.
[****];
7.4.2.
[****];
7.4.3.
[****];

7.4.4.
[****]; and
7.4.5.
[****].
7.5.
Limitations on Authority. Without limiting the foregoing, the Parties hereby agree that Legal Disputes and matters explicitly reserved to the consent, approval or other decision-making authority of one or both Parties, as expressly provided in this Agreement, are outside the jurisdiction and authority of the JSC, including [****].
7.6.
Alliance Managers. Each Party shall appoint a person(s) who shall oversee contact between the Parties for all matters between meetings of the JSC and shall have such other responsibilities as the Parties may agree in writing after the Effective Date, which person(s) may be replaced at any time by notice in writing to the other Party (each an “Alliance Manager”). The Alliance Managers shall work together to manage and facilitate the communication between the Parties under this Agreement, including the resolution (in accordance with the terms of this

Agreement) of issues between the Parties that arise in connection with this Agreement. The Alliance Managers shall not have final decision-making authority with respect to any matter under this Agreement.
7.7.
Discontinuation; Disbandment; Annual Reports. Subject to the remainder of this Section 7.7, the JSC shall continue to exist until the Parties mutually agree to disband the JSC. Upon such mutual agreement (a) the JSC shall disband, have no further responsibilities or authority under this Agreement and will be considered dissolved by the Parties, (b) any requirement of a Party to provide Information or other materials to JSC shall be deemed a requirement to provide such Information or other materials to the other Party, and (c) with respect to any matter that is subject to the review or approval by the JSC hereunder, after consultation with the other Party and taking the other Party’s comments, if any, into consideration in good faith, the Party with decision-making authority with respect to such matter as set forth in Section 7.4 shall have the right to decide such matter.

ARTICLE 8 PAYMENTS AND RECORDS

8.1.
Upfront Payment. In consideration of (a) the licenses and rights granted to Nippon Shinyaku hereunder, including the right to Commercialize and otherwise Exploit Licensed Compounds and Licensed Products in the United States based on Regulatory Approvals owned by REGENX, (b) the Development costs incurred by REGENX prior to the Effective Date, (c) the Allowable Development Expenses to be incurred by REGENX to seek Regulatory Approval for a Licensed Product in the United States, and (d) other valuable consideration hereunder, Nippon Shinyaku shall, within [****] after receipt of an invoice from REGENX, pay REGENX a nonrefundable, non-creditable, upfront fee of [****]. For clarity, REGENX shall issue an invoice to Nippon Shinyaku for such upfront fee promptly on or after the Effective Date.
8.2.
Development and Regulatory Milestones
8.2.1.
Development and Regulatory Milestones. In partial consideration of the obligations imposed on REGENX hereunder, Nippon Shinyaku shall pay to REGENX the following one-time milestone payments within [****] after the achievement of each of the following milestone events with a Licensed Product for use in the Licensed Field by or on behalf of Nippon Shinyaku, any of its Affiliates or any Sublicensees in activities under this Agreement during the Term, which milestone payments shall be nonrefundable, non-creditable and fully earned upon the achievement of the applicable milestone event:

Milestone Event (121 Licensed Products)	Milestone Payment
[****]	[****]
Milestone Event (111 Licensed Products)	Milestone Payment
[****]	[****]

Each of the milestone payments set forth in the table above will be payable only one (1) time, (x) regardless of the number of Licensed Products with respect to which, or the number of times with respect to any Licensed Product, the specified milestone event occurs, or (y) even if a Licensed

Product is granted both an Accelerated Approval and a subsequent Full Approval.

8.2.2.
Commercial Milestones. In partial consideration of the obligations imposed on REGENX hereunder, Nippon Shinyaku shall pay to REGENX the following one-time milestone payments after the achievement of each of the following milestone events with a Licensed Product for use in the Licensed Field by or on behalf of Nippon Shinyaku, any of its Affiliates or any Sublicensees in activities under this Agreement during the Term, which milestone payments shall be nonrefundable, non-creditable and fully earned upon the achievement of the applicable milestone event:

Milestone Event (121 Licensed Products)	Milestone Payment
(a) [****] Net Sales of 121 Licensed Products in the Territory exceed [****]	[****]
(b) [****] Net Sales of 121 Licensed Products in the Territory exceed [****]	[****]

(c) [****]Net Sales of 121 Licensed Products in the Territory exceed [****]	[****]
(d) [****] Net Sales of 121 Licensed Products in the Territory exceed [****]	[****]
(e) [****] Net Sales of 121 Licensed Products in the Territory exceed [****]	[****]
(f) [****] Net Sales of 121 Licensed Products in the Territory exceed [****]	[****]
(g) [****] Net Sales of 121 Licensed Products in the Territory exceed [****]	[****]
Milestone Event (111 Licensed Products)	Milestone Payment
(h) [****] Net Sales of 111 Licensed Products in the Territory exceed [****]	[****]
(i) [****] Net Sales of 111 Licensed Products in the Territory exceed [****]	[****]
(j) [****] Net Sales of 111 Licensed Products in the Territory exceed [****]	[****]
(k) [****] Net Sales of 111 Licensed Products in the Territory exceed [****]	[****]
(l) [****] Net Sales of 111 Licensed Products in the Territory exceed [****]	[****]
(m) [****] Net Sales of 111 Licensed Products in the Territory exceed [****]	[****]
(n) [****] Net Sales of 111 Licensed Products in the Territory exceed [****]	[****]

In the event that more than one (1) of the foregoing thresholds set forth in: (i) clauses (a) through

(g) of this Section 8.2.2; or (ii) clauses (h) through (n) of this Section 8.2.2; as applicable, is exceeded [****], Nippon Shinyaku shall pay to REGENX a separate milestone payment with respect to each such threshold that is exceeded. Each such milestone payment shall be due within [****] after the end of the [****] in which such milestone was achieved. For clarity, no amounts will be due for subsequent or repeated achievements of a milestone event in the table above in this

Section 8.2.2 for any 121 Licensed Products or 111 Licensed Products, as applicable, once such milestone event has already been achieved by any 121 Licensed Products or 111 Licensed Products, as applicable.

8.2.3.
Determination that Milestones Have Occurred. REGENX shall notify Nippon Shinyaku promptly in writing of the achievement of each of the events identified as a milestone event in Section 8.2.1. Nippon Shinyaku shall notify REGENX promptly in writing of the achievement of each of the events identified as a milestone event in Section 8.2.2. In the event that, notwithstanding the fact that a Party has not provided the other Party such a notice, and the other Party believes that any such milestone has been achieved, it shall so notify the first Party in writing and the Parties shall work in good faith to resolve such dispute in accordance with Section 14.5.

8.3.
Royalties.
8.3.1.
Royalty Rates. Subject to Section 8.3.4, as further consideration for the obligations imposed on REGENX hereunder, commencing upon the First Commercial Sale of a Licensed Product for use in the Licensed Field in any country in the Territory, Nippon Shinyaku shall pay to REGENX a royalty equal to (a) with respect to 121 Licensed Products, [****] of such 121 Licensed Products in such country in such [****] the total Supply Price for an equivalent number of 121 Licensed Products, and (b) with respect to 111 Licensed Products, [****] of such 111 Licensed Products in such country in such [****] the total Supply Price for an equivalent number of 111 Licensed Products. Notwithstanding the foregoing, Nippon Shinyaku shall pay to REGENX the royalty rates set forth above with respect to any consideration received, in compliance with Applicable Law, by Nippon Shinyaku prior to the commencement of the Royalty Term in connection with any Early Access Program in the Territory.
8.3.2.
Blended Royalty. [****].
8.3.3.
Royalty Term. Nippon Shinyaku shall have no obligation to pay any royalty with respect to Net Sales of a Licensed Product in the Licensed Field in any country in the Territory after the Royalty Term for such Licensed Product in the Licensed Field in such country has expired. Upon expiration of the Royalty Term with respect to a Licensed Product in the Licensed Field for a given country in the Territory, the license grants to Nippon Shinyaku in Section 9.1 with respect to such Licensed Product in such country shall become fully paid-up, perpetual, royalty-free and non-exclusive in and for such country.
8.3.4.
Reductions. Subject to Section 8.3.5, on a Licensed Product-by- Licensed Product, [****] and country-by-country basis, in the event that, during the Royalty Term:
(a)
the Regulatory Exclusivity Period has expired for such Licensed Product in such country and the Exploitation of such Licensed Product is not covered by a Valid Claim of a REGENX Patent or Joint Patent in such country, then the royalty rates set forth in Section 8.3.1 with respect to such Licensed Product in such country during such [****]; or
(b)
[****].
8.3.5.
Maximum Amount of Royalty Reduction. Notwithstanding the terms of Section 8.3.4, in no event shall the amounts payable to REGENX under Section 8.3.1 for a Licensed Product be reduced by more than the greater of (a) [****] of what would otherwise be due by operation of Section 8.3.1 for a Licensed Product without regard to Section 8.3.4 [****].
8.3.6.
Royalty Payments and Reports. Nippon Shinyaku (a) shall provide REGENX, no later than [****] after the end of each [****], with a preliminary, good faith estimate of all amounts payable to REGENX pursuant to Section 8.3.1 at the end of such [****] and (b) shall calculate all amounts payable to REGENX pursuant to Section 8.3.1 at the end of [****], which amounts shall be converted to Dollars, in accordance with Section 8.6. Nippon Shinyaku shall pay to REGENX the royalty amounts due with respect to a given [****] within [****] after the end of such [****]. Each payment of royalties due to REGENX shall be accompanied by a statement specifying, on a Licensed Product-by-Licensed Product and country-by-country basis, [****], in each case attributable to a Licensed Product in each country in the Territory during the applicable [****] (including such amounts expressed in local currency and as converted to Dollars) and (iv) [****]. Without limiting the generality of the foregoing, Nippon Shinyaku shall require its Affiliates and Sublicensees to account for their Net Sales and to provide such reports with respect thereto, as if such sales were made by Nippon Shinyaku.
8.4.
Priority Review Vouchers. The Parties understand and agree that any priority review voucher issued to REGENX, its Affiliates or its sublicensees in connection with any Licensed Products is not, and shall not be, considered part of this Agreement or any consideration hereunder. For the avoidance of doubt, REGENX will retain any priority review voucher issued to REGENX, its Affiliates or its sublicensees, as well as one-hundred percent (100%) of the net proceeds (including any non-cash consideration, in whole or in part) paid by a Third Party to REGENX, its Affiliates, or its sublicensees for the sale or other transfer of the rights (in whole or in part) to a Third Party under any priority review voucher issued to REGENX, its Affiliates or its sublicensees, in connection with any Licensed Products.

8.5.
Calculation of Allowable Development Expenses.
8.5.1.
Reports. REGENX shall prepare and deliver to Nippon Shinyaku the periodic reports specified below, to the extent applicable:
(a)
no later than [****] after the end of each [****] during which REGENX performs any activities for which Allowable Development Expenses are incurred by REGENX, REGENX shall provide to Nippon Shinyaku a preliminary, non-binding, good faith estimate of Allowable Development Expenses incurred by REGENX during such [****]; and
(b)
within [****] after the end of each [****] during which REGENX performs any activities for which Allowable Development Expenses are incurred by REGENX, REGENX shall provide to Nippon Shinyaku a statement of Allowable Development Expenses incurred by REGENX during such [****].
8.5.2.
FTE Records and Calculations. REGENX shall record and account for FTE efforts that are included in Allowable Development Expenses in accordance with this Agreement in the same manner as used for other products developed by REGENX. REGENX shall report such FTE efforts to the JSC, if requested (such request not to be more than [****]).
8.6.
Mode of Payment. All payments due to REGENX under this Agreement shall be made by deposit of Dollars in the requisite amount to the bank account that REGENX may from time to time designate by notice to Nippon Shinyaku. For the purpose of calculating any sums due under, or otherwise reimbursable pursuant to, this Agreement (including the calculation of Net Sales expressed in currencies other than Dollars), Nippon Shinyaku shall convert any amount expressed in a foreign currency into Dollar equivalents using its, its Affiliate’s or its Sublicensee’s standard conversion methodology consistent with Accounting Standards.
8.7.
Reimbursement.
(a)
Notwithstanding anything to the contrary, Nippon Shinyaku shall reimburse REGENX for all Allowable Development Expenses under Section 1.12(f) incurred with respect to 121 Licensed Products in the United States in [****]; provided that, in no event shall Nippon Shinyaku be required to reimburse REGENX for such costs with respect to 121 Licensed Products which (i) do not conform with the applicable specifications for such Licensed Product; (ii) are not Manufactured in conformance with GMP, all other Applicable Law, this Agreement and the relevant Commercial Supply Agreement and Quality Agreement (as applicable); or (iii) are not Manufactured in facilities that are in compliance with Applicable Law at the time of such Manufacture (including applicable inspection requirements of FDA and other Regulatory Authorities). As of [****], the ownership of any and all remaining inventories of Licensed Products which (w) conform with the applicable specifications for such Licensed Product; (x) are Manufactured in conformance with GMP, all other Applicable Law, this Agreement and the relevant Commercial Supply Agreement and Quality Agreement (as applicable); (y) are Manufactured in facilities that are in compliance with Applicable Law at the time of such Manufacture (including applicable inspection requirements of FDA and other Regulatory Authorities); and (z) are Manufactured as a result of any and all activities implemented by expending Allowable Development Expenses under Section 1.12(f) to be reimbursed by Nippon Shinyaku shall be transferred to Nippon Shinyaku.
(b)
For all costs for which Nippon Shinyaku is obligated to reimburse REGENX pursuant to this Agreement and for which no specific provision is made hereunder for such payment, REGENX shall send to Nippon Shinyaku an invoice for such amount within [****] after REGENX’s determination that such amount is payable by Nippon Shinyaku, which invoice shall include a reference to the section of this Agreement under which REGENX is requesting reimbursement or payment and be accompanied by reasonable documentation of the incurrence or accrual of the costs to be reimbursed. Payment with respect to each such invoice shall be due within [****] after receipt of such invoice by Nippon Shinyaku and shall be made in accordance with Section 8.6; provided, however, that if Nippon Shinyaku in good faith disputes any portion of any such invoice, it shall pay the undisputed portion and shall provide REGENX with written notice of the disputed portion and its reasons therefor, and Nippon Shinyaku shall not be obligated to pay such disputed portion unless and until such dispute is resolved in favor of REGENX. The Parties shall use good faith efforts to resolve any such disputes promptly.
8.8.
Taxes.
8.8.1.
General. Any amounts due to be paid to REGENX hereunder (each, a “Payment”) shall be paid free and clear of any and all taxes (which, for clarity, shall be the responsibility of Nippon Shinyaku), except for any withholding taxes required by Applicable Law. Except as provided in this Section 8.8, REGENX shall be solely responsible for paying any and all taxes (other than withholding taxes required by Applicable Law to be deducted from Payments and remitted by Nippon Shinyaku) levied on account of, or measured in whole or in part by reference to, any Payments it receives. Nippon Shinyaku shall deduct or withhold from the Payments any taxes that it is required by Applicable Law to deduct or withhold. Notwithstanding the foregoing, if REGENX is entitled under any applicable tax treaty to a reduction of rate of, or the elimination of, applicable withholding tax, it may deliver to Nippon Shinyaku or the appropriate Governmental Authority (with the assistance of Nippon Shinyaku to the extent that this is reasonably required and is requested in writing) the prescribed forms necessary to reduce the applicable rate of withholding or to relieve Nippon Shinyaku of its obligation to withhold such tax and Nippon Shinyaku shall apply the reduced rate of withholding or dispense with withholding, as the case may be; provided that Nippon Shinyaku has received evidence of REGENX’s delivery of all applicable forms (and, if necessary, its receipt of appropriate governmental authorization) at least [****] prior to the time that the Payments are due. If, in accordance with the foregoing, Nippon Shinyaku withholds any amount, it shall pay to REGENX the balance when due, make timely payment to the proper taxing authority of the withheld amount and send to REGENX proof of such payment within [****] following such payment. In the event that a government authority retroactively determines that a payment made by Nippon Shinyaku to REGENX pursuant to this Agreement should have been subject to withholding or similar (or to additional withholding or similar) taxes, and Nippon Shinyaku remits such withholding or similar taxes to the government authority, including any interest and penalties that may be imposed thereon (together with the tax paid, the “Amount”), Nippon Shinyaku will have the right (a) to offset the Amount against future payment obligations of Nippon Shinyaku under this Agreement, (b) to invoice REGENX for the Amount (which shall be payable by REGENX within [****] after its receipt of such invoice) or (c) to pursue reimbursement of the Amount by any other available remedy.
8.8.2.
Gross Up. If either Party assigns this Agreement to an Affiliate or Third Party (the “Assigning Party”), sublicenses any rights granted to it hereunder and, as a result of such assignment or sublicense, Payments made hereunder are subject to additional withholding tax, the Assigning Party shall be responsible for the resulting additional withholding taxes; provided, however, that if the non-Assigning Party derives a tax benefit (including through the use of foreign tax credit) determined on a with and without basis as a result of such additional withholding, then the non-Assigning Party shall promptly reimburse the Assigning Party for the amount of such benefit; provided, further, that the non-Assigning Party shall take all commercially reasonable actions necessary to obtain any tax benefit (including through the use of foreign tax credit) with respect to such additional withholding taxes and to defend such benefit in a tax audit; provided, further, that the amount of additional withholding tax shall be determined by taking into account the reduction in the rate of, or the elimination of, the withholding tax pursuant to a tax treaty to which the non-Assigning Party would be entitled had it claimed such benefit under the tax treaty. For purposes hereof, “tax benefit” shall mean any refund or credit of taxes to be paid or reduction in the amount of taxes which otherwise would be owed by the non-Assigning Party, as applicable, in each case computed at the highest marginal tax rates applicable to the non-Assigning Party.
8.8.3.
Value Added Tax. Notwithstanding anything contained in Section 8.8 or Section 8.8.2, this Section 8.8.3 shall apply with respect to value added tax (“VAT”). All Payments are exclusive of VAT. If any VAT is chargeable in respect of any Payments, Nippon Shinyaku shall pay VAT at the applicable rate in respect of any such Payments following the receipt of a VAT invoice in the appropriate form issued by REGENX in respect of those Payments, such VAT to be payable on the later of the due date of the payment of the Payments to which such VAT relates and [****] after the receipt by Nippon Shinyaku of the applicable invoice relating to such VAT payment, but Nippon Shinyaku shall not reduce any Payment for the payment of VAT. If the VAT originally paid or otherwise borne by Nippon Shinyaku are in whole or in part subsequently determined not to have been chargeable, all necessary steps will be taken by REGENX to receive a refund of the undue VAT from the applicable Governmental Authority or other fiscal authority and any amount of undue VAT repaid by such authority to REGENX will be transferred to Nippon Shinyaku within [****] of receipt.
8.9.
Interest on Late Payments. If any payment due to REGENX under this Agreement is not paid when due, then Nippon Shinyaku shall pay interest thereon (before and after any judgment) at an annual rate (but with interest accruing on a daily basis) of [****] (or the maximum rate allowed by Applicable Law, if less), such interest to run from the date on which payment of such sum became due until payment thereof in full together with such interest; provided that, disputed payments owed to REGENX under this Agreement shall accrue such interest only if such Dispute is resolved in favor of REGENX.
8.10.
Financial Records. Without limiting of Section 8.5.1, each Party shall, and shall cause its Affiliates and require its and their Sublicensees to, keep complete and accurate financial books and records pertaining to the Development, Process Development, Manufacture and Commercialization [****], in sufficient detail to calculate and verify all amounts payable hereunder. Such books and records shall be retained by such Party and its Affiliates (and with respect to Nippon Shinyaku, its Sublicensees) until the later of (a) [****] after the expiration or termination of this Agreement, (b) expiration of the applicable tax statute of limitations (or any extensions thereof), and (c) such period as may be required by Applicable Law.
8.11.
Audit. At the request of a Party or the REGENX Licensors, each Party shall, and shall cause its Affiliates to (and in the case of Nippon Shinyaku, shall cause its Sublicensees to), permit an independent public accounting firm of nationally recognized standing designated by the other Party and reasonably acceptable to the audited Party [****], to audit true, correct and complete copies of all sublicenses, books and records (including electronic records) maintained pursuant to Section 9.4 and Section 8.10 to ensure the accuracy of all sublicenses, reports and payments made hereunder. Access will be made available: (a) [****]at the audited Party’s place of business or other location(s) as the Parties mutually agree; (b) in a manner reasonably designed to facilitate the auditing Party’s review or audit without unreasonable disruption to the audited Party’s business; and (c) [****]. The audited Party will cooperate in the audit, including providing at no cost, commodious space in the audited Party’s place of business for the auditor. Such examinations may not (i) [****]. The accounting firm shall disclose to the auditing Party only whether the reports are correct or not, and the specific details concerning any discrepancies or non-compliance with this Agreement. No other information shall be shared. Except as provided below, the cost of such audit shall be borne by the auditing Party, unless the audit reveals a variance that is equal to [****], in which case the audited Party shall bear the cost of the audit. Unless disputed pursuant to Section 8.12 below, if such audit concludes that (x) additional amounts were owed by the audited Party, the audited Party shall pay the additional amounts, with interest from the date originally due as provided in Section 8.9, or (y) excess payments were made by the audited Party, the auditing Party shall reimburse such excess payments, in either case ((x) or (y)), within [****] after the date such audit is completed by the auditing Party. Notwithstanding the foregoing, Nippon Shinyaku shall only have the right to audit REGENX’s books and records with respect to the Supply Price or costs and expenses reimbursed pursuant to Section 8.7.

8.12.
Audit Dispute. In the event of a dispute with respect to any audit under Section 8.11, REGENX and Nippon Shinyaku shall work in good faith to resolve the disagreement. If the Parties are unable to reach a mutually acceptable resolution of any such dispute within [****], the dispute shall be submitted for resolution to a certified public accounting firm jointly selected by each Party’s certified public accountants or to such other Person as the Parties shall mutually agree

(the “Auditor”). The decision of the Auditor shall be final and the costs of such resolution as well as the initial audit shall be borne between the Parties in such manner as the Auditor shall reasonably determine. Not later than [****] after the date of such decision and in accordance with such decision, the audited Party shall pay the additional amounts, with interest from the date originally due as provided in Section 8.9, or the auditing Party shall reimburse the excess payments, as applicable.

ARTICLE 9 INTELLECTUAL PROPERTY

9.1.
License Grants to Nippon Shinyaku. Subject to the terms and conditions of this Agreement, including Section 9.2:
9.1.1.
Commercialization. REGENX hereby grants to Nippon Shinyaku an exclusive (even as to REGENX), non-transferable (except as provided in Section 14.3), royalty-bearing, license (with the right to sublicense through multiple tiers pursuant to Section 9.4) under REGENX Technology and Joint Technology to Commercialize Licensed Compounds and Licensed Products in the Licensed Field in the Territory;
9.1.2.
Development. REGENX hereby grants to Nippon Shinyaku a non-exclusive, sublicensable, non-transferable (except as provided in Section 14.3), royalty- bearing, license (with the right to sublicense through multiple tiers pursuant to Section 9.4) under REGENX Technology and Joint Technology to Develop Licensed Compounds and Licensed Products in the Licensed Field in the Territory;
9.1.3.
Manufacturing. Subject to Sections 5.2.2(b) and 9.2.7, REGENX shall grant, and hereby grants to Nippon Shinyaku a non-exclusive, non-transferable (except as provided in Section 14.3), royalty-free, license (with the right to sublicense through multiple tiers pursuant to Section 9.4) under REGENX Technology and Joint Technology to have Manufactured by a Third Party Supplier (that is not a REGENX Competitor) the Licensed Compounds and Licensed Products inside or outside of the Territory for use in the Licensed Field in the Territory; and
9.1.4.
Trademarks. REGENX hereby grants to Nippon Shinyaku an exclusive, royalty-free right and license to use the Product Trademarks to Commercialize the Licensed Products in the Licensed Field in the Territory.
9.2.
[****]. Except for the rights and licenses specified in Section 9.1, no license or other rights are granted to Nippon Shinyaku under this Agreement under any REGENX Technology or other intellectual property of REGENX, whether by implication, estoppel, or otherwise and whether such intellectual property is subordinate, dominant, or otherwise useful for the practice of the REGENX Technology as licensed under Section 9.1. Notwithstanding anything to the contrary in this Agreement, but subject to Article 6, REGENX may use and permit others to use, and Nippon Shinyaku shall not be granted the right under this Agreement to use or to grant others the right to use, the REGENX Technology for any research, Development, Commercialization, Manufacturing or other purposes, or otherwise practice the REGENX Technology, outside the Territory. [****]
9.2.1.
[****].

9.2.2.
[****]
9.2.3.
[****].
9.2.4.
[****].
9.2.5.
[****].
9.2.6.
[****].
9.2.7.
[****].
9.3.
Government Rights. Nippon Shinyaku acknowledges that the United States government retains certain rights in certain REGENX Licensor Patents funded in whole or part under any contract, grant, or similar agreement with a federal agency. Any rights granted in this Agreement, including the license grants hereunder, are expressly subject to all applicable United States government rights, including any applicable requirement that products resulting from such intellectual property sold in the United States must be substantially manufactured in the United States.
9.4.
Sublicensing.
9.4.1.
The licenses granted pursuant to Section 9.1 are sublicensable by Nippon Shinyaku to any of its Affiliates, including NS Pharma, or Third Parties; provided that (a) Nippon Shinyaku provides prior written notice of such sublicense to REGENX, and (b) such sublicense is in writing and is of no greater scope than the licenses granted to Nippon Shinyaku pursuant to Section 9.1. In addition, such sublicenses shall comply with the provisions of this Section 9.4 (including Section 9.4.2).
9.4.2.
The rights to sublicense granted to Nippon Shinyaku under this Agreement are subject to the following conditions:
(a)
Nippon Shinyaku may only grant sublicenses pursuant to a written sublicense agreement with the Sublicensee. Any further sublicenses granted by any Sublicensees (to the extent permitted hereunder) must comply with the provisions of this Section 9.4 (including this Section 9.4.2) to the same extent as if Nippon Shinyaku granted such sublicense directly.

(b)
In each sublicense agreement, the Sublicensee must be required to comply with the applicable provisions of this Agreement, to the same extent as Nippon Shinyaku has agreed to comply.

(C) The official language of any sublicense agreement shall

be English.

(d)
Within [****] after entering into asublicense or an amendment thereof, [****].
(e)
Nippon Shinyaku’s execution of a sublicense agreement will not relieve Nippon Shinyaku of any of its obligations under this Agreement except to the extent such Sublicensee satisfies such obligations on behalf of Nippon Shinyaku. Notwithstanding the exception in the foregoing sentence, Nippon Shinyaku is and shall remain [****] to REGENX for all of Nippon Shinyaku’s duties and obligations contained in this Agreement and for any act or omission of an Affiliate or Sublicensee that would be a breach of this Agreement if performed or omitted by Nippon Shinyaku, and, Nippon Shinyaku will be deemed to be in breach of this Agreement, as applicable, as a result of such act or omission.
9.5.
License Grants and Right of Reference to REGENX.
9.5.1.
Nippon Shinyaku IP. Subject to the terms and conditions of this Agreement, Nippon Shinyaku hereby grants to REGENX and its Affiliates a non-exclusive, sublicensable, royalty-free, worldwide license or sublicense (as applicable) under the Nippon Shinyaku Patents, Nippon Shinyaku Know-How, Nippon Shinyaku Collaboration Patents and Nippon Shinyaku Collaboration Know-How solely for purposes of REGENX’s performing its obligations under this Agreement in the Territory during the Term and Exploiting Licensed Compounds and Licensed Products outside of the Territory.
9.5.2.
Licensed Back Improvements. Nippon Shinyaku hereby grants to REGENX a non-exclusive, worldwide, royalty-free, transferable, sublicensable (solely to the extent necessary to satisfy its obligations under the applicable REGENX Licensor Agreement), irrevocable, perpetual license (a) to use any [****].
9.5.3.
Trademarks. To the extent that Nippon Shinyaku decides to use the Nippon Shinyaku Product Trademarks in accordance with Section 4.5.3, Nippon Shinyaku hereby grants to REGENX an exclusive, royalty-free right and license to use the Nippon Shinyaku Product Trademarks (a) in or for Regulatory Documentation or to obtain or maintain Regulatory Approval for Licensed Products in the Licensed Field in the United States and (b) in or for Regulatory Documentation or to obtain or maintain Regulatory Approval and to Commercialize Licensed Products in the Licensed Field outside of the Territory.
9.5.4.
Right of Reference. Nippon Shinyaku hereby grants to REGENX a Right of Reference under the Nippon Shinyaku Collaboration Know-How and the Nippon Shinyaku Know-How in Regulatory Filings for the Licensed Compounds and Licensed Products in the Territory as necessary or useful for REGENX, its Affiliates, its sublicensees, or its or their designees to Develop, Manufacture, Commercialize or otherwise Exploit the Licensed Compounds and Licensed Products outside of the Territory.
9.5.5.
Product Packaging. Commencing on the date on which Nippon Shinyaku receives FDA approval for packaging or Product Labeling for Licensed Products Manufactured by REGENX for the United States, Nippon Shinyaku hereby grants to REGENX an non-exclusive, royalty-free, sublicensable right and license to use Nippon Shinyaku’s Corporate Names and other Trademarks, names and logos approved by the FDA in packaging and Product Labeling for Licensed Products Manufactured by REGENX for the United States to enable Early Access Programs and Commercialize Licensed Products in the Licensed Field outside of the Territory; provided that, if Nippon Shinyaku is required to seek approval from an Affiliate or Third Party to use any Trademarks, names and logos other than Nippon Shinyaku’s Corporate Names in packaging and Product Labeling for such Licensed Products, then Nippon Shinyaku shall seek approval for use of such Corporate Names simultaneously for both Nippon Shinyaku and REGENX; provided further that, REGENX’s use shall be requested solely to the extent of the license granted herein.

9.6.
Obligations Under REGENX Licensor Agreements. Nippon Shinyaku acknowledges that certain REGENX Technology is or will be licensed to REGENX pursuant to the applicable REGENX Licensor Agreements and will be sublicensed to Nippon Shinyaku hereunder. In addition to the obligations set forth herein, Nippon Shinyaku expressly agrees to be bound by and comply with all additional applicable provisions of the REGENX Licensor Agreements entered into by REGENX as of the Execution Date. [****]. REGENX agrees that (a) REGENX shall not, during the term of the applicable REGENX Licensor s Agreement, amend or terminate such REGENX Licensor Agreement in any manner that adversely affects the rights granted to Nippon Shinyaku or REGENX’s ability to materially perform its obligations hereunder; and (b) REGENX shall, during the term of the applicable REGENX Licensor Agreement, maintain in good standing in all material respects such REGENX Licensor Agreement to the extent necessary for Nippon Shinyaku to exercise the rights granted to it hereunder or for REGENX to materially perform its obligations hereunder.
9.7.
Ownership and Disclosure of Intellectual Property.
9.7.1.
Ownership of Technology. As between the Parties, (a) REGENX shall solely own and retain all right, title and interest in and to any and all REGENX Collaboration Know-How and REGENX Collaboration Patents, (b) subject to 9.7.3, Nippon Shinyaku shall solely own and retain all right, title and interest in and to any and all Nippon Shinyaku Collaboration Know-How and Nippon Shinyaku Collaboration Patents, and (c) each Party shall solely own and retain all other Information, inventions, Patents and other intellectual property rights that are owned or otherwise Controlled (other than pursuant to the license grants in this Agreement) by such Party or its Affiliates or its or their respective (sub)licensees or Sublicensees, as applicable, (i) prior to the Execution Date or (ii) on or after the Execution Date, but independent of or outside of this Agreement.
9.7.2.
Ownership of Joint Patents and Joint Know-How. Subject to Section 9.7.3, as between the Parties, each of REGENX and Nippon Shinyaku shall own an equal, undivided interest in and to any and all Joint Know-How and Joint Patents. With respect to Joint Patents, the Parties shall discuss and agree upon which Party shall prepare, file, prosecute (including any interferences, reissue proceedings and reexaminations) and maintain patent applications for such Joint Patents in any jurisdictions throughout the world, as well as the manner in which patent expenses for such Joint Patent will be shared by the Parties and the rights each Party shall have with respect to working such Joint Patent. In the event that any issues, objections or rejections arise concerning obviousness-type double patenting in the United States involving the Joint Patents, the Parties shall reasonably cooperate with each other to resolve or take any action necessary to overcome any such issues, objections or rejections.
9.7.3.
Ownership of REGENX NAV Platform Collaboration Patents and REGENX NAV Platform Collaboration Know-How. As between the Parties, REGENX shall solely own and retain all right, title and interest in and to any and all REGENX NAV Platform Collaboration Patents and REGENX NAV Platform Collaboration Know-How.
9.7.4.
United States Law. The determination of inventorship and whether Information and other inventions are conceived, created, discovered, developed or otherwise made by or on behalf of a Party or its Affiliates, or its or their respective (sub)licensees and Sublicensees, as applicable, for the purpose of allocating proprietary rights (including Patent, copyright or other intellectual property rights) therein, shall, for purposes of this Agreement, be made in accordance with the United States patent law and other Applicable Law in the United States irrespective of where such conception, creation, discovery, development or making occurs. In case of a dispute between the Parties with respect to inventorship that cannot be resolved within [****], the Parties shall, within [****] after the expiration of such [****] period, jointly select a neutral patent attorney that has not previously advised either Party and that is registered before the United States Patent and Trademark Office to resolve such matter. Within [****] after the selection of such patent attorney, the Parties will submit such dispute to such patent attorney for resolution of inventorship thereof under United States patent law and cooperate to facilitate his or her determination thereof. Notwithstanding the foregoing, the Parties shall, during the pendency of such claim, proceed to file such Patents, with Nippon Shinyaku having the right on an interim basis to make such filing until the patent attorney’s decision is rendered. The decision of such patent attorney with respect to inventorship will be treated as final with respect to the Parties, and his or her decision shall be used for determining the Parties’ respective rights to file, prosecute, maintain and enforce Patents under this Article 9. The Parties will share equally the expenses of engaging such patent attorney. For clarity, the decision of such patent attorney will not be binding with respect to Third Party challenges in court to the inventorship of a given Patent or with respect to the Parties’ response to court challenges to the inventorship of such Patent.

9.7.5.
Assignment.
(a)
Each Party shall, and does hereby, assign, and shall cause its Affiliates and its and their respective (sub)licensees and Sublicensees, as applicable, to so assign, to the other Party, without additional compensation, such right, title and interest in and to any Information and other inventions as well as any intellectual property rights with respect thereto, as is necessary to fully effect, as applicable, (i) the sole ownership provided for in Section 9.7.3, (ii) the joint ownership provided for in Section 9.7.2, and (iii) any such ownership provided for in Section 9.7.1 if and as applicable; provided that clause (iii) shall not apply to (sub)licensees or Sublicensees except for subcontractors under Section 9.7.5(b).
(b)
Each Party shall cause all Persons who perform any activities under this Agreement, including any and all Development activities (including regulatory activities), Manufacturing activities, and Commercialization activities, for, or on behalf of, such Party under this Agreement, or who conceive, create, discover, develop or otherwise make any Information or other inventions by or on behalf of either Party or its Affiliates and its and their respective (sub)licensees and Sublicensees, as applicable, under this Agreement to assign (or if such Party is unable to cause such Person to assign despite such Party using commercially reasonable efforts to negotiate such assignment, to be under an obligation to assign, or, if such Party is unable to cause such Person to agree to such assignment obligation despite such Party using commercially reasonable efforts to negotiate such assignment obligation, to grant an exclusive license with the right to sublicense through multiple tiers) their rights in and to any Collaboration Know-How developed or invented by such Person to such Party, except where Applicable Law requires otherwise and except in the case of governmental, not- for-profit and public institutions that have standard policies against such an assignment (in which case, a suitable license or right to obtain such a license shall instead be obtained).
9.7.6.
Disclosure.
(a)
Nippon Shinyaku shall provide prompt written notice to REGENX, and Nippon Shinyaku shall cause its Affiliates and its and their respective (sub)licensees and Sublicensees, as applicable, to so notify REGENX, [****].
(b)
Nippon Shinyaku shall promptly disclose to REGENX in writing, and Nippon Shinyaku shall cause its Affiliates and its and their respective (sub)licensees and Sublicensees, as applicable, to so disclose to REGENX, [****].
(c)
If and when Nippon Shinyaku decides to use Nippon Shinyaku Product Trademarks in accordance with Section 4.5.3, Nippon Shinyaku shall promptly disclose to REGENX any and all Nippon Shinyaku Product Trademarks for the purpose of obtaining or maintaining Regulatory Approval and Commercializing Licensed Compounds and Licensed Products outside of the Territory. Nippon Shinyaku shall ensure that its personnel having reasonable knowledge and expertise of such Nippon Shinyaku Product Trademarks will be available to elaborate upon the contents of such Nippon Shinyaku Product Trademarks and respond to all reasonable inquiries from REGENX regarding same.
(d)
[****] REGENX shall disclose to Nippon Shinyaku, any and all REGENX Technology or Product Trademarks, required, necessary or useful, for Nippon Shinyaku to exercise the rights and licenses granted to Nippon Shinyaku under this Agreement, including REGENX Regulatory Filings, clinical study results, raw data, INDs and BLAs for the Licensed Products in and for the Territory, to the extent the same are then Controlled by REGENX. REGENX shall ensure that its personnel having reasonable knowledge and expertise of such REGENX Technology or Product Trademarks will be available to elaborate upon the contents of such REGENX Technology or Product Trademarks and respond to all reasonable inquiries from Nippon Shinyaku regarding same.
(e)
REGENX shall promptly disclose to Nippon Shinyaku during the Term, any additional REGENX Technology or Product Trademarks which REGENX develops or acquires after the Effective Date that are required, necessary or useful, for Nippon Shinyaku’s exercise of the rights and licenses granted to Nippon Shinyaku under this Agreement, to the extent the same are Controlled by REGENX.
(f)
Nippon Shinyaku shall promptly disclose to REGENX any and all Nippon Shinyaku Patents and Nippon Shinyaku Know-How arising after the Effective Date, including without limitation, study results, raw data, INDs and BLAs for the Licensed Products in and for the Territory, in any case which are required, necessary or useful, for the purpose of researching, Developing, Commercializing and/or Manufacturing the Licensed Compounds and/or the Licensed Products outside the Territory.
(g)
Each Party shall promptly disclose to the other Party in writing and shall cause its Affiliates and its and their respective (sub)licensees or Sublicensees, as applicable, to so disclose, the creation, discovery, development, conception, or reduction to practice (each as applicable) of any Collaboration Know-How or Collaboration Patents.
9.7.7.
Ownership and Use of Trademarks.
(a)
Except for the licenses expressly granted to Nippon Shinyaku in this Agreement, REGENX owns and shall own all right, title and interest in and to the Product Trademarks, as well as any modifications or improvements made thereto by Nippon Shinyaku, and the goodwill resulting from Nippon Shinyaku’s use of the Product Trademarks. Without REGENX’s prior written consent, Nippon Shinyaku shall not use or register for use, the Product

Trademarks, or any element thereof, as part of (a) its corporate or trade name or (b) any domain name. Nippon Shinyaku shall not (i) dispute or challenge, or assist any person in disputing or challenging, REGENX’s rights in and to the Product Trademarks or the validity of any such Trademark, and any applications therefor which may have been or may be filed in the future, relating to the Product Trademarks or (ii) perform or permit any act which will or may dilute, invalidate, or tarnish the reputation of or goodwill associated with the Product Trademarks.

(b)
Except for the licenses expressly granted to REGENX in this Agreement, Nippon Shinyaku owns and shall own all right, title and interest in and to the Nippon Shinyaku Product Trademarks, as well as any modifications or improvements made thereto by REGENX, and the goodwill resulting from REGENX’s use of the Nippon Shinyaku Product Trademarks. Without Nippon Shinyaku’s prior written consent, REGENX shall not use or register for use, the Nippon Shinyaku Product Trademarks, or any element thereof, as part of (a) its corporate or trade name or (b) any domain name. REGENX shall not (i) dispute or challenge, or assist any person in disputing or challenging, Nippon Shinyaku’s rights in and to the Nippon Shinyaku Product Trademarks or the validity of any such Trademark, and any applications therefor which may have been or may be filed in the future, relating to the Nippon Shinyaku Product Trademarks or (ii) perform or permit any act which will or may dilute, invalidate, or tarnish the reputation of or goodwill associated with the Nippon Shinyaku Product Trademarks.
9.7.8.
Ownership of Corporate Names. As between the Parties, (a) REGENX shall retain all right, title and interest in and to its Corporate Names, and (b) Nippon Shinyaku shall retain all right, title and interest in and to its Corporate Names.
9.8.
Prosecution.
9.8.1.
REGENX Prosecution Rights.
(a)
As between the Parties, but subject to Section 9.7.3, REGENX shall have the first right, but not the obligation, to Prosecute the REGENX Patents (excluding the NAV Platform Patents), REGENX NAV Platform Collaboration Patents and Joint Patents. REGENX shall (a) provide Nippon Shinyaku with a reasonable opportunity to review and provide comments in connection with such Prosecution, (b) keep Nippon Shinyaku reasonably informed as to all material developments with respect to such Prosecution, and (c) consider in good faith Nippon Shinyaku’s comments with respect to such Prosecution. Notwithstanding the foregoing, if REGENX determines in its sole discretion to abandon or not maintain in any country or jurisdiction in the Territory any Patent subject to Prosecution under this Section 9.8.1(a), to the extent available and allowable under the applicable REGENX Licensor Agreements and any other agreement between REGENX and a Third Party executed prior to the Execution Date, REGENX will provide Nippon Shinyaku with timely prior written notice of such determination and Nippon Shinyaku, upon written notice to REGENX, will thereafter have the right, but not the obligation, at its sole discretion [****], to Prosecute such Patent, and Nippon Shinyaku will thereafter be the “Prosecuting Party” with respect to such Patent for all purposes under this Agreement.
(b)
As between the Parties, and subject to Section 9.8.3, REGENX shall have the sole right, but not the obligation, to Prosecute the NAV Platform Patents. REGENX shall keep Nippon Shinyaku reasonably informed as to all material developments with respect to such Patents.

9.8.2.
Nippon Shinyaku Prosecution Rights. As between the Parties, and subject to Section 9.8.3, Nippon Shinyaku shall have the sole right, but not the obligation, to Prosecute the Nippon Shinyaku Patents, including the Nippon Shinyaku Collaboration Patents. Nippon Shinyaku shall (a) provide REGENX with a reasonable opportunity to review and provide comments in connection with the Prosecution of such Patents, and (b) keep REGENX reasonably informed as to all material developments with respect to such Patents, and (c) consider in good faith REGENX’s comments with respect to such Prosecution.
9.8.3.
Third Party Control of Prosecution. Notwithstanding anything to the contrary herein, the rights and obligations of the Parties under this Section 9.8 are subject to the rights of the REGENX Licensors and the limitations imposed on REGENX, its Affiliates and its and their respective sublicensees that are set forth in the applicable REGENX Licensor Agreements and other agreements between REGENX and Third Parties executed prior to the Execution Date; provided that if such agreements provide REGENX with an option or right to Prosecute a REGENX Patent under certain conditions, REGENX, if it determines in its sole discretion that exercise of such option or right would be reasonably necessary to effectively manage prosecution of such REGENX Patent, will use good faith efforts to exercise such option or obtain such right so as to allow Nippon Shinyaku to Prosecute such REGENX Patent pursuant to Section 9.8.2.
9.8.4.
Cooperation. [****]. The non-Prosecuting Party shall, and shall cause its Affiliates and its and their respective (sub)licensees or Sublicensees, as applicable, to, assist and cooperate with the Prosecuting Party, as the Prosecuting Party may reasonably request from time to time, in the Prosecution of Patents under this Section 9.8 in the Territory, including that the non-Prosecuting Party shall, and shall ensure that its Affiliates and its and their sublicensees or Sublicensees, as applicable, (a) offer comments, if any, promptly, (b) provide access to relevant documents and other evidence and make its employees available at reasonable business hours, and (c) execute all such documents and instruments and perform such acts as may be reasonably necessary in order to permit the Prosecuting Party to conduct any such Prosecution; provided, however, that neither Party shall be required to provide legally privileged information unless and until procedures reasonably acceptable to such Party are in place to protect such privilege; [****].
9.8.5.
Patent Listings. In connection with a Licensed Product, Nippon Shinyaku shall have the sole right to determine and make all listings or filings with Regulatory Authorities or patent agencies in the Territory with respect to REGENX Patents (including the NAV Platform Patents), Nippon Shinyaku Patents, and Joint Patents, including as required or allowed in the United States, in the FDA’s Purple Book or under other international equivalents. REGENX shall (a) provide to Nippon Shinyaku all Information, including a correct and complete list of REGENX Patents (including the NAV Platform Patents) covering each Licensed Product or otherwise necessary or reasonably useful to enable Nippon Shinyaku to make such listing or filings with Regulatory Authorities or patent agencies in the Territory with respect to such Patents, and (b) cooperate with Nippon Shinyaku in connection therewith, including using commercially reasonable efforts to make any submission deadlines, in each case ((a) and (b)), to the extent required or permitted by Applicable Law.
9.8.6.
Patent Term Extensions and Supplementary Protection Certificates. With respect to a Licensed Product, and subject to Section 9.8.3, REGENX shall be responsible for making decisions regarding patent term extensions, including supplementary protection certificates, pediatric exclusivity, and any other extensions that are now or become available in the future, wherever applicable, for REGENX Patents (including the NAV Platform

Patents), Nippon Shinyaku Patents, and any Joint Patents in the Territory during the Term. REGENX shall have the sole responsibility for applying for, and Nippon Shinyaku shall have no right to apply for, any extension (including patent term extension, supplementary protection certificate, or pediatric exclusivity) with respect to any Patents in the Territory in connection with the Licensed Product during the Term. REGENX shall keep Nippon Shinyaku fully informed of its efforts to obtain such extension. [****].
9.8.7.
Joint Research Agreements. The Parties acknowledge and agree that this Agreement constitutes a “joint research agreement” as defined in 35 U.S.C. 100(h).
9.9.
Infringement Actions Against Third Parties.
9.9.1.
Notice. Each Party shall notify the other Party promptly of any alleged or threatened Infringement of any REGENX Patent, Nippon Shinyaku Patent or Joint Patent that claims a Licensed Compound or Licensed Product in the Licensed Field in the Territory that may come to such first Party’s attention. However, neither Party is under any obligation to search for potential infringers.
9.9.2.
Nippon Shinyaku Sole Right. As between REGENX and Nippon Shinyaku, but subject to Section 9.9.5, Nippon Shinyaku shall have the sole right, but not the obligation, to prosecute any Infringement with respect to any Nippon Shinyaku Patent in the Licensed Field in the Territory, as well as any infringement of any Nippon Shinyaku Patent with respect to a product that is biosimilar to or competes against a Licensed Product in the Licensed Field in the Territory, and Nippon Shinyaku shall retain control of the prosecution of any such claim, suit or proceeding. In the event Nippon Shinyaku prosecutes any such Infringement, REGENX shall have the right to join as a party to such claim, suit, or proceeding in the Territory and participate with its own counsel at [****]; provided that Nippon Shinyaku shall retain control of the prosecution of such claim, suit, or proceeding. REGENX shall bear the cost of REGENX’s participation, including bearing the cost for REGENX Licensor’s separate outside counsel in the event of a conflict. Subject to Section 9.9.3(b), REGENX shall not assert any Patent in such claim, suit or proceeding, or against the same potential or actual infringer in connection with the same product in a different claim, suit, or proceeding, in each case without Nippon Shinyaku’s prior written consent, not to be unreasonably withheld, conditioned or delayed.

9.9.3.
Nippon Shinyaku First Right.
(a)
As between REGENX and Nippon Shinyaku, but subject to Section 9.9.5, Nippon Shinyaku shall have the first right, but not the obligation, to prosecute any Infringement of a product competing with any Licensed Product in the Licensed Field in the Territory with respect to (i) any REGENX Patent that is not a REGENX Licensor Patent, (ii) any Collaboration Patent that is not a REGENX NAV Platform Collaboration Patent, and (iii) any Joint Patent, in each case of clauses (i)-(iii), to the extent it does not violate the terms of any agreement between REGENX and a Third Party executed prior to the Execution Date. In the event Nippon Shinyaku prosecutes any such Infringement, and REGENX is required to join as a party to such claim, suit or proceeding in the Licensed Field in the Territory, REGENX shall join and participate with its own counsel that, in the event of a conflict, shall be at [****].
(b)
If Nippon Shinyaku either (i) declines to prosecute an Infringement of any of the Patents set forth in (a) above, (ii) fails to take action with respect to such

Infringement within [****] after the first notice provided above with respect to such Infringement, or (iii) within [****] before the deadline, if any, set forth in Applicable Law, fails to take action in connection with such Infringement, whichever of the events described in clauses (i)-(iii) comes first, then REGENX shall have the right, but not the obligation, to prosecute such Infringement. In the event REGENX prosecutes such Infringement, Nippon Shinyaku shall have the right to join as a party to such claim, suit or proceeding in the Territory and participate with its own counsel at its [****].
(c)
[****].
(d)
Notwithstanding anything to the contrary in this Section 9.9.3, as between the Parties, Nippon Shinyaku has the first right, but not the obligation, to control the defense of any claim or counterclaim arising from and related to the prosecution of an Infringement of any of the Patents set forth in Section 9.9.3(a), that challenges the scope, validity, title, or enforceability of any of such Patents. If Nippon Shinyaku (i) declines to defend such challenge of any of the Patents set forth in Section 9.9.3(a) above, (ii) fails to take action with respect to such challenge within [****] following the first notice provided above with respect to such challenge, or (iii) within [****] before the deadline, if any, set forth in Applicable Law, fails to take action in connection with such challenge, whichever of the events described in clauses (i)-(iii) comes first, then REGENX shall have the right, but not the obligation, to defend such challenge at its sole cost and expense. In the event REGENX defends such challenge, Nippon Shinyaku shall have the right to join as a party to such action, suit or proceeding in the Territory and participate with its own counsel [****].
9.9.4.
REGENX Sole Right.
(a)
As between REGENX and Nippon Shinyaku, but subject to Section 9.9.5, REGENX shall have the sole right, but not the obligation, to prosecute any Infringement with respect to any REGENX Patent that is a REGENX Licensor Patent, or any REGENX NAV Platform Collaboration Patent in the Licensed Field in the Territory. In the event REGENX prosecutes any such Infringement, Nippon Shinyaku shall have the right to join as a party to such claim, suit or proceeding in the Licensed Field in the Territory and participate with its own counsel [****].
(b)
[****].
(c)
Notwithstanding anything to the contrary in this Section 9.9.4, as between the Parties, REGENX has the sole right, but not the obligation, to control the defense of any claim or counterclaim arising from and related to the prosecution of an Infringement of any of the Patents set forth in Section 9.9.4(a), that challenges the scope, validity, title, or enforceability of any of such Patents.
9.9.5.
Third Party Control of Enforcement. Notwithstanding anything to the contrary herein, the rights and obligations of the Parties under this Section 9.9 are subject to [****].
9.9.6.
Cooperation. For purposes of this Section 9.9, the Party prosecuting any infringement with respect to a Patent shall be the “Enforcing Party.” The Parties will cooperate fully in any infringement action pursuant to this Section 9.9, including by making the inventors, applicable records and documents (including laboratory notebooks) with respect to the relevant

Patents enforceable under this Section 9.9 and available to the Enforcing Party at the Enforcing Party’s request. With respect to an action controlled by the applicable Enforcing Party, the other Party shall, and shall cause its Affiliates to, assist and cooperate with the Enforcing Party, as the Enforcing Party may reasonably request from time to time, in connection with its activities set forth in this Section 9.9, including where necessary, furnishing a power of attorney solely for such purpose or joining in, or being named as a necessary party to, such action, providing access to relevant documents and other evidence, and making its employees available at reasonable business hours; [****]. In connection with any activities with respect to an Infringement action prosecuted by the applicable Enforcing Party pursuant to this Section 9.9, the Enforcing Party shall (a) consult with the other Party as to the strategy for the prosecution of such claim, suit or proceeding, (b) consider in good faith any comments from the other Party with respect thereto, and (c) keep the other Party reasonably informed of any material steps taken and provide copies of all material documents filed, in connection with such action.
9.9.7.
Right to Settle. Unless otherwise set forth herein, the Enforcing Party shall have the right to settle such claim; provided that neither Party shall have the right to settle any Infringement litigation (including related defensive claims and counterclaims) under this Section 9.9 with respect to any Patent [****]. Furthermore, the Enforcing Party shall not settle or compromise any claim or Infringement litigation (including related defensive claims and counterclaims) under this Section 9.9 with respect to any Patent [****].
9.9.8.
Biosimilar Competition. Subject to this Section 9.9, including Sections 9.9.2, 9.9.3, 9.9.4 and 9.9.5, Nippon Shinyaku shall have the right, but not the obligation, to prosecute, manage and settle any litigation or proceedings associated therewith with respect to Biosimilar Products in the Licensed Field in the Territory, in connection with any Patents, including any invalidity, unpatentability or unenforceability challenges, oppositions or post-grant proceedings in connection therewith. If either Party receives a notice or a copy of an application submitted to the FDA or its foreign counterpart for a Biosimilar Product (a “Biosimilar Application”) for which a Licensed Product is a “reference product” as such term is used in Section 351(i)(4) of the PHSA, or an equivalent under its foreign counterpart, whether or not such notice or copy is provided under Applicable Law, or if either Party otherwise becomes aware that such a Biosimilar Application has been submitted to a Regulatory Authority for Regulatory Approval, such Party shall, within [****], notify the other Party and provide the other Party with copies of such notice or communication to the extent permitted by Applicable Law. Nippon Shinyaku shall carry out any such rights and responsibilities of the “reference product sponsor,” as defined in Section 351(l)(1)(A) of the PHSA, for purposes of such Biosimilar Application, provided that Nippon Shinyaku’s rights to bring an action for patent Infringement under Section 351(l)(6) of the PHSA based on any REGENX Patents, Collaboration Patents or Joint Patents shall be subject to REGENX’s applicable sole or first right to bring an action for patent Infringement under Sections 9.9.3 and 9.9.4, and to the rights of the applicable REGENX Licensors and the limitations imposed on REGENX, its Affiliates and its and their respective sublicensees that are set forth in the applicable REGENX Licensor Agreements. The Parties shall cooperate in seeking to obtain access to the Biosimilar Application and related confidential information, including in accordance with Section 351(l)(1)(B)(iii) of the PHSA, if applicable. If permitted pursuant to Applicable Law, upon a Party’s request, the other Party shall assist the requesting Party in identifying and listing all relevant Patents pursuant to Section 351(l)(1)(3)(A) or Section 351(l)(7) of the PHSA, in preparing, pursuant to section 351(l)(3)(C) of the PHSA, a detailed statement regarding the reference product sponsor’s opinion that any such Patent will be infringed and a response to the statement by the filer of the Biosimilar Application concerning validity and enforceability, in negotiating with the filer of the Biosimilar Application pursuant to Section 351(l)(4) of the PHSA, and in selecting Patents enforceable under this Section 9.9 for and conducting litigation pursuant to Section 351(l)(5), Section 351(l)(6), and Section 351(l)(9) of the PHSA, to the extent applicable, and shall cooperate with the requesting Party in responding to relevant communications with respect to such lists and statements from the filer of the Biosimilar Application. The Parties shall cooperate and assist each other in seeking an injunction against any commercial marketing by the filer of a Biosimilar Application as permitted pursuant to Section 351(l)(8)(B) of the PHSA or in filing an action for infringement against the filer of such Biosimilar Application.
9.10.
Defense of Infringement Claims. In the event Nippon Shinyaku or REGENX becomes aware that Nippon Shinyaku’s or any of its Affiliates’ or any Sublicensees’ Exploitation of a Licensed Product in the Licensed Field is the subject of a claim for patent infringement by a Third Party, (a) such Party shall promptly notify the other Party, (b) [****]. Unless the Party against whom a Third Party infringement claim is filed seeks indemnification for such claim covered pursuant to Article 12, subject to compliance with the provisions of this Section 9.10, the alleged infringing Party shall have the sole right, but not the obligation, to defend and control the defense of any such claim, suit or proceeding. Without limiting of the foregoing, if the alleged infringing Party finds it necessary or desirable to join the other Party as a party to any such action, the other Party shall execute all papers and perform such acts as shall be reasonably required. Each Party shall keep the other Party reasonably informed of all material developments in connection with any such claim, suit, or proceeding. [****]. Notwithstanding anything to the contrary herein, the rights and obligations of the Parties under this Section 9.10 are subject to the rights of the applicable REGENX Licensors and the limitations imposed on REGENX, its Affiliates and its and their respective sublicensees that are set forth in the applicable REGENX Licensor Agreements and the alleged infringing Party shall not settle or compromise any claim for patent infringement (including related defensive claims and counterclaims) under this Section 9.10 with respect to any Patent [****].
9.11.
Invalidity or Unenforceability Defenses or Actions.
9.11.1.
Notice. Each Party shall promptly notify the other Party in writing of any alleged or threatened assertion of invalidity, unpatentability or unenforceability of any of the REGENX Patents, Nippon Shinyaku Patents, or Joint Patents by a Third Party, in each case in the Territory and for which such Party becomes aware. Notwithstanding anything to the contrary herein, the rights and obligations of the Parties under this Section 9.11 are subject to the rights of the applicable REGENX Licensors and Third Parties and the limitations imposed on REGENX, its Affiliates and its and their respective sublicensees that are set forth in the applicable REGENX Licensor Agreements and other agreements between REGENX and Third Parties executed prior to the Execution Date.
9.11.2.
Defense of Patents. Subject to the terms and conditions of this Agreement, the Prosecuting Party shall have the first right, but not the obligation, to defend and control the defense of the validity, patentability and enforceability of the Patents being Prosecuted by such Prosecuting Party under this Section 9.11 in the Territory. The non-Prosecuting Party may participate in any such claim, suit, or proceeding in the Territory with counsel of its choice at its own expense; provided that the Prosecuting Party shall retain control of the defense in such claim, suit or proceeding. If the Prosecuting Party elects not to defend or control the defense of such Patent (other than a Nippon Shinyaku Patent) in a claim, suit or proceeding brought in the Territory, or otherwise fails to initiate and maintain the defense of any such claim, suit or proceeding, the non-

Prosecuting Party may become the controlling Party and conduct and control the defense of any such claim, suit or proceeding.
9.11.3.
Cooperation. Each Party shall assist and cooperate with the other Party as such other Party may reasonably request from time to time in connection with its activities set forth in this Section 9.11, including by being joined as a necessary party in such claim, suit or proceeding, providing access to relevant documents and other evidence, and making its employees available at reasonable business hours. In connection with any such defense or claim or counterclaim, the controlling Party shall consider in good faith any comments from the other Party and shall keep the other Party reasonably informed of any material steps taken. Subject to the other terms and conditions of this Agreement, the controlling Party shall have the right to settle such claim, suit or proceeding under this Section 9.11, provided that the controlling Party shall not settle any such claim, suit or proceeding in a manner that imposes any out-of-pocket costs or liability on, or involves any admission by, the other Party, without the express written consent of such other Party. Furthermore, the controlling Party shall not settle or compromise any such claim, suit or proceeding under this Section 9.11 with respect to any Patent in a manner that imposes any obligations or other restrictions on an applicable REGENX Licensor, or that has a material adverse effect on the validity, scope of patent claims, or enforceability of any of the REGENX Licensor Patents, or grants any rights to the REGENX Licensor Patents, other than any permitted sublicenses, without the applicable REGENX Licensor’s prior written permission as set forth in the applicable REGENX Licensor Agreements. [****].
9.12.
Third Party Patent Rights. If, in the reasonable opinion of either Party, a license under any Patent or other intellectual property right of a Third Party in any country in the Territory is necessary or reasonably useful to Exploit the Licensed Product for use in the Licensed Field in the Territory in accordance with this Agreement (such right, a “Third Party Patent Right”), then the Parties shall meet and discuss the strategy for obtaining such Third Party Patent Right. The Parties shall negotiate in good faith to reach agreement with respect to such strategy. If no agreement has been reached after [****] following commencement of such discussions, then [****]. If either Party determines not to enter into such an agreement under the foregoing clauses (a) or (b), then it shall promptly notify the other Party thereof, and the other Party shall thereafter have the right to enter into such an agreement. Each Party shall ensure that any such license entered into under this Section 9.12 shall be freely sublicensable to the other Party and its Affiliates to enable such other Party and its Affiliates to fully exercise its rights and perform its obligations under this Agreement and shall promptly provide the other Party with a copy of any Third Party agreement entered into under this Section 9.12 with redactions permitted to the extent not reasonably necessary for the other Party to understand its obligations under such agreement or such agreement’s relevance to this Agreement. If the grant of a sublicense under a Third Party agreement entered into by either Party under this Section 9.12 would result in the other Party having any different or additional obligations or being subject to any additional terms as a result of being a sublicensee under such agreement, the other Party shall have [****] after receipt of a copy of such agreement to notify the Party that entered into the Third Party agreement as to whether it accepts such sublicensed rights. Notwithstanding anything to the contrary in this Agreement, unless and until the other Party notifies the Party that entered into the Third Party agreement within such forty five (45)-day period that it wishes to receive a sublicense under the Third Party agreement entered into under this Section 9.12, Information and Patents licensed by the Party that entered into the Third Party agreement from a Third Party will not be deemed “Controlled” by the Party that entered into the Third Party agreement or its Affiliates under this Agreement and the other Party shall not be granted any rights, or have any obligations, under such Third Party agreement. [****]. If, in the reasonable opinion of

Nippon Shinyaku, a Third Party Patent Right may relate to the Exploitation of a Licensed Product by Nippon Shinyaku or its Affiliates, then Nippon Shinyaku or its Affiliates shall have the sole right, but not the obligation, to challenge the patentability, validity or enforceability of such Patent in any court of competent jurisdiction or before any supra-national, federal, national, regional, state, provincial or local governmental body of competent jurisdiction, including the United States Patent and Trademark Office. REGENX shall not challenge the patentability, validity or enforceability of such Patent in any court or governmental body without Nippon Shinyaku’s prior written consent, provided, however, that notwithstanding the foregoing, REGENX will not be prevented from challenging the patentability, validity or enforceability of any such Third Party Patent Right to the extent unrelated to the Licensed Product. REGENX shall assist and cooperate with Nippon Shinyaku as Nippon Shinyaku may reasonably request from time to time in connection with the activities set forth in this Section 9.12.
9.13.
Trademarks.
9.13.1.
REGENX shall be responsible for the registration, prosecution and maintenance of the Product Trademarks using counsel of its own choice. Nippon Shinyaku shall have the first right to take such action as Nippon Shinyaku reasonably deems necessary against a Third Party based on any alleged, threatened or actual infringement, dilution, misappropriation or other violation of, or unfair trade practices or any other like offense relating to, the Product Trademarks by a Third Party using counsel of its own choice, and if Nippon Shinyaku declines to do so, it shall notify REGENX within at least [****] after discovering such alleged, threatened or actual infringement and REGENX shall have the second right, but not the obligation, to take such action as REGENX reasonably deems necessary against such Third Party with respect thereto. Nippon Shinyaku shall have the right and responsibility to defend against and settle any alleged, threatened or actual claim by a Third Party that the use or registration of the Product Trademarks in the Territory infringes, dilutes, misappropriates or otherwise violates any Trademark or other right of that Third Party or constitutes unfair trade practices or any other like offense or any other claims as may be brought by a Third Party against a Party in connection with the use of the Product Trademarks with respect to the Licensed Product for use in the Licensed Field in the Territory using counsel of its choice. All costs and expenses incurred by a Party under this Section 9.13.1 will be borne by such Party. The terms of Section 9.9.4 shall apply mutatis mutandis to any damages, or awards, including royalties incurred or awarded in connection with any such claim defended under this Section 9.13.1.
9.13.2.
Nippon Shinyaku shall be responsible for the registration, prosecution and maintenance of the Nippon Shinyaku Product Trademarks using counsel of its own choice. Nippon Shinyaku shall have (a) with respect to the Territory, the sole right and responsibility and (b) outside of the Territory, the first right (but not the obligation), in each case, to take such action as Nippon Shinyaku reasonably deems necessary against a Third Party based on any alleged, threatened or actual infringement, dilution, misappropriation or other violation of, or unfair trade practices or any other like offense relating to, the Nippon Shinyaku Product Trademarks by a Third Party using counsel of its own choice. Nippon Shinyaku shall have (i) with respect to the Territory, the sole right and responsibility and (ii) outside of the Territory, the first right (but not the obligation), in each case, to defend against and settle any alleged, threatened or actual claim by a Third Party that the use or registration of the Nippon Shinyaku Product Trademarks inside or outside of the Territory, as applicable, infringes, dilutes, misappropriates or otherwise violates any Trademark or other right of that Third Party or constitutes unfair trade practices or any other like offense or any other claims as may be brought by a Third Party against a Party in connection with the use of the Nippon Shinyaku Product Trademarks with respect to the Licensed Product for use in the Licensed Field inside or outside of the Territory, as applicable, using counsel of its choice. If Nippon Shinyaku declines to enforce or defend of any of the Nippon Shinyaku Product Trademarks outside of the Territory, then REGENX shall have the right, but not the obligation, to enforce or defend the Nippon Shinyaku Trademarks outside of the Territory. [****].
9.14.
[****].

ARTICLE 10

CONFIDENTIALITY AND NON-DISCLOSURE

10.1.
Confidentiality Obligations. At all times during the Term and for a period of [****] following termination or expiration of this Agreement in its entirety, each Party shall, and shall cause its Affiliates and its and their respective officers, directors, employees and agents to, keep confidential and not publish or otherwise disclose to a Third Party and not use, directly or indirectly, for any purpose, any Confidential Information furnished or otherwise made known to it, directly or indirectly, by the other Party, except to the extent such disclosure or use is expressly permitted by the terms of this Agreement. Notwithstanding the foregoing, (a) such obligations as they relate to Confidential Information held confidential by a Party pursuant to a REGENX Licensor Agreement or Third Party License Agreement, as applicable, for a longer period than set forth in this Section 10.1 shall remain effective and continue in force for such longer term so long as the term(s) are disclosed in the REGENX Licensor Agreement or Third Party License Agreement, as applicable and (b) such obligations as they relate to Confidential Information that the disclosing Party maintains as a trade secret shall remain effective and continue in force for as long as such Confidential Information remains a trade secret under Applicable Law. “Confidential Information” means any confidential and proprietary technical, business or other information provided by or on behalf of one Party to the other Party in connection with this Agreement, whether prior to, on or after the Effective Date, including the terms of this Agreement (subject to Section 10.2.6 and Section 10.4), confidential and proprietary information relating to any Licensed Product ([****]), any Development or Commercialization of any Licensed Product, any confidential and proprietary Information with respect thereto developed by or on behalf of the disclosing Party or its Affiliates (including Nippon Shinyaku Know-How and REGENX Know-How, as applicable) or the confidential and proprietary scientific, regulatory or business affairs or other activities of either Party. Notwithstanding the foregoing, (i) Joint Know- How and the terms of this Agreement shall be deemed to be the Confidential Information of both Parties and both Parties shall be deemed to be the receiving Party and the disclosing Party with respect thereto, (ii) any Information solely relating to Licensed Products (including the Regulatory Documentation) or the Exploitation thereof (for clarity, other than REGENX NAV Platform Collaboration Know-How) (“Product Information”) shall be deemed to be the Confidential Information of both Parties and both Parties shall be deemed to be the receiving Party and the disclosing Party with respect thereto, (iii) any Information relating to Licensed Products but not solely relating to their use in the Territory shall be deemed to be the Confidential Information of REGENX (and REGENX shall be deemed to be the disclosing Party and Nippon Shinyaku shall be deemed to be the receiving Party with respect thereto), and (iv) [****] (and REGENX shall be deemed to be the disclosing Party and Nippon Shinyaku shall be deemed the receiving Party with respect thereto). Notwithstanding the foregoing, Confidential Information shall not include any information that:
10.1.1.
is or becomes part of the public domain through no breach of this Agreement by the receiving Party;

10.1.2.
can be demonstrated by documentation or other competent proof to have been in the receiving Party’s possession prior to disclosure by the disclosing Party without any obligation of confidentiality with respect to such information; provided that the foregoing exception shall not apply with respect to Product Information, Joint Know-How or REGENX NAV Platform Collaboration Know-How, in each case, generated by the receiving Party with respect thereto as set forth in Section 10.1;
10.1.3.
is subsequently received by the receiving Party from a Third Party who is not bound by any obligation of confidentiality with respect to such information;
10.1.4.
has been published by a Third Party or otherwise enters the public domain through no fault of the receiving Party in breach of this Agreement; or
10.1.5.
can be demonstrated by documentation or other competent evidence to have been independently developed by or for the receiving Party without reference to the disclosing Party’s Confidential Information; provided that the foregoing exception shall not apply with respect to Product Information, Joint Know-How, NAV Platform Patents and Information solely related thereto, or REGENX NAV Platform Collaboration Know-How, in each case, generated by the receiving Party with respect thereto as set forth in Section 10.1. Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the receiving Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the receiving Party. Further, any Confidential Information shall not be considered in the public domain or in the possession of the receiving Party merely because individual elements of such Confidential Information are in the public domain or in the possession of the receiving Party unless the combination of these elements and its principles are in the public domain or in the possession of the receiving Party.
10.2.
Permitted Disclosures. Each Party may disclose Confidential Information to the extent that such disclosure is:
10.2.1.
made in response to a valid order of a court of competent jurisdiction or other supra-national, federal, national, regional, state, provincial or local governmental or regulatory body of competent jurisdiction or, if in the reasonable opinion of the receiving Party’s legal counsel, such disclosure is otherwise required by Applicable Law, including by reason of filing with securities regulators; provided, however, except with respect to securities filings (which are addressed in Section 10.4 below), that as promptly as reasonably practicable and to the extent not prohibited by Applicable Law or judicial or administrative process, the receiving Party shall first have given notice to the disclosing Party and given the disclosing Party a reasonable opportunity to quash such order or to obtain a protective order or confidential treatment requiring that the Confidential Information and documents that are the subject of such order be held in confidence by such court or agency or, if disclosed, be used only for the purposes for which the order was issued; and provided, further, that the Confidential Information disclosed in response to such court or governmental order shall be limited to that information which is legally required to be disclosed in response to such court or governmental order;
10.2.2.
made by or on behalf of the receiving Party to Regulatory Authorities as required in connection with the conduct of a Clinical Trial or any filing, application or request for Regulatory Approval; provided, however, that reasonable measures shall be taken to assure confidential treatment of such information to the extent practicable and consistent with Applicable Law;

10.2.3.
made by or on behalf of the receiving Party to a patent authority as may be reasonably necessary or useful for purposes of Prosecuting or enforcing a Patent under and in accordance with this Agreement; provided, however, that reasonable measures shall be taken to assure confidential treatment of such information, to the extent such protection is available;
10.2.4.
made by or on behalf of REGENX as the receiving Party, in connection with its performance or exercise of the Retained Rights;
10.2.5.
made by or on behalf of REGENX as the receiving Party, in complying with the provisions of a REGENX Licensor Agreement or Third Party License Agreement; provided, however, that recipients under a Third Party License Agreement shall be subject to obligations of confidentiality and non-use with respect to such Confidential Information substantially similar to the obligations of confidentiality and non-use of REGENX pursuant to this Article 10 (with a duration of confidentiality and non-use obligations as appropriate that is no less than five (5) years from the date of disclosure);
10.2.6.
made by or on behalf of the receiving Party to [****]; provided, however, that such persons shall be subject to obligations of confidentiality and non-use with respect to such Confidential Information substantially similar to the obligations of confidentiality and non-use of the receiving Party pursuant to this Article 10 (with a duration of confidentiality and non-use obligations as appropriate that is no less than [****] from the date of disclosure); or
10.2.7.
to allow the receiving Party to exercise its rights or perform its obligations hereunder, provided that such disclosure is governed by terms of confidentiality and non-use at least as restrictive as those set forth herein.
10.3.
Use of Name.
10.3.1.
General. Except as expressly provided herein, neither Party shall mention or otherwise use the name, logo or Trademark of the other Party or any of its Affiliates or any of its or their (sub)licensees or Sublicensees (or any abbreviation or adaptation thereof) in any publication, press release, marketing or Promotional Material or other form of publicity without the prior written approval of such other Party in each instance, which approval shall not be unreasonably withheld, conditioned or delayed. The restrictions imposed by this Section 10.3 shall not prohibit (a) either Party from making any disclosure identifying the other Party to the extent required in connection with the exercise by the first Party of its rights or obligations under this Agreement, and (b) either Party from making any disclosure identifying the other Party that is required by Applicable Law or the rules of a stock exchange on which the securities of the disclosing Party are listed (or to which an application for listing has been submitted).
10.3.2.
REGENX Names. Nippon Shinyaku, its Affiliates and all of their respective employees and agents shall not use the name, seal, logo, trademark, or service mark (or any adaptation thereof) of REGENX in any way without the prior written consent of REGENX; provided, however, that Nippon Shinyaku may acknowledge the existence and general nature of this Agreement, subject to Article 10.
10.3.3.
Nippon Shinyaku Names. REGENX, its Affiliates and all of their respective employees and agents shall not use Nippon Shinyaku’s name, seal, logo, trademark, or service mark (or any adaptation thereof) in any way without the prior written consent of Nippon Shinyaku; provided, however that REGENX may acknowledge the existence and general nature of this Agreement, subject to Article 10.
10.3.4.
REGENX Licensor Names. Nippon Shinyaku, its Affiliates, any Sublicensees, and all of its and their employees and agents shall not use the name, seal, logo, trademark, or service mark (or any adaptation thereof) of the REGENX Licensors, or the name, identity, seal, logo, trademark or service mark (or any adaptation thereof) of any of such entities’ representative, school, organization, faculty, staff, employee, or student in any way without the prior written consent of REGENX or such entity, as applicable, unless required to do so pursuant to Applicable Law or the rules of a stock exchange on which the securities of Nippon Shinyaku are listed.
10.4.
Public Announcements. The Parties have agreed upon the content of one

(1) or more press releases which shall be issued substantially in the form(s) attached hereto as Schedule 10.4, the release of which the Parties shall coordinate in order to accomplish such release promptly upon execution of this Agreement. Neither Party shall issue any other public announcement, press release or other public disclosure regarding this Agreement or its subject matter without the other Party’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed, except for any such disclosure that is, in the reasonable opinion of the disclosing Party’s counsel, necessary to fulfill the disclosing Party’s financial reporting obligations (including with respect to milestones and royalties) or required by Applicable Law or the rules of a stock exchange on which the securities of the disclosing Party are listed (or to which an application for listing has been submitted). In the event a Party is, in the reasonable opinion of its counsel, required by Applicable Law or the rules of a stock exchange on which its securities are listed (or to which an application for listing has been submitted) to make such a public disclosure, such Party shall submit the proposed disclosure in writing to the other Party as far in advance as reasonably practicable (and in no event less than three [****] prior to the anticipated date of disclosure) so as to provide the other Party a reasonable opportunity to comment thereon. In addition, in the event REGENX is, in the reasonable opinion of its counsel, required by Applicable Law or the rules of a stock exchange on which its securities are listed (or to which an application for listing has been submitted) to publicly file this Agreement, REGENX shall submit its proposed redactions to this Agreement in writing to Nippon Shinyaku as far in advance as reasonably practicable (and in no event less than [****] prior to the anticipated date of disclosure) so as to provide a reasonable opportunity for Nippon Shinyaku to comment thereon. REGENX shall reasonably incorporate Nippon Shinyaku’s comments with respect thereto except to the extent inconsistent with Applicable Law, and shall use reasonable efforts to obtain confidential treatment for the terms of this Agreement that are so redacted. Neither Party shall be required to seek the permission of the other Party to repeat any information regarding the terms of this Agreement or any amendment hereto that has already been publicly disclosed by such Party or by the other Party, in accordance with this Section 10.4; provided that such information remains accurate as of such time and provided the context and form of such disclosure are substantially the same as the previously approved context and form.

10.5.
Publications.
10.5.1.
Generally. The Parties recognize the desirability of publishing and publicly disclosing the results of and information regarding their respective activities under this Agreement. Accordingly, a Party (a “Publishing Party”) will, prior to publishing, publicly presenting or otherwise publicly disclosing any paper, publication, oral presentation, abstract, poster, manuscript or other presentation relating to the results of any such activities, provide the other Party (a “Reviewing Party”) an opportunity to review such publication to determine whether such publication contains the Confidential Information of the Reviewing Party. The Publishing Party will deliver to the Reviewing Party a copy of any such proposed publication or an outline of the proposed oral disclosure at least [****] prior to submission for publication or presentation for review by the Reviewing Party. The Reviewing Party will have the right, in its sole discretion, to: (a) require the removal of its Confidential Information from any such publication by the Publishing Party; or (b) request a reasonable delay in publication or presentation in order to protect patentable information. If the Reviewing Party requests such a delay, the Publishing Party will delay submission or presentation for a period of [****] after its provision of the copy of the proposed publication to enable the filing of one (1) or more patent applications protecting the Reviewing Party’s rights in and to such information. In addition, the Publishing Party shall give due regard to comments furnished by the Reviewing Party and such comments shall not be unreasonably rejected.
10.5.2.
Referral to Disclosed Results. Notwithstanding anything to the contrary herein, the Reviewing Party shall have the right to publish (through press releases, scientific journals, or otherwise) and refer to any clinical, regulatory, or research results related to a Licensed Product that have been publicly disclosed by the Publishing Party, including referring to Nippon Shinyaku by name as a licensee of REGENX or to REGENX by name as the licensor of Nippon Shinyaku, which publication or referral by the Reviewing Party shall not require the prior consent of the Publishing Party.
10.6.
Return of Confidential Information. Upon the effective date of the expiration or termination of this Agreement for any reason, either Party may request in writing and the non-requesting Party shall either, with respect to Confidential Information to which such non- requesting Party does not retain rights under the surviving provisions of this Agreement, at the requesting Party’s election, (a) promptly destroy all copies of such Confidential Information in the possession or control of the non-requesting Party and confirm such destruction in writing to the requesting Party, or (b) promptly deliver to the requesting Party, at the non-requesting Party’s sole cost and expense, all copies of such Confidential Information in the possession or control of the non-requesting Party. Notwithstanding the foregoing, the non-requesting Party shall be permitted to retain (x) a single copy of such Confidential Information for archival purposes to the extent necessary or useful for purposes of performing any continuing obligations or exercising any ongoing rights hereunder, and (y) any computer records or files containing such Confidential Information that have been created solely by such non-requesting Party’s automatic archiving and back-up procedures, to the extent created and retained in a manner consistent with such non- requesting Party’s standard archiving and back-up procedures, but not for any other uses or purposes. All Confidential Information so retained shall continue to be subject to the terms of this Agreement for the period set forth in Section 10.1.

ARTICLE 11 REPRESENTATIONS AND WARRANTIES

11.1.
Mutual Representations and Warranties. Each of REGENX and Nippon Shinyaku represents and warrants to the other, as of the Execution Date, and covenants, that:
11.1.1.
it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority, corporate or otherwise, to execute, deliver and perform this Agreement;
11.1.2.
the execution and delivery of this Agreement and the performance by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and do not violate: (a) such Party’s charter documents, bylaws or other organizational documents; (b) in any material respect, any agreement, instrument or contractual obligation to which such Party is bound; (c) any requirement of any Applicable Law, subject to compliance with the HSR Act as set forth herein; or (d) any order, writ, judgment, injunction, decree, determination or award of any court or Governmental Authority presently in effect applicable to such Party, subject to compliance with the HSR Act as set forth herein;
11.1.3.
subject to Article 2, this Agreement is a legal, valid and binding obligation of such Party enforceable against it in accordance with its terms and conditions, subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance and general principles of equity (whether enforceability is considered a proceeding at law or equity);
11.1.4.
it is not under any obligation, contractual or otherwise, to any Person that conflicts with or is inconsistent in any material respect with the terms of this Agreement or that would impede the diligent and complete fulfillment of its obligations hereunder and thereunder; and
11.1.5.
neither it nor any of its Affiliates has been debarred or is subject to debarment and neither it nor any of its Affiliates will use in any capacity, in connection with the services to be performed under this Agreement, any Person who has been debarred pursuant to Section 306 of the FFDCA (or subject to a similar sanction of a foreign equivalent) or who is the subject of a conviction described in such section. It will inform the other Party in writing promptly if it or any such Person who is performing services hereunder is debarred or is the subject of a conviction described in Section 306 or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to the best of its or its Affiliates’ Knowledge, is threatened, relating to the debarment or conviction of it or any such Person performing services hereunder.
11.2.
Additional Representations and Warranties of REGENX. REGENX further represents and warrants to Nippon Shinyaku, as of the Execution Date, that:
(a)
REGENX Controls the REGENX Existing Patents and has the right to grant the licenses specified herein;
(b)
the GSK Patents expire in the United States [****];
(c)
none of REGENX, its Affiliates nor any REGENX Licensor has received any written claim or demand alleging that (i) the unexpired REGENX Existing Patents are invalid or unenforceable in the Territory or (ii) the Development, Manufacture or Commercialization of a Licensed Product for use in the Licensed Field in the Territory as contemplated herein infringes any Patent owned by any Third Party;
(d)
REGENX has no Knowledge of any disputes or any potential disputes with respect to the inventorship of any Existing Patents;

(e)
except as otherwise disclosed in Schedule 11.2(e), REGENX is not a party to any agreement with a Third Party under which REGENX has obligations to such

Third Party which would conflict with, be inconsistent with, or otherwise adversely affects in any material respect any of the rights or licenses granted or contemplated to be granted to Nippon Shinyaku pursuant to this Agreement and, to REGENX’s Knowledge, no Third Party (other than the REGENX Licensors) has any rights, interest, or claim in or to such REGENX Patents in the Licensed Field that are inconsistent with the rights granted to Nippon Shinyaku under this Agreement;
(f)
the REGENX Existing Patents represent all the Patents that REGENX or its Affiliates own, Control or otherwise have rights to as of the Execution Date that have a Valid Claim that claims the Exploitation of a Licensed Product for use in the Licensed Field in the Territory in the manner contemplated as of the Execution Date;
(g)
all of the REGENX Licensor Agreements are listed on Schedule 11.2(g), and (i) the licenses granted to REGENX in the REGENX Licensor Agreements are in full force and effect in accordance with their terms and are sublicensable to Nippon Shinyaku as contemplated by this Agreement, (ii) REGENX is not in breach under any of the REGENX Licensor Agreements, nor, to REGENX’s Knowledge, is a counterparty thereto, (iii) REGENX has not received any written notice of breach under any of the REGENX Licensor Agreements from the counterparty thereto, and (iv) to REGENX’s Knowledge, no facts or circumstances exist that would reasonably be expected to give rise to any such challenge, violation or breach. The rights and obligations of the Parties hereunder are fully consistent with and are not limited in any material respect by the REGENX Licensor Agreements;
(h)
to REGENX’s Knowledge, there are no pending actions, claims, investigations, suits or proceedings against REGENX, at law or in equity, or before or by FDA, and REGENX has not received any written notice regarding any pending or threatened actions, claims, investigations, suits or proceedings against REGENX, at law or in equity, or before or by the FDA; and
(i)
REGENX has provided Nippon Shinyaku with the opportunity to review all written material information or data in REGENX’s possession relating to the subject matter of this Agreement and such written material information or data is true, correct and complete in all material respects.
11.3.
Additional Representations and Warranties of Nippon Shinyaku. Nippon Shinyaku further represents and warrants to REGENX, as of the Execution Date, that Nippon Shinyaku:
(a)
has or has access to financial resources sufficient to meet its payment obligations under Sections 8.1, 8.2 and 8.3 of this Agreement when such obligations become due;
(b)
has had the opportunity to conduct its own investigation and analysis of (i) the Patents and other proprietary rights of Third Parties as such rights relate to the Exploitation of a Licensed Product in the Licensed Field in the Territory as contemplated hereunder and (ii) the potential infringement thereof;

(c)
understands the complexity and uncertainties associated with possible claims of infringement of Patent or other proprietary rights of Third Parties, particularly those relating to pharmaceutical products;
(d)
acknowledges that REGENX has in-licensed certain REGENX Patents pursuant to the REGENX Licensor Agreements and Nippon Shinyaku has read those REGENX Licensor Agreements; and
(e)
except as may be explicitly provided pursuant to this Agreement or a separate written agreement, Nippon Shinyaku will not use the REGENX Technology (i) to directly Manufacture any Licensed Product, or (ii) other than to Exploit Licensed Products for use in the Licensed Field in the Territory.
11.4.
DISCLAIMER OF WARRANTIES. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH HEREIN, NEITHER PARTY MAKES ANY REPRESENTATIONS OR GRANTS ANY WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE AND EACH PARTY SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL OR EXPRESS OR IMPLIED. BY WAY OF EXAMPLE BUT NOT OF LIMITATION, EXCEPT AS SET FORTH IN SECTION 11.1 AND SECTION 11.2, REGENX MAKES NO REPRESENTATIONS OR WARRANTIES, AND HEREBY DISCLAIMS ALL EXPRESS AND IMPLIED REPRESENTATIONS AND WARRANTIES, (A) OF COMMERCIAL UTILITY, ACCURACY, COMPLETENESS, PERFORMANCE, TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OR ENFORCEABILITY OF THE REGENX TECHNOLOGY, AND PROFITABILITY; (B) THAT THE PATENT APPLICATIONS IN THE REGENX TECHNOLOGY WILL BE ALLOWED OR GRANTED OR THAT A PATENT WILL ISSUE FROM ANY PATENT APPLICATION IN THE REGENX TECHNOLOGY; OR (C) THAT THE USE OF THE REGENX TECHNOLOGY, OR LICENSED PRODUCTS WILL NOT INFRINGE ANY TECHNOLOGY, COPYRIGHT, TRADEMARK, OR OTHER PROPRIETARY RIGHTS OF THIRD PARTIES. NIPPON SHINYAKU ACKNOWLEDGES THAT THE FOREGOING DISCLAIMERS AND EXCLUSION OF WARRANTIES ALSO APPLY TO UM AND THE UM LICENSED TECHNOLOGY.
11.5.
Anti-Bribery and Anti-Corruption Compliance. [****].

ARTICLE 12 INDEMNITY

12.1.
Indemnification of REGENX. Nippon Shinyaku shall indemnify REGENX, its Affiliates, its or their (sub)licensees, the REGENX Licensors and its and their respective directors, officers, employees and agents (collectively, “REGENX Indemnitees”) and defend and save each of them harmless, from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) to which any REGENX Indemnitee becomes subject as a result of any and all suits, investigations, claims or demands of Third Parties (collectively, “Third Party Claims”) arising from or occurring as a result of: [****], for those Losses for which REGENX has an obligation to indemnify Nippon Shinyaku pursuant to Section 12.2 hereof, as to which Losses each Party shall indemnify the other to the extent of their respective liability.
12.2.
Indemnification of Nippon Shinyaku. REGENX shall indemnify Nippon

Shinyaku, its Affiliates and its and their respective directors, officers, employees and agents (collectively, “Nippon Shinyaku Indemnitees”) and defend and save each of them harmless, from and against any and all Losses to which any Nippon Shinyaku Indemnitee becomes subject as a result of any and all Third Party Claims arising from or occurring as a result of: [****], for those Losses for which Nippon Shinyaku has an obligation to indemnify REGENX pursuant to Section 12.1 hereof, as to which Losses each Party shall indemnify the other to the extent of their respective liability. [****].
12.3.
Indemnification Procedures. The REGENX Indemnitee or Nippon Shinyaku Indemnitee, as applicable, claiming indemnity under this Article 12 (the “Indemnified Party”) shall give written notice to the Party from whom indemnity is being sought (the “Indemnifying Party”) within [****] after learning of a Third Party Claim. The Indemnified Party shall provide the Indemnifying Party with reasonable assistance, at the Indemnifying Party’s expense, in connection with the defense of such Third Party Claim for which indemnity is being sought. The Indemnified Party may participate in and monitor such defense with counsel of its own choosing at its sole expense; provided, however, the Indemnifying Party may assume and conduct the defense of the Third Party Claim with counsel of its choice. The Indemnifying Party shall not settle a Third Party Claim without the prior written consent of the Indemnified Party, not to be unreasonably withheld, conditioned or delayed, unless the settlement involves only the payment of money. So long as the Indemnifying Party is actively defending the Third Party Claim in good faith, the Indemnified Party shall not settle or compromise any such Third Party Claim without the prior written consent of the Indemnifying Party. If the Indemnified Party reasonably believes that the Indemnifying Party has not assumed or is not conducting the defense of the Third Party Claim in good faith as provided above, (a) the Indemnified Party may elect to defend against, consent to the entry of any judgment, or enter into any settlement with respect to such Third Party Claim in such manner as the Indemnified Party deems reasonably appropriate (and the Indemnified Party need not consult with, or obtain any consent from, but shall be required to notify, the Indemnifying Party in connection therewith), and (b) provided the Indemnified Party has adhered to the terms of this Article 12, the Indemnifying Party will remain responsible to indemnify the Indemnified Party as provided in this Article 12, but subject in all cases to the terms of Section 12.4.
12.4.
Special, Indirect and Other Losses; Limitations of Liability. EXCEPT

(A) IN THE EVENT OF THE WILLFUL MISCONDUCT OR FRAUD OF A PARTY OR OF A PARTY’S BREACH OF ITS OBLIGATIONS UNDER ARTICLE 10 OR Article 6, (B) AS PROVIDED UNDER SECTION 14.10, OR (C) TO THE EXTENT LOSSES ARE REQUIRED TO BE INDEMNIFIED BY EITHER PARTY UNDER THIS Article 12, (X) NEITHER PARTY NOR ANY OF ITS AFFILIATES OR (SUB)LICENSEES (AND, WITH RESPECT TO REGENX, ANY REGENX LICENSOR) SHALL BE LIABLE IN CONTRACT, TORT, NEGLIGENCE, BREACH OF STATUTORY DUTY OR OTHERWISE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, EXEMPLARY, CONSEQUENTIAL, OR PUNITIVE DAMAGES OR FOR LOSS OF PROFITS, LOSS OR INTERRUPTION OF BUSINESS, INVENTORY LOSS, WORK STOPPAGE, LOST DATA, OR ANY OTHER RELIANCE OR EXPECTANCY SUFFERED BY THE OTHER PARTY, REGARDLESS OF ANY NOTICE OF SUCH LOSSES, AND (Y) NEITHER REGENX NOR ANY REGENX LICENSOR SHALL BE LIABLE TO NIPPON SHINYAKU, NIPPON SHINYAKU’S SUCCESSORS OR ASSIGNS, ITS OR THEIR SUBLICENSEES, OR ANY THIRD PARTY WITH RESPECT TO ANY CLAIM ARISING OR RESULTING FROM USE OF THE REGENX TECHNOLOGY, THE REGENX LICENSOR PATENTS, THE LICENSED PRODUCTS, THE LICENSED COMPOUNDS, OR ANY OTHER RIGHTS LICENSED OR GRANTED UNDER THIS AGREEMENT OR THE REGENX

LICENSOR AGREEMENTS, OR FROM THE DEVELOPMENT, TESTING, MANUFACTURE, USE, SALE, COMMERCIALIZATION OR OTHER EXPLOITATION OF THE LICENSED COMPOUND OR THE LICENSED PRODUCTS.

12.5.
Insurance. Each Party shall procure and maintain insurance, including clinical trial insurance and product liability insurance and comprehensive general liability insurance, in each case in a manner adequate to cover its obligations under this Agreement and consistent with normal business practices of prudent companies similarly situated at all times during which a Licensed Product is being Developed (including clinically tested), Commercialized or Manufactured by such Party, its Affiliates or sublicensees during the Term (and in the case of product liability insurance, until [****] after the last sale of a Licensed Product for use in the Licensed Field in the Territory); provided that, by the Effective Date, clinical trial insurance, product liability insurance and comprehensive general liability insurance shall include broad form and contractual liability in a minimum amount of [****] combined single limit per occurrence (or claim) and [****] in the aggregate annually. Each Party shall procure insurance at its own expense. The required minimum amounts of insurance shall not constitute a limitation on a Party’s liability or indemnification obligations to the other Party’s Indemnified Parties under this Agreement. The policies of insurance required by this Section 12.5 will be issued by an insurance carrier with an A.M. best rating of “A” [****]. Each Party will provide the other Party with insurance certificates evidencing the required coverage within [****] after the Effective Date and the commencement of each policy period and any renewal periods. Each certificate will provide that the insurance carrier will notify the other Party in writing at least [****] prior to any cancellation or material change in coverage. Nippon Shinyaku will cause all Sublicensees to comply with the terms of this Section 12.5 to the same extent as Nippon Shinyaku.
12.6.
UM Release. [****].

ARTICLE 13

TERM AND TERMINATION

13.1.
Term and Expiration. Subject to Article 2, this Agreement shall commence on the Effective Date and, unless earlier terminated in accordance herewith, shall continue in full force and effect until the later of (a) the date on which neither Party nor any of its Affiliates or its or their Sublicensees is Developing, Commercializing or otherwise Exploiting a Licensed Product in the Licensed Field in the Territory under this Agreement, and (b) the date of expiration of the last Royalty Term for the last Licensed Product for use in the Licensed Field in the Territory (the “Term”).
13.2.
Termination.
13.2.1.
Material Breach. If either Party (the “Non-Breaching Party”) believes the other Party (the “Breaching Party”) is in material breach in the performance of any of its obligations under this Agreement, then in addition to any other right and remedy the Non- Breaching Party may have, the Non-Breaching Party may terminate this Agreement by providing [****] (the “Notice Period”) prior written notice (the “Termination Notice”) to the Breaching Party specifying the breach and its claim of right to terminate; provided that, except where any delay in termination of this Agreement would cause REGENX to be in breach of a REGENX Licensor Agreement, (a) the termination shall not become effective at the end of the Notice Period if the Breaching Party cures the breach specified in the Termination Notice during the Notice Period

(or, if such default cannot be cured within the Notice Period, if the Breaching Party commences actions to cure such breach within the Notice Period and thereafter diligently continues such actions), (b) if either Party initiates a dispute resolution procedure under Section 14.5 at any time during the Notice Period to resolve the dispute regarding the material breach for which termination is being sought and is diligently pursuing such procedure, the Notice Period set forth in this Section 13.2.1 shall be tolled and the termination shall become effective only if such breach remains uncured for [****] after the final resolution of the dispute through such dispute resolution procedure (or, with respect to a breach other than a payment breach, if such breach cannot be cured within such [****], the termination shall become effective only if the Breaching Party has not commenced actions to cure such breach within the [****] or thereafter fails to diligently continue such actions, up to a total period not to exceed [****], and (c) with respect to an uncured material breach of either Party’s diligence obligations under this Agreement, the other Party shall have the right to terminate this Agreement, in its entirety. For clarity, a payment breach hereunder shall be considered a material breach of this Agreement.
13.2.2.
Termination by REGENX for Patent Challenge. In the event that Nippon Shinyaku or any of its Affiliates or Sublicensees, anywhere in the Territory, institutes, prosecutes or otherwise participates in (or in any way aids any Third Party in instituting, prosecuting or participating in), at law or in equity or before any administrative or regulatory body, including the U.S. Patent and Trademark Office or its foreign counterparts, any claim, demand, action or cause of action for declaratory relief, damages or any other remedy or for an enjoinment, injunction or any other equitable remedy, including any interference, re-examination, opposition or any similar proceeding, alleging that any claim in a REGENX Patent is invalid, unenforceable or otherwise not patentable or would not be infringed by Nippon Shinyaku’s activities absent the rights and licenses granted in this Agreement, REGENX shall have the right to immediately terminate this Agreement in its entirety, including the rights of any Sublicensees, upon written notice to Nippon Shinyaku.
13.2.3.
Termination for Insolvency. In the event that either Party

(a) files for protection under bankruptcy or insolvency laws, (b) makes an assignment for the benefit of creditors, (c) appoints or suffers appointment of a receiver or trustee over substantially all of its property that is not discharged within [****] after such filing, (d) proposes a written agreement of composition or extension of its debts, (e) proposes or is a party to any dissolution or liquidation, (f) files a petition under any bankruptcy or insolvency act or has any such petition filed against it that is not discharged within [****] after the filing thereof, or (g) admits in writing its inability generally to meet its obligations as they fall due in the general course, then the other Party may terminate this Agreement in its entirety effective immediately upon written notice to such Party.

13.2.4.
Termination for Anti-Corruption Violation. Either Party shall have the right to terminate this Agreement in accordance with Section 11.5.
13.2.5.
Termination for Convenience. Beginning no earlier than [****] after the Effective Date, Nippon Shinyaku may, upon one hundred [****] prior written notice to REGENX, terminate this Agreement on a country-by-country and Licensed Product-by-Licensed Product basis for any reason, with or without cause.
13.2.6.
Termination for Change of Control. In the event that REGENX undergoes a Change of Control, Nippon Shinyaku may, upon [****] prior written notice to REGENX, terminate this Agreement in its entirety; provided that, such [****] notice period shall be reasonably extended if needed to effect the transfer of Regulatory Approvals and Clinical Trials in accordance with Section 13.5.2.

13.3.
Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by Nippon Shinyaku or REGENX are and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that the Parties, as licensees of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction in the Territory. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either Party under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction in the Territory, the Party hereto that is not a party to such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, which, if not already in the non-subject Party’s possession, shall be promptly delivered to it (a) upon any such commencement of a bankruptcy proceeding upon the non-subject Party’s written request therefor, unless the Party subject to such proceeding elects to continue to perform all of its obligations under this Agreement or (b) if not delivered under clause (a) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by the non-subject Party.

13.4.
Remedy in Lieu of Termination for REGENX’s Material Breach. If Nippon Shinyaku has the right to terminate this Agreement in its entirety pursuant to Section 13.2.1 (after giving effect to the applicable cure period in Section 13.2.1) for any material breach by REGENX in the performance of any of its obligations under this Agreement other than a payment breach, then in lieu of terminating this Agreement, Nippon Shinyaku may, in its sole discretion and by written notice to REGENX, exercise an alternative remedy as follows:
13.4.1.
[****];
13.4.2.
Nippon Shinyaku shall conduct any activities allocated to REGENX under the Development Plans in the Territory at Nippon Shinyaku’s sole cost and expense, all activities under such plans will be deemed to be allocated to Nippon Shinyaku for the purposes of this Agreement, and REGENX’s rights and obligations to Develop Licensed Compounds and Licensed Products in the Territory under this Agreement shall cease;
13.4.3.
[****];
13.4.4.
[****];
13.4.5.
[****]; and
13.4.6.
any Confidential Information of Nippon Shinyaku provided to REGENX pursuant to this Agreement will be promptly returned to Nippon Shinyaku or destroyed. Costs and expenses incurred by Nippon Shinyaku arising from any activities conducted by Nippon Shinyaku in accordance with Sections 13.4.2 and 13.4.3 shall be covered by REGENX up to [****].
13.5.
Consequences of Termination.
13.5.1.
General. In the event of a termination of this Agreement

pursuant to Section 13.2 and subject to the proviso at the end of this Section 13.5.1:
(a)
subject to clause (c) below, all of the applicable rights and licenses granted by REGENX to Nippon Shinyaku hereunder shall immediately terminate; provided that Nippon Shinyaku and its Affiliates shall have the right to continue to sell their existing inventories of Licensed Products for use in the Licensed Field in the Territory for a period of not more than [****] after the effective date of termination of this Agreement (the “Post- Termination Period”); provided, further, that, at the end of such Post-Termination Period, any remaining inventories of Licensed Products may be purchased by REGENX at a price equal to REGENX’s or Nippon Shinyaku’s, as applicable, Cost of Goods for such Licensed Products;
(b)
the terms of Section 10.6 shall apply;
(c)
for the avoidance of doubt, all licenses granted by Nippon Shinyaku to REGENX under this Agreement with regard to the Licensed Back Improvements shall survive; and
(d)
Nippon Shinyaku shall pay all undisputed monies then owed to REGENX under this Agreement within [****] after the effective date of such termination;

provided that, (x) the provisions of this Section 13.5.1 shall apply with respect to all Terminated Products and all terminated countries and (y) all licenses and other rights granted by REGENX to Nippon Shinyaku under this Agreement shall (i) automatically be deemed to be amended to exclude the right to market, promote, detail, distribute, import, sell, offer for sale, or seek any Regulatory Approval for, such Terminated Product in such terminated country or countries, and (ii) otherwise survive and continue in effect in such terminated country or countries solely for purposes of supporting the Exploitation of the Licensed Compound and Licensed Product in the Licensed Field in the remainder of the Territory.

13.5.2.
Termination by REGENX Due to Nippon Shinyaku’s Material Breach, Patent Challenge, or Insolvency, by Nippon Shinyaku for Convenience or Change of Control or by Either Party Due to Anti-Corruption Violation. Subject to the proviso at the end of this Section 13.5.2, in the event of a termination of this Agreement by REGENX pursuant to Section 13.2.1, Section 13.2.2 or Section 13.2.3, by Nippon Shinyaku pursuant to Section 13.2.5 or Section 13.2.6, or by either Party pursuant to Section 13.2.4, in addition to the consequences of termination set forth in Section 13.5.1:
(a)
[****];
(b)
to the extent not already provided to REGENX under this Agreement, Nippon Shinyaku shall use reasonable efforts to transfer to REGENX copies of any Information to the extent relating to a Terminated Product (including Product Information relating to such Licensed Product which became a Terminated Product) or included within the [****] and shall use reasonable efforts to provide to REGENX access and rights to Exploit any preclinical and clinical data, safety data and all other supporting data, including pharmacology and biology data, and Product Information, customer lists and customer contact information, in Nippon Shinyaku’s or its Affiliates’ Control to the extent necessary for REGENX to continue the Development or Commercialization, as applicable, of Terminated Products for use in the Licensed Field in all terminated countries;

(c)
Nippon Shinyaku shall and hereby does, and shall cause its Affiliates to, when and as requested by REGENX, assign to REGENX or is designee all of its right, title and interest in and to (i) each Nippon Shinyaku Product Trademark and the goodwill associated therewith and (ii) all Regulatory Documentation (including any Regulatory Approvals, filings and dossiers) solely and specifically related to any Terminated Product then Controlled by Nippon Shinyaku or any of its Affiliates in and for all terminated countries; provided that if any such Regulatory Documentation or Regulatory Approval is not immediately transferable in a terminated country, Nippon Shinyaku shall (A) grant REGENX or its designee a Right of Reference or use to any such Regulatory Documentation or Regulatory Approvals and use reasonable efforts to provide REGENX or its designee with all other benefits of such Regulatory Documentation or Regulatory Approval, as applicable, and (B) provide REGENX or its designee with such assistance and cooperation as necessary or reasonably requested by REGENX to timely transfer such Regulatory Documentation or Regulatory Approval, as applicable, to REGENX or its designee (including signing, and causing its Affiliates to sign, any instruments reasonably requested by REGENX in order to effect the above) or, at REGENX’s option, to enable REGENX to obtain a substitute for such Regulatory Documentation or Regulatory Approval, as applicable, without disruption to REGENX’s Exploitation of a Terminated Product, including, if requested by REGENX at its sole discretion, by appointing REGENX or its designee as the exclusive distributor of a Terminated Product in all terminated countries and grant REGENX the right to appoint sub- distributors, until such time as all Regulatory Approvals in such terminated countries with respect to a Terminated Product have been transferred to REGENX or its designee thereto, but not to exceed [****] after the effective date of termination;
(d)
unless expressly prohibited by any Regulatory Authority, at REGENX’s written request, Nippon Shinyaku shall and hereby does, and shall cause its Affiliates to, (i) transfer control to REGENX of any or all Clinical Trials that relate solely to the terminated country(ies) for a Terminated Product being conducted by or on behalf of Nippon Shinyaku or its Affiliates as of the effective date of termination or (ii) if such transfer is expressly prohibited by the applicable Regulatory Authority, [****], following the effective date of termination; provided that REGENX shall not have any obligation to continue any Clinical Trial unless required by Applicable Law;
(e)
at REGENX’s written request, Nippon Shinyaku shall, and shall cause its Affiliates and require its and their Sublicensees to, assign to REGENX all Terminated Product Agreements, unless, with respect to any such Terminated Product Agreement, such Terminated Product Agreement expressly prohibits such assignment, in which case Nippon Shinyaku (or such Affiliate, as applicable) shall cooperate with REGENX in all reasonable respects to secure the consent of the applicable Third Party to such assignment; and
(f)
at REGENX’s written request, if REGENX is not supplying Commercial Supply as of the date of such termination and the applicable Terminated Product Agreement(s) related to the supply of Terminated Product have not been assigned to REGENX under Section 13.5.2(e), Nippon Shinyaku shall use reasonable efforts to supply to REGENX any unsold or unused inventory [****] at Nippon Shinyaku’s actual, fully-burdened cost (excluding costs for general overhead, communications, operating supplies or other equipment) to Manufacture a Terminated Product until the earlier of [****].
13.6.
Remedies. Except as otherwise expressly provided herein, termination of this Agreement in accordance with the provisions hereof shall not limit remedies that may otherwise be available in law or equity.
13.7.
Accrued Rights; Surviving Obligations. Termination or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of a Party prior to such termination or expiration. Such termination or expiration shall not relieve a Party from its obligations that are expressly indicated to survive the termination or expiration of this Agreement. Without limiting the foregoing, Sections 2.3 (solely if this Agreement is terminated in accordance therewith), 3.8 (with respect to Licensed Products under this Agreement), 3.9-3.11 (with respect to Licensed Products under this Agreement and for as long as required by Applicable Law), 4.4.1 (with respect to, and for the duration, that Commercialization records are required to be maintained following the effective date of termination or expiration of this Agreement), 6.1 (for the specified duration set forth therein), 8.2-8.7 (only to the extent related to an obligation arising (or activities conducted) prior to the effective date of termination or expiration of this Agreement), 8.8, 8.9, 8.10 (for the specified duration set forth therein), 8.11 (for the specified duration set forth therein), 8.12, 9.5.2, 9.6 (with respect to Nippon Shinyaku’s obligations under the REGENX Licensor Agreements, solely to the extent that such obligations expressly extend beyond the effective date of termination or expiration), 9.7, 9.14, 10.1 (for the specified duration set forth therein), 10.2, 10.6, 11.4, 13.3-13.6 and this Section 13.7, Article 12 and Article 14, and Schedule 1 (only to the extent such defined terms are used in the surviving provisions) of this Agreement shall survive the termination or expiration of this Agreement for any reason.

ARTICLE 14 MISCELLANEOUS

14.1.
Force Majeure. Neither Party shall be held liable or responsible to the other Party or be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement (other than an obligation to make payments) when such failure or delay is caused by or results from events beyond the reasonable control of the non-performing Party, including fires, floods, earthquakes, hurricanes, embargoes, shortages, epidemics, quarantines, war, acts of war (whether war is declared or not), terrorist acts, insurrections, riots, civil commotion, strikes, lockouts or other labor disturbances (whether involving the workforce of the non-performing Party or of any other Person), acts of God or acts, omissions or delays in acting by any Governmental Authority (except to the extent such delay results from the breach by the non-performing Party or any of its Affiliates of any term or condition of this Agreement). The non-performing Party shall notify the other Party of such force majeure within [****] after such occurrence by giving written notice to the other Party stating the nature of the event, its anticipated duration and any action being taken to avoid or minimize its effect. The suspension of performance shall be of no greater scope and no longer duration than is necessary and the non-performing Party shall use diligent efforts to remedy its inability to perform. Without limiting the foregoing, in the event that the suspension of performance continues for [****] after the date of the occurrence and such suspension of performance would constitute a material breach of this Agreement in the absence of this Section 14.1, the Party not suspending performance shall have the right to terminate this Agreement pursuant to Section 13.2.1 without regard to this Section 14.1, except that in such event no cure period shall apply and the terminating Party shall have the right to effect such termination upon written notice to the Party suspending performance, in its sole discretion, (a) solely with respect to a Licensed Product affected by such non-performance, or (b) of this Agreement in its entirety.

14.2.
Compliance with Law and Export Control; Transparency Reporting Requirements. Each Party (and its respective Affiliates and, with respect to Nippon Shinyaku, any Sublicensees) must comply with all Applicable Laws that apply to its activities or obligations under this Agreement, including all then-current applicable United States export laws and regulations. Either Party acknowledges that the other Party and/or its Affiliates may be subject to federal, state, local, international, or other laws, rules, regulations, or guidelines related to the tracking and reporting of payments or other transfers of value provided to healthcare professionals, healthcare organizations, or other covered recipients (collectively, “Transparency Laws”) and shall timely cooperate with the reasonable requests of the other Party and/or its Affiliates related to compliance with Transparency Laws.
14.3.
Assignment. Neither Party may assign its rights or, except as provided in Section 3.6 and Section 5.3, delegate its obligations under this Agreement, whether by operation of law or otherwise, in whole or in part without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed, except that each Party shall have the right, without such consent, (a) to perform any or all of its obligations and exercise any or all of its rights under this Agreement through any of its Affiliates, and (b) assign any or all of its rights and delegate any or all of its obligations hereunder to any of its Affiliates or to any successor in interest (whether by merger, acquisition, asset purchase or otherwise) to all or substantially all of the business to which this Agreement relates; provided that such Party shall provide written notice to the other Party within [****] after such assignment or delegation. Any permitted successor of a Party or any permitted assignee of all of a Party’s rights, in each case except for an Affiliate, under this Agreement that has also assumed all of such Party’s obligations hereunder in writing shall, upon any such succession or assignment and assumption, be deemed to be a party to this Agreement as though named herein in substitution for the assigning Party, whereupon the assigning Party shall cease to be a party to this Agreement and shall cease to have any rights or obligations under this Agreement. All validly assigned rights of a Party shall inure to the benefit of and be enforceable by, and all validly delegated obligations of such Party shall be binding on and be enforceable against, the permitted successors and assigns of such Party; provided that such Party, if it survives as a party to this Agreement, shall remain jointly and severally liable for the performance of such delegated obligations under this Agreement. Any attempted assignment or delegation in violation of this Section 14.3 shall be void and of no effect.
14.4.
Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law and if the rights or obligations of either Party under this Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the Parties. To the fullest extent permitted by Applicable Law, each Party hereby waives any provision of law that would render any provision hereof illegal, invalid or unenforceable in any respect.
14.5.
Dispute Resolution.
14.5.1.
Except as provided in Section 8.12 or 14.10, if a dispute arises in connection with or relating to this Agreement or any document or instrument delivered in connection herewith (a “Dispute”), then either Party shall have the right to refer such Dispute to the Senior Officers for attempted resolution by good faith negotiations during a period of [****] (except for any Dispute that the Senior Officers have already attempted to resolve in accordance with Section 7.4, which Dispute shall then be subject to Section 14.5.2). Any final decision mutually agreed to by the Senior Officers shall be conclusive and binding on the Parties.
14.5.2.
[****].
14.6.
Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. The Parties agree to exclude the application to this Agreement of the United Nations Convention on Contracts for the International Sale of Goods.
14.7.
Notices.
14.7.1.
Notice Requirements. Any notice, request, demand, waiver, consent, approval or other communication permitted or required under this Agreement shall be in writing, shall refer specifically to this Agreement and shall be deemed given only if delivered by hand or sent by internationally recognized overnight delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified in Section 14.7.2 or to such other address as the Party to whom notice is to be given may have provided to the other Party in accordance with this Section 14.7.1. Such notice shall be deemed to have been given as of the date delivered by hand or on the [****] (at the place of delivery) after deposit with an internationally recognized overnight delivery service. This Section 14.7.1 is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.
14.7.2.
Address for Notice.

If to Nippon Shinyaku, to: Nippon Shinyaku Co., Ltd. 14, Nishinosho-monguchi-cho, Kisshoin, Minami-ku,	Kyoto,	601-8550,
Japan Attention: Alliance Manager Email: zz_mail_alliance@po.nippon-shinyaku.co.jp
with a copy (which shall not constitute notice) to: Nippon Shinyaku Co., Ltd. 14, Nishinosho-monguchi-cho, Kisshoin, Minami-ku,	Kyoto,	601-8550,
Japan Attention: Alliance Manager Email: zz_mail_alliance@po.nippon-shinyaku.co.jp

If to REGENX, to: REGENXBIO Inc. 9804 Medical Center Drive Rockville, MD 20850 USA Attention: Chief Executive Officer Telephone: 240-552-8181
with a copy (which shall not constitute notice) to: REGENXBIO Inc. 9804 Medical Center Drive Rockville, MD 20850 USA Attention: Chief Legal Counsel Telephone: 240-552-8181 Email: legal@regenxbio.com
14.8.
Entire Agreement; Amendments. This Agreement, together with the Schedules attached hereto and thereto, sets forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and all prior agreements, understandings, promises and representations, whether written or oral, with respect thereto are superseded hereby. Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set forth in this Agreement. All Schedules to this Agreement are expressly and hereby incorporated by reference into this Agreement and all references to this “Agreement” (whether in the body of this Agreement or the Schedules hereto), shall refer to the body of this Agreement and all Schedules hereto collectively. No amendment, modification, release or discharge shall be binding on the Parties unless in writing and duly executed by authorized representatives of both Parties. In the event of any inconsistencies between this Agreement and any Schedules or other attachments hereto, the terms of this Agreement shall control.
14.9.
English Language. This Agreement shall be written and executed in and all other communications under or in connection with this Agreement shall be in, the English language. Any translation into any other language shall not be an official version thereof and in the event of any conflict in interpretation between the English version and such translation, the English version shall control.
14.10.
Equitable Relief. Each Party acknowledges and agrees that the restrictions set forth in Article 6 and Article 10 of this Agreement are reasonable and necessary to protect the legitimate interests of the other Party and that such other Party would not have entered into this Agreement in the absence of such restrictions and that any breach or threatened breach of any provision of such Articles may result in irreparable injury to such other Party for which there will be no adequate remedy at law. In the event of a breach or threatened breach of any provision of such Articles, the non-breaching Party shall be authorized and entitled to obtain from any court of competent jurisdiction injunctive relief, whether preliminary or permanent, specific performance and an equitable accounting of all earnings, profits and other benefits arising from such breach, which rights shall be cumulative and in addition to any other rights or remedies to which such non- breaching Party may be entitled in law or equity. Both Parties agree to waive any requirement that the other (a) post a bond or other security as a condition for obtaining any such relief and (b) show irreparable harm, balancing of harms, consideration of the public interest or inadequacy of monetary damages as a remedy. Nothing in this Section 14.10 is intended or should be construed, to limit either Party’s right to equitable relief or any other remedy for a breach of any other provision of this Agreement.
14.11.
Waiver and Non-Exclusion of Remedies. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by either Party hereto of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by such other Party whether of a similar nature or otherwise. The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by Applicable Law or otherwise available except as expressly set forth herein.
14.12.
No Benefit to Third Parties. Except as provided in Article 12, covenants and agreements set forth in this Agreement are for the sole benefit of the Parties hereto and their successors and permitted assigns and they shall not be construed as conferring any rights on any other Persons.

14.13.
Further Assurances. Each Party shall duly execute and deliver or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents and instruments, as may be reasonably necessary to carry out the intent and purposes of this Agreement.
14.14.
Relationship of the Parties. It is expressly agreed that REGENX, on the one hand and Nippon Shinyaku, on the other hand, shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither REGENX, on the one hand, nor Nippon Shinyaku, on the other hand, shall have the authority to make any statements, representations or commitments of any kind, or to take any action, that will be binding on the other, without the prior written consent of the other Party to do so. All persons employed by a Party shall be employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such first Party.
14.15.
Non-Solicitation of Employees. During the Term and for a period of [****] thereafter, neither Party shall, directly or indirectly, actively recruit or solicit any employee of the other Party with whom such Party has come into contact or interacted for the purposes of performing this Agreement, without the prior written consent of the other Party. For purposes of this Section 14.15, “solicit” shall be deemed not to include: (a) circumstances where an employee of one Party or any of its Affiliates initially contacts the other Party or any of such Party’s Affiliates seeking employment; or (b) a general solicitation of employment not specifically targeted at such employees.
14.16.
References. Unless otherwise specified, (a) references in this Agreement to any Article, Section or Schedule shall mean references to such Article, Section or Schedule of this Agreement, (b) references in any Section to any clause are references to such clause of such Section and (c) references to any agreement, instrument or other document in this Agreement refer to such agreement, instrument or other document as originally executed or, if subsequently amended, replaced or supplemented from time to time, as so amended, replaced or supplemented and in effect at the relevant time of reference thereto.

14.17.
Data Practices Act. The Parties acknowledge that UM is subject to the terms and provisions of the Minnesota Government Data Practices Act, Minnesota Statutes §13.01 et seq. (the “Act”), and that the Act requires, with certain exceptions, UM to permit the public to inspect and copy any information that UM collects, creates, receives, maintains, or disseminates.
14.18.
Construction. Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or). Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days. The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The term “including,” “include,” or “includes” as used herein shall mean including, without limitation of the generality of any description preceding such term. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party hereto.

14.19.
Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by PDF format via email or other electronically transmitted signatures and such signatures shall be deemed to bind each Party hereto as if they were original signatures.

[SIGNATURE PAGE FOLLOWS.]

THIS AGREEMENT IS EXECUTED by the authorized representatives of the Pai1ies as of the Execution Date.

NIPPON SHINYAKU CO., LTD.

By: /s/ Toru Nakai

Name: Toru Nakai

Title: President, Representative Director

REGENXBIO INC.

By: /s/ Curran Simpson

Name: Curran Simpson Title: President and CEO

[Signature Page to Collaboration and License Agreement]

Schedule 1

Definitions

1.1.
“111 Licensed Product” means a Licensed Product that contains RGX-111 as the Licensed Compound.
1.2.
“111 Study Cap” has the meaning set forth in Section 3.4(b).
1.3.
“121 Licensed Product” means a Licensed Product that contains RGX-121 as the Licensed Compound.
1.4.
“121 Study Cap” has the meaning set forth in Section 3.3(b).
1.5.
“AAV Serotypes” means the recombinant adeno-associated virus serotypes covered by the REGENX Patents.
1.6.
“AAV9” means (a) the recombinant adeno-associated virus serotype 9 vector with the specified sequence set forth in GenBank ([****]) and (b) any recombinant adeno-associated virus derivatives of such serotype 9 vector that are covered by the claims of the Existing In-Licensed Patents.
1.7.
“Accelerated Approval” means, with respect to a Licensed Product, (a) Untied States Regulatory Approval obtained pursuant to the FDA’s Accelerated Approval Program as set forth in 21 C.F.R. § 601 Subpart E or any successor program or (b) any other Regulatory Approval in a country within the Territory that requires, as a condition of such approval, one or more Confirmatory Studies.
1.8.
“Accounting Standards” means (a) with respect to REGENX or NS Pharma, that REGENX or NS Pharma, as applicable, shall maintain records and books of accounts in accordance with United States Generally Accepted Accounting Principles, consistently applied and (b) with respect to Nippon Shinyaku, that Nippon Shinyaku shall maintain records and books of accounts in accordance with International Financial Reporting Standards, consistently applied.
1.9.
“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, through one (1) or more intermediaries, controls, is controlled by or is under common control with such first Person for so long as such other Person controls, is controlled by or is under common control with such first Person. For purposes of this definition, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” means: (a) the possession, directly or indirectly, of the power to direct the management or policies of a business entity, whether through the ownership of voting securities, by contract relating to voting rights or corporate governance or otherwise; or (b) the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities or other ownership interest of a business entity (or, with respect to a limited partnership or other similar entity, its general partner or controlling entity).
1.10.
“Agreement” has the meaning set forth in the preamble hereto.
1.11.
“Alliance Manager” has the meaning set forth in Section 7.6.
1.12.
“Allowable Development Expenses” means the following expenses determined in accordance with the Accounting Standards that are incurred by REGENX and are directly attributable or reasonably allocable to the Development of a Licensed Product for use in the Licensed Field in accordance with the Development Plan. Development costs shall be limited to Development activities that are specifically identified or otherwise referenced in the Development Plan; provided that such costs shall be included in Allowable Development Expenses only to the extent less than or equal to the amounts set forth in the applicable Development Plan and related Budget. Subject to the foregoing, Allowable Development Expenses shall include such costs in connection with the following activities, as applicable:
(a)
[****];
(b)
[****];
(c)
[****];
(d)
[****];
(e)
[****];
(f)
[****]; and
(g)
[****];

[****]. The components of Allowable Development Expenses shall be calculated in accordance with the applicable definition thereof and the applicable terms of this Agreement. [****]. If any cost or expense is directly attributable and reasonably allocable to more than one (1) category under “Allowable Development Expenses” such cost or expense shall only be counted as an Allowable Development Expense with respect to one (1) such category.

1.13.
“Anti-Corruption Laws” means laws, regulations, or orders prohibiting the provision of a financial or other advantage for a corrupt purpose or otherwise in connection with the improper performance of a relevant function, including without limitation, to the extent applicable, the US Foreign Corrupt Practices Act (FCPA), the UK Bribery Act 2010 and similar laws governing corruption and bribery in the Territory, whether public, commercial or both, to the extent applicable.
1.14.
“Applicable Law” means applicable laws, rules, regulations, including any rules, regulations, guidelines, or other requirements of the Regulatory Authorities, and generally acceptable industry codes, including the PhRMA Code, that may be in effect from time to time, including the FFDCA and the Anti-Corruption Laws.
1.15.
“Asia Territory” [****].
1.16.
“Auditor” has the meaning set forth in Section 8.12.
1.17.
“Biosimilar Application” has the meaning set forth in Section 9.9.8.
1.18.
“Biosimilar Product” means, with respect to a Licensed Product in the Licensed Field in a particular country in the Territory, any pharmaceutical product that is claimed to be biosimilar to or interchangeable with such Licensed Product in such country (including a product that is the subject of an application submitted under Section 351(k) of the PHSA in the

United States).
1.19.
“BLA” means (a) a Biologics License Application submitted to the FDA pursuant to 21 CFR § 601.2 (or a successor regulation thereto) or a New Drug Application filed with the FDA as described in 21 C.F.R. § 314, (b) any equivalent of a United States BLA or New Drug Application in other countries or regulatory jurisdictions, as applicable, and (c) all supplements, amendments, variations, extensions and renewals thereof that may be filed with respect to the foregoing.
1.20.
“Breaching Party” has the meaning set forth in Section 13.2.1.
1.21.
“Budget” means, as the context requires, the total budgeted costs and expenses for Development as agreed by the Parties and as attached to the applicable Development Plan, which Budget (i) defines the amount of funds to be paid by each Party as well as the allocation and use of such funds and (ii) may be amended from time to time through the JSC.
1.22.
“Business Day” means a day other than a Saturday or Sunday or a day on which banking institutions in New York, New York or Kyoto, Japan, are permitted or required to be closed.
1.23.
“Calendar Quarter” means each successive period of three (3) calendar months commencing on January 1, April 1, July 1 and October 1, except that the first Calendar

Quarter of the Term shall commence on the Effective Date and end on the day immediately prior to the first to occur of January 1, April 1, July 1 or October 1 after the Effective Date and the last Calendar Quarter shall end on the last day of the Term.

1.24.
“Calendar Year” means each successive period of twelve (12) calendar months commencing on January 1 and ending on December 31, except that the first Calendar Year of the Term shall commence on the Effective Date and end on December 31 of the year in which the Effective Date occurs and the last Calendar Year of the Term shall commence on January 1 of the year in which the Term ends and end on the last day of the Term.
1.25.
“Change of Control” means with respect to either Party: (a) the acquisition by a Third Party, in one transaction or a series of related transactions, as a result of which such Third Party holds direct or indirect beneficial ownership of more than fifty percent (50%) of the outstanding voting equity securities of such Party (excluding, for clarity, an acquisition by a Third Party where the stockholders of such acquired Person immediately prior to such transaction hold a majority of the voting shares of outstanding capital stock of the surviving entity immediately following such transaction); (b) a merger or consolidation involving such Party, as a result of which a Third Party holds direct or indirect beneficial ownership of more than fifty percent (50%) of the voting power of the surviving entity immediately after such merger, reorganization or consolidation; or (c) a sale of all or substantially all of the assets of such Party in one transaction or a series of related transactions to a Third Party. For the purposes of (a) and (b) above, “Third Party” shall mean a Third Party who, prior to the applicable one or series of transaction(s), is not a direct or indirect beneficial owner of more than fifty percent (50%) of the outstanding voting equity securities of the Party who is subject to the transaction(s).
1.26.
“Clinical Supply” has the meaning set forth in Section 5.1.1.

1.27.
“Clinical Trial” means, with respect to a therapeutic, a human clinical trial of such therapeutic intended to determine safety and efficacy in the target patient population, including the trials referred to in 21 C.F.R. §312.21, as amended.
1.28.
“CMC Data” means the chemistry, manufacturing and controls data for a Licensed Product required by Applicable Law to be included or referenced in, or that otherwise supports, an IND or application for Regulatory Approval.
1.29.
“Collaboration Know-How” means any Information that is (a) not generally known and (b) developed or invented during the Term by or on behalf of a Party or any of its Affiliates, either alone or jointly, in the performance of any activities relating to the Exploitation of any Licensed Compound or Licensed Product under this Agreement.
1.30.
“Collaboration Patents” means any Patent that (a) has a priority date after the Effective Date and (b) claims an invention made during the Term by or on behalf of a Party or any of its Affiliates, either alone or jointly, in the performance of any activities relating to the Exploitation of any Licensed Compound or Licensed Product under this Agreement.
1.31.
“Combination Product” means a Licensed Product that is comprised of or contains a Licensed Compound as an active ingredient together with one (1) or more other active ingredients and is sold either as a fixed dose/unit or as separate doses/units as one (1) product.
1.32.
“Commercial Dose” means the estimated necessary number of vials, based on brain mass, of Licensed Product administered to a patient to deliver the target dosage.

1.33.
“Commercial Sale” means, with respect to a Licensed Product for use in the Licensed Field, a bona fide sale, use, lease, transfer or other disposition for value of a Licensed Product for use in the Licensed Field by Nippon Shinyaku, its Affiliates or any Sublicensees to a Third Party. Sales between or among Nippon Shinyaku and its Affiliates or any Sublicensees shall not be deemed a “Commercial Sale”, except where such Affiliates or Sublicensees are end users, but “Commercial Sales” shall include the subsequent final sales to Third Parties by such Affiliates or Sublicensees.
1.34.
“Commercial Supply” has the meaning set forth in Section 5.2.1(a).
1.35.
“Commercial Supply Agreement” has the meaning set forth in Section

5.2.2(a).

1.36.
“Commercialization” means all activities undertaken before and after obtaining Regulatory Approvals relating specifically to the pre-launch, launch, Promotion, detailing, medical education and medical liaison activities, marketing, pricing, reimbursement, use, sale, warehousing, distribution, importing and exporting of Licensed Products, including strategic marketing, sales force detailing, advertising, market Licensed Product support, all customer support, patient assistance programs, Licensed Product distribution and invoicing and sales activities and health economics and outcomes research activities, and interacting with Regulatory Authorities or other Governmental Authorities regarding any of the foregoing. For clarity, “Commercialization” shall exclude any activities relating to the Development, Process Development and Manufacture of Licensed Products; provided that, any assistance provided by or on behalf of Nippon Shinyaku related to the labeling, packaging and leafleting of the Licensed Product shall constitute “Commercialization” activities. When used as a verb, “to Commercialize”

and “Commercializing” means to engage in Commercialization and “Commercialized” has a corresponding meaning.

1.37.
“Commercialization Plan” has the meaning set forth in Section 4.3.
1.38.
“Commercially Reasonable Efforts” [****]
1.39.
“Competition Laws” means any antitrust or competition related Applicable

Laws in the Territory, including the HSR Act.

1.40.
“Confidential Information” has the meaning set forth in Section 10.1.
1.41.
“Confirmatory Evidence Activities” means, with respect to a Licensed Product that is granted Accelerated Approval in a country in the Territory, the performance of the following activities for such Licensed Product in such country to the extent required by the applicable Regulatory Authority to obtain and maintain Full Approval of such Licensed Product:

(a) a Confirmatory Study; (b) a long-term follow-up Clinical Trial for patients dosed with Clinical Supply of Licensed Products; and (c) use of registry data or real-world evidence as confirmatory evidence.

1.42.
“Confirmatory Study” means, with respect to a Licensed Product that is granted Accelerated Approval in a country in the Territory, an additional (or the continuation of) a Clinical Trial for such Licensed Product that is necessary to obtain Full Approval in such country.
1.43.
“Control” means, subject to Section 9.12, with respect to any item of Information, Regulatory Documentation, material, Patent or other intellectual property right, possession of the right, whether directly or indirectly and whether by ownership, license or otherwise (other than by operation of the license and other grants in this Agreement) to grant a license, sublicense or other right (including the right to reference Regulatory Documentation) to or under such Information, Regulatory Documentation, material, Patent or other intellectual property right as provided for herein without violating the terms of any agreement with any Third Party or Applicable Law.
1.44.
“Corporate Names” means (a) with respect to REGENX, the Trademarks, names and logos identified on Schedule 1.44(a) and such other Trademarks, names and logos as REGENX may designate in writing from time to time, and (b) with respect to Nippon Shinyaku, the Trademarks, names and logos identified on Schedule 1.44(b) and such other Trademarks, names and logos as Nippon Shinyaku may designate in writing from time to time.
1.45.
“Cost of Goods” means, with respect to a Licensed Product:
1.45.1.
to the extent such Licensed Product is Manufactured by a Third Party for REGENX, [****]
1.45.2.
to the extent such Licensed Product is Manufactured directly by REGENX or any of its Affiliates, [****].
1.46.
“Cover” means, with respect to any particular subject matter at issue and any relevant Patent or individual claim in such Patent, as applicable, that the Development, Manufacture, Commercialization, use, sale, offer for sale, importation, or other Exploitation of such subject matter would, but for ownership of or a license under such Patent or such individual claim, infringe such Patent or such individual claim.
1.47.
“Detail” means, with respect to a Licensed Product for use in the Licensed Field in the Territory, a direct contact between a sales representative and a physician or other medical professional licensed to prescribe drugs, during which a detail is made to such person, in each case as measured by each Party’s internal recording of such activity in accordance with the applicable Commercialization Plan; provided that such meeting is consistent with and in accordance with the requirements of Applicable Law and this Agreement. When used as a verb, “Detail” means to engage in a Detail.
1.48.
“Development” means all activities related to research, pre-clinical and other non-clinical testing, test method development and stability testing, toxicology, formulation, Clinical Trials, including Manufacturing in support thereof, statistical analysis and report writing, the preparation and submission of INDs and BLAs, regulatory affairs with respect to the foregoing and all other activities necessary or reasonably useful or otherwise requested or required by a Regulatory Authority as a condition or in support of obtaining or maintaining a Regulatory Approval, excluding Process Development (other than Process Development included by way of reference to Manufacturing in support in Clinical Trials). When used as a verb, “Develop” means to engage in Development.
1.49.
“Development Plans” means the written plans, on a country-by-country basis, for conducting Development activities with respect to a 111 Licensed Product and a 121 Licensed Product for use in the Licensed Field in the Territory as further described in Section 3.2.
1.50.
“Development Records” has the meaning set forth in Section 3.5.1.
1.51.
“Dispute” has the meaning set forth in Section 14.5.1.
1.52.
“DOJ” means the United States Department of Justice, or any successor

United States governmental agency performing similar functions.

1.53.
“Dollars” or “$” means United States Dollars.
1.54.
“Domain Antibody” means a polypeptide that is capable of binding to a target, where such polypeptide comprises at least one binding domain, wherein the binding domain is a single variable domain of an antibody or functional fragment thereof.
1.55.
“Early Access Program” means any program to provide patients with a Licensed Product prior to Regulatory Approval and prior to First Commercial Sale (a) with respect to Nippon Shinyaku, in any country in the Territory and (b) with respect to REGENX, in any country outside of the Territory. Early Access Programs include treatment INDs / protocols, named patient programs, post-trial access programs, early access programs, managed access programs or compassionate use programs. For clarity, an Early Access Program with respect to any of the Licensed Products may continue to be performed following Regulatory Approval of such Licensed Product and costs may continue to be incurred in accordance with the performance of such Early Access Program after Regulatory Approval.
1.56.
“Effective Date” has the meaning set forth in Section 2.1.

1.57.
“Enforcing Party” has the meaning set forth in Section 9.9.6.
1.58.
“Execution Date” has the meaning set forth in the preamble hereto.
1.59.
“Existing In-Licensed Patents” has the meaning set forth in Section 9.2.1.
1.60.
“Exploit” means to make, have made, import, use, sell or offer for sale, including to research, Develop, have Developed, Commercialize, have Commercialized, register, Manufacture, have Manufactured, hold or keep (whether for disposal or otherwise), have used, export, transport, distribute, promote, market or have sold or otherwise dispose of. “Exploitation” means the act of Exploiting a compound, product or process.
1.61.
“European Union” means the economic, scientific and political organization of member states as it may be constituted from time to time and for the purposes of this Agreement shall include the United Kingdom.
1.62.
“FDA” means the United States Food and Drug Administration and any successor agency thereto in the United States with responsibilities comparable to those of the United States Food and Drug Administration.
1.63.
“FFDCA” means the United States Federal Food, Drug, and Cosmetic Act, as amended from time to time, together with any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions and modifications thereto).
1.64.
“First Commercial Sale” means, with respect to a Licensed Product in the Licensed Field in a country in the Territory, the first Commercial Sale of such Licensed Product in such country after Regulatory Approval for such Licensed Product has been obtained. Sales prior to receipt of Regulatory Approval for a Licensed Product in the Licensed Field, such as so-called “treatment IND sales,” “named patient sales,” and “compassionate use sales,” shall not be construed as a First Commercial Sale.
1.65.
“FTC” means the United States Federal Trade Commission, or any successor United States governmental agency performing similar functions.

1.66.
“FTE” means the equivalent of the work of one (1) employee full time for [****] of work directly related to the Development or Manufacture of a Licensed Product for use in the Licensed Field. No additional payment shall be made with respect to any person who works more than [****] and any person who devotes less than [****] (or such other number as may be agreed by the Parties, as applicable) shall be treated as an FTE on a pro rata basis based upon the actual number of hours worked divided by [****].
1.67.
“FTE Costs” means, with respect to a Party for any period, the applicable FTE Rate multiplied by the applicable number of FTEs of such Party performing Development or Manufacturing activities during such period in accordance with the applicable Development Plan including the Budget therefor.
1.68.
“FTE Rate” means [****], which represents the fully burdened rate for such FTE and includes all Included FTE Costs and Expenses for such FTE. [****]
1.69.
“Full Approval” means, with respect to a Licensed Product, (a) a further

Regulatory Approval for such Licensed Product that was previously granted Accelerated Approval following the completion of all requirements of such Accelerated Approval, or (b) a Regulatory Approval that is granted, in the first instance, without any additional Confirmatory Study requirements.
1.70.
“GDP” means current good distribution practice standards regarding the distribution of pharmaceutical products promulgated or endorsed by a Regulatory Authority and all Applicable Laws with respect thereto.
1.71.
“GMP” means current good manufacturing practices as specified in 21

C.F.R. Parts 11, 210 and 211, or equivalent laws, rules or regulations of an applicable Regulatory Authority at the time of manufacture.

1.72.
“Governmental Authority” means any supranational, national, state, municipal, local or foreign government, any court, tribunal, arbitrator, administrative agency, commission or other governmental official, authority or instrumentality, in each case whether domestic or foreign, any stock exchange or similar self-regulatory organization or any quasi- governmental or private body exercising any regulatory, taxing or other governmental or quasi- governmental authority.
1.73.
“GSK Agreement” means that certain License Agreement entered into between REGENX and SmithKline Beecham Corporation, effective on March 6, 2009, as amended by that certain Amendment to License Agreement dated April 15, 2009, and as further amended from time to time.
1.74.
“GSK” means SmithKline Beecham Corporation (or any successor thereto under the GSK Agreement).

1.75.
“GSK Patents” means Patents that are licensed to REGENX pursuant to the GSK Agreement and which are set forth on Schedule 1.75 (GSK Patents), and any re- examination certificates thereof, and their foreign counterparts and extensions, continuations, divisionals, continuations-in-part, continuing, and re-issue applications; provided, however, that with respect to a GSK Patent that is jointly owned by REGENX or its Affiliate, on one hand, and GSK, on the other hand, only GSK’s interest in such Patent shall be a “GSK Patent” and, for clarity, REGENX’s interest in such Patent shall be a “REGENX Patent,” subject to any obligations of REGENX to the REGENX Licensors.
1.76.
“HSR Act” means the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended.
1.77.
“Included FTE Costs and Expenses” means the sum of all costs and expenses for the employee performing any Development or Manufacturing, as applicable, activities hereunder, [****] to the extent required for the performance of the applicable Development or Manufacturing activities.
1.78.
“IND” means an application filed with a Regulatory Authority for authorization to commence Clinical Trials, including (a) an Investigational New Drug Application as defined in the FFDCA or any successor application or procedure filed with the FDA, (b) any equivalent of a United States IND in other countries or regulatory jurisdictions, (i.e., clinical trial application (CTA)) and (c) all supplements, amendments, variations, extensions and renewals thereof that may be filed with respect to the foregoing.
1.79.
“Indemnified Party” has the meaning set forth in Section 12.3.
1.80.
“Indemnifying Party” has the meaning set forth in Section 12.3.
1.81.
“Information” means all technical, scientific and other know-how and information, trade secrets, knowledge, technology, means, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, apparatuses, specifications, data, results and other material, including: biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, pre-clinical, clinical, safety, manufacturing and quality control data and information, including study designs and protocols, assays and biological methodology, in each case (whether or not confidential, proprietary, patented or patentable) in written, electronic or any other form now known or hereafter developed.
1.82.
“Infringement” means any infringement of a REGENX Patent, Joint Patent or Nippon Shinyaku Patent related to the Development, Commercialization, Manufacture, having Manufactured or other Exploitation of a Licensed Compound or a Licensed Product in the Licensed Field in the Territory.
1.83.
“Invoiced Sales” has the meaning set forth in the definition of “Net Sales.”
1.84.
“Joint Know-How” means any and all Collaboration Know-How developed or invented jointly by or on behalf of REGENX or any of its Affiliates on the one hand, and Nippon Shinyaku or any of its Affiliates on the other hand, but excluding REGENX NAV Platform Collaboration Know-How.
1.85.
“Joint Patents” means any Collaboration Patents that claim inventions made jointly by or on behalf of REGENX or any of its Affiliates on one hand, and Nippon Shinyaku or any of its Affiliates on the other hand, but excluding REGENX NAV Platform Collaboration Patents.
1.86.
“Joint Steering Committee” or “JSC” has the meaning set forth in Section

7.1.

1.87.
“Joint Technology” means the Joint Know-How and Joint Patents.
1.88.
“Knowledge” means, with respect to REGENX, [****].
1.89.
“Lead Regulatory Party” means, with respect to a particular Regulatory Approval, the Party responsible for the day-to-day implementation and operational management for the preparation, obtaining and maintenance of such Regulatory Approval and all Regulatory Documentation relating thereto.
1.90.
“Legal Dispute” means (a) any dispute, controversy or claim related to compliance with this Agreement or the validity, breach, termination or interpretation of this Agreement, (b) any dispute, controversy or claim with respect to any intellectual property (including trade secrets, Patents and copyrights) that is subject to resolution pursuant to Article 9, and (c) any disputed matters specifically identified as a “Legal Dispute” hereunder.

1.91.
“Licensed Back Improvements” means any [****]. For clarity, Licensed Back Improvements shall not include any Information or Patents directed to a Licensed Compound or Licensed Product, or Exploitation thereof.
1.92.
“Licensed Compounds” means, collectively, (a) RGX-121, (b) RGX-111,

[****].

1.93.
“Licensed Field” means the treatment, management, or prophylaxis of all human diseases.
1.94.
“Licensed Product” means any pharmaceutical product that consists of or contains, alone or in combination with one or more other active ingredients, any Licensed Compound as an active ingredient, in any and all forms, presentations, dosages, formulations or modes of administration.
1.95.
“Losses” has the meaning set forth in Section 12.1.
1.96.
“Manufacture” and “Manufacturing” means all activities related to the production, making, manufacture, processing, filling, finishing, packaging, labeling, shipping and holding of a product or any intermediate thereof, including process development (including, with respect to Licensed Products for use in the Licensed Field, Process Development), process qualification and validation, scale-up, pre-clinical, clinical and commercial manufacture and analytic development, product characterization, stability testing, quality assurance and quality control, excluding final (commercial and secondary) packaging and labeling.
1.97.
“Manufacturing Information” means all Information with respect to the Manufacture of a Licensed Compound or Licensed Product for use in the Licensed Field, including the [****] and the CMC Data.
1.98.
“Manufacturing Process” has the meaning set forth in [****].
1.99.
“Manufacturing Technical Transfer” means the activities set forth in Section 5.2.3 with respect to REGENX’s transfer of the Manufacture and supply of a Licensed Compound and Licensed Product for use in the Licensed Field to Nippon Shinyaku or its designee.
1.100.
“Marketing Authorization” [****].
1.101.
“Markings” has the meaning set forth in Section 4.8.
1.102.
“MPS I” means Mucopolysaccharidosis Type I.
1.103.
“MPS II” means Mucopolysaccharidosis Type II.
1.104.
“NAV Platform Patents” means (a) the REGENX Patents related to Manufacturing of Licensed Products which are set forth on Schedule 1.104, and (b) any re- examination certificates thereof, and their foreign counterparts and extensions, continuations, divisionals, continuations-in-part, continuing, and re-issue applications.
1.105.
“Negotiation Period” has the meaning set forth in Section 6.2.
1.106.
“Net Sales” means, for any period, the total amount billed or invoiced on

Commercial Sales of a Licensed Product in the Licensed Field (including fees for services within the definition of “Licensed Product”) during such period by Nippon Shinyaku, its Affiliates or any Sublicensees (each, a “Selling Party”) to Third Parties, in bona fide arm’s length transactions, less the following deductions, in each case taken in accordance with the standard internal policies and procedures of the applicable Selling Party, which shall be in accordance with Accounting Standards, related specifically to such Licensed Product (“Invoiced Sales”) and actually allowed and taken by such Third Parties and not otherwise recovered by or reimbursed to Nippon Shinyaku, its Affiliates, or Sublicensees:
(a)
[****];
(b)
[****];
(c)
[****];
(d)
[****];
(e)
[****];
(f)
[****];
(g)
[****];
(h)
[****];
(i)
[****]; and
(j)
[****] (each deduction specified in (a) – (i) a “Permitted Deduction”).

[****]

In the event a Licensed Product is a Combination Product, the Net Sales for such Combination Product shall be calculated as follows:

(i)
If the Selling Party separately sells in such country or other jurisdiction in the Territory, (A) a product containing as its sole active ingredient a Licensed Compound contained in such Combination Product (the “Mono Product”) and (B) products containing as their sole active ingredients the other active ingredients in such Combination Product, the Net Sales attributable to such Combination Product shall be calculated [****].
(ii)
If the Selling Party separately sells in such country or other jurisdiction in the Territory the Mono Product but does not separately sell in such country or other jurisdiction in the Territory products containing as their sole active ingredients the other active ingredients in such Combination Product, the Net Sales attributable to such Combination Product shall be calculated [****].
(iii)
If the Selling Party does not separately sell in such country or other jurisdiction in the Territory the Mono Product but does separately sell products containing as their sole active ingredients the other active ingredients contained in such Combination Product, the Net Sales attributable to such Combination Product shall be calculated [****].

If the Selling Party does not separately sell in such country or other jurisdiction in the Territory both the Mono Product and the other active ingredient or ingredients in such Combination Product, the Net Sales attributable to such Combination Product shall be determined by [****].

1.107.
“Non-Breaching Party” has the meaning set forth in Section 13.2.1.
1.108.
“Notice Period” has the meaning set forth in Section 13.2.1.
1.109.
“Nippon Shinyaku” has the meaning set forth in the preamble hereto.
1.110.
“Nippon Shinyaku Collaboration Know-How” means any Collaboration Know-How developed or invented solely by or on behalf of Nippon Shinyaku or any of its Affiliates, but excluding any REGENX NAV Platform Collaboration Know-How.
1.111.
“Nippon Shinyaku Collaboration Patents” means any Collaboration Patent that claims an invention made solely by or on behalf of Nippon Shinyaku or any of its Affiliates, but excluding any REGENX NAV Platform Collaboration Patents.
1.112.
“Nippon Shinyaku Indemnitees” has the meaning set forth in Section 12.2.
1.113.
“Nippon Shinyaku Know-How” means all Information that is Controlled by Nippon Shinyaku or any of its Affiliates as of the Execution Date or at any time during the Term that is necessary for the performance of REGENX’s obligations hereunder, but excluding (a) any Information to the extent published in Nippon Shinyaku Patents or Joint Patents or otherwise generally known or (b) any Joint Know-How. Nippon Shinyaku Know-How includes Nippon Shinyaku Collaboration Know-How but excludes REGENX NAV Platform Collaboration Know- How.
1.114.
“Nippon Shinyaku Patents” means any Patents Controlled by Nippon Shinyaku or any of its Affiliates as of the Execution Date or at any time during the Term that are necessary (or, with respect to patent applications, would be necessary if such patent applications were to issue as patents) for the performance of REGENX’s obligations under this Agreement, but excluding any Joint Patents. Nippon Shinyaku Patents include Nippon Shinyaku Collaboration Patents but exclude REGENX NAV Platform Collaboration Patents.
1.115.
“Nippon Shinyaku Product Trademarks” means the Trademark(s) used or to be used by Nippon Shinyaku or its Affiliates or its or their Sublicensees for the Commercialization of a Licensed Product for use in the Licensed Field in the Territory and any registrations thereof or any pending applications relating thereto in the Territory (excluding, in any event, any Corporate Names and any Trademarks that consist of or include any corporate name or corporate logo of the Parties or their Affiliates or its or their (sub)licensees (or Sublicensees)).
1.116.
“Nippon Shinyaku Terminated Product Technology” has the meaning set forth in Section 13.5.2(a).

1.117.
“NS Pharma” means NS Pharma, Inc., Nippon Shinyaku’s subsidiary organized and existing under the laws of the State of Delaware, having its principal office and place of business at 140 East Ridgewood Ave, Suite 280S Paramus, NJ 07652, U.S.
1.118.
“Out-of-Pocket Costs” means costs and expenses paid to Third Parties (or payable to Third Parties and accrued in accordance with the Accounting Standards consistently applied) by either Party (or its Affiliate) directly incurred in, to the extent reasonably allocable to, the conduct of any applicable activities under this Agreement; [****].
1.119.
“Party” and “Parties” have the meaning set forth in the preamble hereto.
1.120.
“Patents” means: (a) all national, regional and international patents and patent applications, including provisional patent applications; (b) all patent applications filed either from such patents, patent applications or provisional applications or from an application claiming priority from either of these, including divisionals, continuations, continuations-in-part, provisionals, converted provisionals and continued prosecution applications; (c) any and all patents that have issued or in the future issue from the foregoing patent applications ((a) and (b)), including utility models, petty patents, innovation patents and design patents and certificates of invention; (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications ((a), (b) and (c)); and (e) any similar rights, including so-called pipeline protection or any importation, revalidation, confirmation or introduction patent or registration patent or patent of addition to any of such foregoing patent applications and patents.
1.121.
“Payment” has the meaning set forth in Section 8.8.
1.122.
“Penn” means The Trustees of the University of Pennsylvania (or any successor thereto under the Penn Agreement).

1.123.
“Penn Agreement” means that certain License Agreement entered into between REGENX and The Trustees of the University of Pennsylvania, effective on February 24, 2009, as amended by that letter agreement dated March 6, 2009, by that certain Second Amendment to License Agreement effective on September 9, 2014, by that certain Third Amendment to License Agreement effective on April 29, 2016, by that certain Fourth Amendment to License Agreement effective on April 4, 2019, by that certain Fifth Amendment to the License Agreement effective on September 11, 2020, by that certain Confidential Letter Agreement effective on March 21, 2022, and as further amended from time to time.
1.124.
“Penn Patents” means any Patents that are licensed to REGENX pursuant to the Penn Agreement and which are set forth on Schedule 1.124 (Penn Patents), and any re- examination certificates thereof, and their foreign counterparts and extensions, continuations, divisionals, continuations-in-part, continuing, and re-issue applications; provided, however, that with respect to a Penn Patent that is jointly owned by REGENX or its Affiliate, on one hand, and Penn, on the other hand, only Penn’s interest in such Patent shall be a “Penn Patent” and, for clarity, REGENX’s interest in such Patent shall be a “REGENX Patent,” subject to any obligations of REGENX to the REGENX Licensors.
1.125.
“Permitted Deduction” has the meaning set forth in the definition of “Net

Sales.”

1.126.
“Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government Professionals.

1.127.
“PhRMA Code” means the PhRMA Code on Interactions with Healthcare

1.128.
“PHSA” means the Public Health Service Act as set forth at 42 U.S.C.

Chapter 6A, as may be amended from time to time, together with any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions and modifications thereto).

1.129.
“Pivotal Clinical Trial” means a Clinical Trial of a Licensed Product that either (a) would satisfy the requirements of 21 C.F.R. 312.21(c) or corresponding foreign regulations; or (b) is intended to obtain sufficient data to support the filing of a BLA for such Licensed Product. Pivotal Clinical Trial may include (i) a Clinical Trial that is designed to satisfy the requirements of both 21 C.F.R. 312.21(b) and 21 C.F.R. 312.21(c) or corresponding foreign regulations, or (ii) a Clinical Trial that is designed to satisfy the requirements of 21 C.F.R. 312.21(b) that is subsequently optimized or expanded to satisfy the requirements of 21 C.F.R. 312.21(c) or to provide sufficient data to support the filing of a BLA for such Licensed Product, as supported by a Regulatory Authority’s formal meeting minutes or comparable documents, in which case such Pivotal Clinical Trial shall be deemed to have been initiated upon the first dosing of the first human subject under the optimized or expanded protocol for such Clinical Trial.
1.130.
“PMDA” means the Pharmaceuticals and Medical Devices Agency of Japan and any successor agency thereto in Japan with responsibilities comparable to those of the Pharmaceuticals and Medical Devices Agency of Japan.
1.131.
“Post-Termination Period” has the meaning set forth in Section 13.5.1(a).
1.132.
“Process Development” means, with respect to a product, all process development, process improvements, manufacturing scale-up, qualification and validation and quality assurance/quality control with respect to such product.
1.133.
“Product Information” has the meaning set forth in Section 10.1.
1.134.
“Product Labeling” means, with respect to a Licensed Product in the Licensed Field in a country in the Territory, (a) the Regulatory Authority-approved full prescribing information for such Licensed Product in such country, including any required patient information, and (b) all labels and other written, printed, or graphic matter upon a container, wrapper, or any package insert utilized with or for such Licensed Product in such country.
1.135.
“Product Trademarks” means the Trademark(s), names and logos identified on Schedule 1.135 used or to be used by Nippon Shinyaku or its Affiliates or its or their Sublicensees for the Commercialization of a Licensed Product for use in the Licensed Field in the Territory and any registrations thereof or any pending applications relating thereto in the Territory (excluding, in any event, any Corporate Names and any Trademarks that consist of or include any corporate name or corporate logo of the Parties or their Affiliates or its or their (sub)licensees (or Sublicensees)).

1.136.
“Product Warranty” means, with respect to a Licensed Product at a specified time, that such Licensed Product at such time is (a) in conformity with the applicable specifications for such Licensed Product as mutually agreed upon by the Parties; (b) Manufactured in conformance with GMP, all other Applicable Law, this Agreement and the relevant Quality Agreement (as applicable); (c) Manufactured in facilities that are in compliance with Applicable Law at the time of such Manufacture (including applicable inspection requirements of FDA and other Regulatory Authorities); (d) not adulterated or misbranded under the FFDCA, and similar provisions of the laws of other countries as to which any Regulatory Approval has been granted or such Licensed Product will be used; and (e) able to be introduced into interstate commerce pursuant to the FFDCA, and similar provisions of the laws of other countries as to which any Regulatory Approval has been granted or such Licensed Product will be used.
1.137.
“Promotion” means, with respect to a Licensed Product for use in the Licensed Field, Detailing, activities with respect to product sampling, detail aids, coupons, discount cards, journal advertising, direct mail programs, direct-to-consumer advertising, convention exhibits and other forms of marketing, advertising, public relations and other similar promotional activities undertaken by a Party with respect to a Licensed Product for use in the Licensed Field. When used as a verb, “Promote” means to engage in Promotion.
1.138.
“Promotional Materials” means, with respect to a Licensed Product in the Licensed Field in a country in the Territory, promotional, advertising, communication and educational materials relating to such Licensed Product for use in connection with the marketing, promotion and sale of such Licensed Product in such country, and the content thereof, and shall include promotional literature, product support and training materials and promotional giveaways.
1.139.
“Prosecute” or “Prosecution” means preparation, filing, and prosecuting Patent applications and maintaining Patents, including any reexaminations, reissues, oppositions, post-grant review, inter partes review, interferences, and applications for extension of Patent term (including but not limited to, applications for Patent term extension, supplementary protection certificate, and patent supplementary protection).
1.140.
“Prosecuting Party” means the Party controlling Prosecution of a Patent under this Agreement.

1.141.
“Recalling Party” has the meaning set forth in Section 3.8.
1.142.
“REGENX” has the meaning set forth in the preamble hereto.
1.143.
“REGENX Collaboration Know-How” means any Collaboration Know- How developed or invented solely by or on behalf of REGENX or any of its Affiliates.
1.144.
“REGENX Collaboration Patents” means any Collaboration Patent that claims any REGENX Collaboration Know-How.

1.145.
“REGENX Competitor” [****].
1.146.
“REGENX Existing Patents” [****].
1.147.
“REGENX Indemnitees” has the meaning set forth in Section 12.1.

1.148.
“REGENX Know-How” means all Information Controlled exclusively by REGENX or any of its Affiliates as of the Execution Date or at any time during the Term that is necessary or reasonably useful for the performance of Nippon Shinyaku’s obligations, Exploitation of any Licensed Compound or Licensed Product for use in the Licensed Field or exercise of Nippon Shinyaku’s rights hereunder, but excluding (a) any Information to the extent published in REGENX Patents, REGENX Licensor Patents, or Joint Patents or otherwise generally known or (b) any Joint Know-How. For clarity, REGENX Know-How includes REGENX Collaboration Know-How.
1.149.
“REGENX Licensors” means, as applicable, (a) Penn, (b) UM, and, (c) solely if a 121 Licensed Product or 111 Licensed Product is Commercialized in the United States prior to January 16, 2026, GSK.
1.150.
“REGENX Licensor Agreements” means, collectively, the Penn Agreement, UM Agreement and GSK License Agreement.
1.151.
“REGENX Licensor Patents” means, collectively, (a) the Penn Patents, (b) the UM Patents and (c) solely if a 121 Licensed Product or 111 Licensed Product is Commercialized in the United States prior to January 16, 2026, the GSK Patents.
1.152.
“REGENX NAV Platform” means the REGENX proprietary gene delivery platform and processes (including with respect to manufacturing) that utilize recombinant AAV9 for gene therapy applications. For clarity, the REGENX NAV Platform shall not include any Licensed Compound, Licensed Product or Exploitation in each case thereof.
1.153.
“REGENX NAV Platform Collaboration Know-How” means any Collaboration Know-How that solely and specifically relates to the REGENX NAV Platform (including the process for Manufacture of any products generated using the REGENX NAV Platform), but excluding any Information that is directed to a Licensed Compound or Licensed Product for use in the Licensed Field or the Exploitation thereof.
1.154.
“REGENX NAV Platform Collaboration Patents” means any Collaboration Patents that solely and specifically claim inventions directed to the REGENX NAV Platform Know- How, but excluding any Collaboration Patents that claim any Licensed Compound or Licensed Product, or the Exploitation thereof.
1.155.
“REGENX Patents” means any Patents Controlled by REGENX or any of its Affiliates as of the Execution Date or at any time during the Term that (a) Cover REGENX Know-How (without regard to the exclusion with respect to REGENX Patents in clause (a) thereof), or (b) are necessary or reasonably useful (or, with respect to patent applications, would be necessary or reasonably useful if such patent applications were to issue as Patents) for the performance of Nippon Shinyaku’s obligations, Exploitation of any Licensed Compound or Licensed Product for use in the Licensed Field in the Territory or exercise of Nippon Shinyaku’s rights hereunder, but, in each case ((a) and (b)), excluding any Nippon Shinyaku Collaboration Patents and Joint Patents. For clarity, REGENX Patents include REGENX Collaboration Patents and REGENX Licensor Patents.

1.156.
“REGENX Technology” means the REGENX Patents and the REGENX Know-How.

1.157.
“Regulatory Approval” means, with respect to a country in the Territory,

any and all approvals (including BLAs), licenses, registrations or authorizations of any Regulatory Authority necessary to commercially distribute, sell or market a Licensed Product for use in the Licensed Field in such country, including, where applicable, (a) pricing or reimbursement approval in such country, (b) pre- and post-approval Marketing Authorizations (including any prerequisite Manufacturing approval or authorization related thereto) and (c) labeling approval.

1.158.
“Regulatory Authority” means any applicable supra-national, federal, national, regional, state, provincial or local regulatory agencies, departments, bureaus, commissions, councils or other Governmental Authorities regulating or otherwise exercising authority with respect to the Exploitation of a Licensed Product for use in the Licensed Field in the Territory, including the FDA and PMDA.
1.159.
“Regulatory Documentation” means: all (a) applications (including all INDs and BLAs), registrations, licenses, authorizations and approvals (including Regulatory Approvals); (b) correspondence and reports submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority) and all supporting documents with respect thereto, including all adverse event files and complaint files; and (c) clinical and other data contained or relied upon in any of the foregoing; in each case ((a), (b) and (c)), relating to a Licensed Compound or Licensed Product for use in the Licensed Field.
1.160.
“Regulatory Exclusivity Period” means, with respect to a Licensed Product in the Licensed Field in any country in the Territory, any period of data, market or other regulatory exclusivity (other than Patent exclusivity) granted or afforded by Applicable Law or by a Regulatory Authority in such country that effectively confers exclusive marketing rights with respect to such Licensed Product in such country or prevents another party from using or otherwise relying on any data supporting the approval of the BLA for such Licensed Product without the prior written consent of the BLA-holder.
1.161.
“Representatives” has the meaning set forth in Section 11.5.
1.162.
“Retained Rights” [****].
1.163.
“RGX-111” means REGENX’s recombinant AAV9 capsid containing a human α-L-iduronidate (hIDUA) expression cassette for the treatment of MPS I.

1.164.
“RGX-121” means REGENX’s recombinant AAV9 capsid containing a human iduronate-2-sulfate (hIDS) expression cassette for the treatment of MPS II.
1.165.
“Right of Reference” means a “Right of Reference or Use” as that term is defined in 21 C.F.R. § 314.3(b), and any foreign equivalents.

1.166.
“ROFR Period” [****].
1.167.
“Royalty Term” means, on a country-by-country and Licensed Product-by- Licensed Product basis, the period beginning on the date of the First Commercial Sale of such Licensed Product in the Licensed Field in such country and ending on the latest to occur of: [****].
1.168.
“Selling Party” has the meaning set forth in Section 1.106.

1.169.
“Senior Officer” means, with respect to REGENX, [****] and with respect to Nippon Shinyaku, [****].
1.170.
“Sublicensee” means (a) any Third Party or Affiliate to whom Nippon Shinyaku grants a sublicense of some of all of the rights granted to Nippon Shinyaku under this Agreement as permitted by this Agreement; and (b) any other Third Party or Affiliate to whom a Sublicensee described in clause (a) has granted further sublicenses as permitted by this Agreement.
1.171.
[****].
1.172.
“Term” has the meaning set forth in Section 13.1.
1.173.
“Terminated Product(s)” means all Licensed Products that are Mono Products and are being Developed or Commercialized under this Agreement as of the effective date of termination of this Agreement, in the form and formulation in which such Licensed Products exist as of such effective date of termination.
1.174.
“Terminated Product Agreement” means, with respect to a Terminated Product for use in the Licensed Field in a terminated country(ies) in the Territory, any agreement entered into by and between Nippon Shinyaku or any of its Affiliates, on the one hand and one (1) or more Third Parties, on the other hand, that pertains solely to the Terminated Products and is necessary or reasonably useful for the Exploitation of such Terminated Product solely in such terminated country(ies).
1.175.
“Termination Notice” has the meaning set forth in Section 13.2.1.
1.176.
“Territory” means the United States and the Asia Territory.
1.177.
“Third Party” means any Person other than REGENX, Nippon Shinyaku and their respective Affiliates.
1.178.
“Third Party Claims” has the meaning set forth in Section 12.1.
1.179.
“Third Party License Agreement” means any other agreement with a Third Party (a “Third Party Licensor”) that a Party enters into in accordance with Section 9.12 (except to the extent that Nippon Shinyaku does not take a sublicense under such agreement as described under Section 9.12), as such agreement is amended from time to time in accordance with this Agreement.
1.180.
“Third Party Licensor” has the meaning set forth in Section 1.179.
1.181.
“Third Party Patent Right” has the meaning set forth in Section 9.12.
1.182.
[****].
1.183.
“Trademark” means any word, name, symbol, color, shape, designation, design or any combination thereof, including any trademark, service mark, trade name, brand name, sub-brand name, trade dress, product configuration rights, program name, delivery form name, certification mark, collective mark, logo, tagline, slogan, design or business symbol, that functions as an identifier of source, origin or quality, whether or not registered, and all statutory and common law rights therein and all registrations and applications therefor, together with all goodwill associated with, or symbolized by, any of the foregoing.
1.184.
“Transparency Laws” has the meaning set forth in Section 14.2.
1.185.
“UM Agreement” means the Exclusive Patent License Agreement between UM and REGENX, dated November 10, 2014, as amended by that certain First Amendment effective on November 28, 2016 and by that certain Second Amendment effective on September 16, 2021, and as further amended from time to time.
1.186.
“UM” means the Regents of the University of Minnesota (or any successor thereto under the UM Agreement).
1.187.
“UM Patents” [****].
1.188.
“UM Technology” means, collectively, (a) the UM Patents and (b) the inventions claimed in the UM Patents.
1.189.
“United States” or “U.S.” means the United States of America and its territories and possessions (including the District of Columbia and Puerto Rico).

1.190.
“Valid Claim” means (a) a claim of an issued and unexpired Patent (including any Patent claim the term of which is extended by any extension, supplementary protection certificate, patent term restoration, or the like) included within the REGENX Patents (including, for clarity, the REGENX Licensor Patents), the Nippon Shinyaku Patents or the Joint Patents or (b) a claim of a pending Patent application included within the REGENX Patents, the Nippon Shinyaku Patents or the Joint Patents, that has not lapsed, been abandoned, been held revoked, or been deemed unenforceable or invalid by a non-appealable decision or an appealable decision from which no appeal was taken within the time allowed for such appeal of a court or other governmental agency of competent jurisdiction.
1.191.
“VAT” has the meaning set forth in Section 8.8.3.